FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-05

Dated June 3, 2014	JPMCC 2014-C20

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2014-C20

$878,008,421 (Approximate Mortgage Pool Balance)

$627,643,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C20

JPMorgan Chase Bank, National Association Redwood Commercial Mortgage Corporation Mortgage Loan Sellers
J.P. Morgan Sole Bookrunner and Lead Manager
Barclays Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 3, 2014	JPMCC 2014-C20

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”) and Barclays Capital Inc. (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / DBRS / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA	$33,437,000	30.000%	2.59	7/14-3/19	45.4%	14.1%
A-2	Aaa(sf) / AAA(sf) / AAA	$106,744,000	30.000%	4.86	3/19-6/19	45.4%	14.1%
A-3A1	Aaa(sf) / AAA(sf) / AAA	$73,542,000	30.000%	6.85	4/21-5/21	45.4%	14.1%
A-4A1	Aaa(sf) / AAA(sf) / AAA	$55,000,000	30.000%	9.81	4/24-4/24	45.4%	14.1%
A-5	Aaa(sf) / AAA(sf) / AAA	$161,532,000	30.000%	9.87	4/24-5/24	45.4%	14.1%
A-SB	Aaa(sf) / AAA(sf) / AAA	$55,809,000	30.000%	7.35	3/19-4/24	45.4%	14.1%
X-A	Aaa(sf) / AAA(sf) / AAA	$651,921,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	Aa3(sf) / AAA(sf) / AAA	$69,143,000(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aaa(sf) / AAA(sf) / AAA	$37,315,000	25.750%	9.94	5/24-6/24	48.1%	13.3%
B(7)(8)	Aa3(sf) / AA(low)(sf) / AA	$69,143,000	17.875%	9.98	6/24-6/24	53.2%	12.1%
C(7)(8)	A3(sf) / A(low)(sf) / A-	$35,121,000	13.875%	9.98	6/24-6/24	55.8%	11.5%
EC(7)(8)(9)	A1(sf) / A(low)(sf) / A-	$141,579,000	13.875%	9.97	5/24-6/24	55.8%	11.5%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / DBRS / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-3A2	Aaa(sf) / AAA(sf) / AAA	$73,542,000	30.000%	6.85	4/21-5/21	45.4%	14.1%
A-4A2	Aaa(sf) / AAA(sf) / AAA	$55,000,000	30.000%	9.81	4/24-4/24	45.4%	14.1%
X-C	NR / AAA(sf) / AAA	$65,850,421(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB(low)(sf) / BBB-	$55,973,000	7.500%	9.98	6/24-6/24	59.9%	10.7%
E	NR / BB(sf) / BB	$12,072,000	6.125%	9.98	6/24-6/24	60.8%	10.5%
F	NR / B(high)(sf) / B+	$9,878,000	5.000%	9.98	6/24-6/24	61.6%	10.4%
G	NR / B(sf) / B-	$9,878,000	3.875%	9.98	6/24-6/24	62.3%	10.3%
NR	NR / NR / NR	$34,022,421	0.000%	10.50	6/24-6/29	64.8%	9.9%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a June 23, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated June 3, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class R and Class Z Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Summary of Transaction Terms

Securities Offered:	$627,643,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Lead Manager and Sole Bookrunner:	J.P. Morgan Securities LLC

Co-Manager:	Barclays Capital Inc.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (88.6%) and Redwood Commercial Mortgage Corporation (“RCMC”) (11.4%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	Torchlight Loan Services, LLC (“Torchlight”). PNC

Directing Certificateholder:	Torchlight Investors LLC (or its affiliate).

Trustee:	Deutsche Bank Trust Company Americas.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), DBRS, Inc. (“DBRS”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Pricing Date:	On or about June 12, 2014.

Closing Date:	On or about June 23, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in June 2014, or with respect to any mortgage loan that has its first due date in July 2014, the date that would otherwise have been the related due date in June 2014.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2014.

Assumed Final Distribution Date:	The Distribution Date in June 2029, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in July 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3A1, Class A-4A1, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class A-3A2, Class A-4A2, Class X-C, Class D, Class E, Class F, Class G, Class NR, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and  to institutions that are non-U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	29	44	$777,873,136	88.6%
RCMC	8	10	100,135,285	11.4
Total:	37	54	$878,008,421	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$878,008,421
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	54
Average Cut-off Date Balance per Mortgage Loan:	$23,729,957
Weighted Average Current Mortgage Rate:	4.59184%
10 Largest Mortgage Loans as % of IPB:	58.3%
Weighted Average Remaining Term to Maturity(1):	106 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.63x
Weighted Average UW NOI Debt Yield(2):	9.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	64.8%
Weighted Average Maturity Date LTV(1)(2)(3):	57.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	19.5%
% of Mortgaged Properties with Single Tenants:	9.6%

Amortization
Weighted Average Original Amortization Term(4):	355 months
Weighted Average Remaining Amortization Term(4):	354 months
% of Mortgage Loans with Amortizing Balloon:	33.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	28.3%
% of Mortgage Loans with Interest-Only:	26.8%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	5.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	4.0%
% of Mortgage Loans with Fully Amortizing:	1.8%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	50.0%
% of Mortgage Loans with In-Place, Hard Lockboxes:	31.4%
% of Mortgage Loans with Springing Lockboxes:	15.5%
% of Mortgage Loans with No Lockbox:	1.7%
% of Mortgage Loans with Soft Lockboxes:	1.3%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	63.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	31.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	72.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	52.0%

(1)	In the case of the three mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 10 and 11, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 2, 3, 17, 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes five mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance for retail, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
1	The Outlets at Orange	JPMCB	1	$90,000,000	10.3%	787,697	Retail	2.64x	11.9%	51.4%	51.4%
2	Technology Corners Building Six	JPMCB	1	$60,000,000	6.8%	232,248	Office	1.48x	9.1%	68.6%	62.8%
3	Gumberg Retail Portfolio	JPMCB	3	$56,867,621	6.5%	1,151,792	Retail	1.49x	10.4%	69.1%	56.7%
4	Lincolnwood Town Center	JPMCB	1	$52,860,283	6.0%	421,992	Retail	1.52x	9.8%	59.3%	51.8%
5	160 Water Street	JPMCB	1	$50,600,000	5.8%	487,523	Office	1.32x	7.3%	60.4%	60.4%
6	200 West Monroe	JPMCB	1	$50,000,000	5.7%	535,538	Office	1.37x	9.6%	74.3%	68.1%
7	470 Vanderbilt Avenue	JPMCB	1	$42,000,000	4.8%	646,834	Office	1.80x	8.2%	69.8%	69.8%
8	U-Haul Portfolio	JPMCB	11	$39,955,400	4.6%	7,422	Self Storage	1.68x	10.8%	56.7%	46.3%
9	109 Prince Street	JPMCB	1	$35,000,000	4.0%	13,313	Mixed Use	1.25x	7.8%	47.9%	42.1%
10	55 Broadway	JPMCB	1	$35,000,000	4.0%	347,023	Office	1.43x	7.7%	66.9%	66.9%

	Top 3 Total / Weighted Average		5	$206,867,621	23.6%			1.99x	10.7%	61.3%	56.2%
	Top 5 Total / Weighted Average		7	$310,327,904	35.3%			1.80x	10.0%	60.8%	56.1%
	Top 10 Total / Weighted Average		22	$512,283,305	58.3%			1.69x	9.6%	62.1%	57.4%
(1)	In the case of Loan Nos.1, 2, 3, 5, 6, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(3)
In the case of Loan Nos. 2 and 3, the Cut-off Date LTV and the Maturity Date LTV are calculated based, at least in part, upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

Pari Passu Note Loan Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement		Master Servicer	Special Servicer	Voting Rights
1	The Outlets at Orange	$90,000,000	$125,000,000	$215,000,000	JPMBB 2014-C19		KeyBank	Midland	JPMBB 2014-C19
2	Technology Corners Building Six	$60,000,000	$60,000,000	$120,000,000	JPMCC 2014-C20		Wells Fargo	Torchlight	JPMCC 2014-C20
3	Gumberg Retail Portfolio(1)	$56,867,621	$64,849,042	$121,716,663	JPMBB 2014-C19		KeyBank	Midland	JPMBB 2014-C19
5	160 Water Street	$50,600,000	$49,000,000	$99,600,000	JPMCC 2014-C20		Wells Fargo	Torchlight	JPMCC 2014-C20
6	200 West Monroe	$50,000,000	$25,000,000	$75,000,000	JPMCC 2014-C20		Wells Fargo	Torchlight	JPMCC 2014-C20
7	470 Vanderbilt Avenue	$42,000,000	$100,000,000	$142,000,000	JPMBB 2014-C19		KeyBank	Midland	JPMBB 2014-C19
10	55 Broadway	$35,000,000	$70,000,000	$105,000,000	JPMCC 2014-C20		Wells Fargo	Torchlight	JPMCC 2014-C20
11	Westminster Mall	$29,926,839	$54,865,871	$84,792,710	JPMCC 2014-C20	(2)	Wells Fargo(2)	Torchlight(2)	JPMCC 2014-C20	(2)
(1)	The Gumberg Retail Portfolio Total Mortgage Loan Cut-off Date Balance excludes the Subordinate Companion Loan.
(2)	Upon securitization of the related pari passu Companion Loan, the pooling and servicing agreement for such future securitization will be the Controlling Pooling and Servicing Agreement.

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust UW NCF DSCR	Total Debt UW NCF DSCR	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(2)	Trust UW NOI Debt Yield	Total Debt UW NOI Debt Yield
2	Technology Corners Building Six(3)	$60,000,000	$20,000,000	$140,000,000	1.48x	1.22x	68.6%	80.0%	9.1%	7.8%
3	Gumberg Retail Portfolio(3)	$56,867,621	$16,491,639	$138,208,303	1.49x	1.21x	69.1%	78.4%	10.4%	9.2%
13	4th & Pike	$26,000,000	$3,500,000	$29,500,000	1.36x	1.11x	74.3%	84.3%	9.0%	8.0%
20	Providence at Zephyr Ridge	$15,200,000	$2,500,000	$17,700,000	1.35x	1.04x	72.0%	83.9%	8.3%	7.1%
22	Pinnacle at Encino Commons	$13,462,500	$1,962,500	$15,425,000	1.49x	1.14x	76.5%	87.7%	10.3%	9.0%
(1)	In the case of Loan Nos. 2, 13, 20 and 22, subordinate debt represents mezzanine loans and, in the case of Loan No. 3, subordinate debt represents a Subordinate Companion Loan.
(2)
In the case of Loan Nos. 2 and 3, the Trust Cut-off Date LTV and Total Debt Cut-off Date LTV are calculated based, at least in part, upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)	In the case of Loan Nos. 2 and 3, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV calculations include the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(3)(4)(5)
Office	CBD	7	$218,106,153	24.8%	89.5%	1.45x	8.5%	69.0%	65.0%
	Suburban	7	170,875,000	19.5	97.0%	1.49x	9.3%	70.6%	65.4%
	Medical	1	5,194,339	0.6	100.0%	1.61x	10.4%	63.3%	52.0%
	Subtotal	15	$394,175,492	44.9%	92.9%	1.47x	8.9%	69.6%	65.0%
Retail	Anchored	6	$100,765,403	11.5%	95.1%	1.52x	11.4%	67.0%	48.6%
	Regional Outlet Mall	1	90,000,000	10.3	98.7%	2.64x	11.9%	51.4%	51.4%
	Regional Mall	3	89,351,840	10.2	94.8%	1.62x	10.6%	56.8%	48.3%
	Subtotal	10	$280,117,243	31.9%	96.2%	1.91x	11.3%	58.7%	49.4%
Hotel	Limited Service	7	$30,745,285	3.5%	65.8%	1.66x	10.7%	67.1%	55.7%
	Full Service	2	24,250,000	2.8	68.2%	1.70x	10.5%	67.8%	62.1%
	Subtotal	9	$54,995,285	6.3%	66.8%	1.68x	10.6%	67.4%	58.5%
Multifamily	Student	2	$31,800,000	3.6%	98.1%	1.49x	9.4%	74.3%	66.2%
	Garden	1	15,200,000	1.7	98.6%	1.35x	8.3%	72.0%	65.7%
	High Rise	1	3,375,000	0.4	99.2%	1.40x	9.5%	75.8%	72.2%
	Subtotal	4	$50,375,000	5.7%	98.3%	1.44x	9.1%	73.7%	66.5%
Mixed Use	Retail/Office	1	$35,000,000	4.0%	100.0%	1.25x	7.8%	47.9%	42.1%
	Office/Industrial	1	14,840,000	1.7	94.4%	1.72x	11.8%	69.3%	56.5%
	Subtotal	2	$49,840,000	5.7%	98.3%	1.39x	9.0%	54.3%	46.4%
Self Storage	Self Storage	14	$48,505,400	5.5%	71.3%	1.62x	10.5%	59.4%	48.6%
	Total/Weighted Average:	54	$878,008,421	100.0%	91.7%	1.63x	9.9%	64.8%	57.7%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 2, 3, 17 and 37 the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan Nos. 8, 9 and 35, which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(3)(4)(5)
California	10	$224,235,915	25.5%	94.2%	2.01x	10.9%	57.9%	53.1%
New York	4	162,600,000	18.5	93.4%	1.45x	7.7%	61.5%	60.3%
Illinois	2	102,860,283	11.7	90.4%	1.45x	9.7%	66.6%	59.7%
Massachusetts	4	70,501,107	8.0	99.1%	1.36x	8.9%	72.4%	66.2%
Pennsylvania	3	70,302,903	8.0	97.9%	1.53x	10.4%	70.6%	59.6%
Florida	4	41,291,182	4.7	92.6%	1.39x	9.3%	71.0%	65.3%
Texas	4	35,313,680	4.0	86.8%	1.87x	10.8%	69.8%	63.3%
Washington	2	34,700,000	4.0	92.3%	1.37x	9.1%	72.9%	59.3%
Michigan	2	28,500,000	3.2	78.4%	1.67x	14.1%	56.6%	25.4%
Maryland	1	14,840,000	1.7	94.4%	1.72x	11.8%	69.3%	56.5%
Minnesota	2	14,830,787	1.7	92.3%	1.35x	8.6%	70.6%	61.3%
Indiana	2	11,806,650	1.3	92.0%	1.45x	10.2%	71.9%	58.3%
North Carolina	1	11,750,000	1.3	71.3%	1.75x	10.6%	73.4%	67.1%
Louisiana	4	11,500,000	1.3	70.6%	1.67x	10.5%	64.2%	52.5%
Tennessee	2	9,181,153	1.0	83.3%	1.41x	11.0%	79.6%	68.8%
Utah	1	8,250,000	0.9	65.8%	1.62x	10.0%	68.8%	63.0%
Ohio	1	6,564,718	0.7	95.8%	1.49x	10.4%	69.1%	56.7%
Virginia	1	6,500,000	0.7	65.6%	1.57x	11.0%	72.2%	54.0%
Missouri	1	4,662,313	0.5	81.6%	1.68x	10.8%	56.7%	46.3%
Rhode Island	1	3,965,516	0.5	65.3%	1.68x	10.8%	56.7%	46.3%
Arizona	1	2,520,935	0.3	47.3%	1.68x	10.8%	56.7%	46.3%
Connecticut	1	1,331,280	0.2	84.5%	1.68x	10.8%	56.7%	46.3%
Total/Weighted Average:	54	$878,008,421	100.0%	91.7%	1.63x	9.9%	64.8%	57.7%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 2, 3, 17 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	In the case of Loan Nos. 8, 9 and 35, which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Cut-off Date Principal Balance

					Weighted Average
Range of Principal Balances		Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
$3,375,000	- $9,999,999	9	$58,865,777	6.7%	4.84659%	108	1.51x	10.4%	69.9%	59.1%
$10,000,000	- $19,999,999	13	181,057,500	20.6	4.57945%	103	1.62x	10.8%	68.2%	56.7%
$20,000,000	- $24,999,999	2	40,700,000	4.6	4.61194%	120	1.39x	9.1%	74.7%	67.8%
$25,000,000	- $49,999,999	7	237,057,239	27.0	4.63208%	103	1.53x	9.1%	62.5%	56.4%
$50,000,000	- $90,000,000	6	360,327,904	41.0	4.52771%	108	1.74x	9.9%	62.7%	57.8%
Total / Weighted Average:		37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Mortgage Interest Rates

					Weighted Average
Range of Mortgage Interest Rates		Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
4.21700%	- 4.40000%	4	$200,060,283	22.8%	4.26351%	91	2.07x	10.3%	58.9%	56.5%
4.40001%	- 4.60000%	10	204,605,000	23.3	4.53043%	112	1.51x	10.0%	69.8%	60.5%
4.60001%	- 4.80000%	15	319,678,392	36.4	4.69915%	112	1.51x	9.8%	64.4%	56.5%
4.80001%	- 5.00000%	6	141,174,461	16.1	4.86078%	106	1.43x	9.2%	66.8%	58.4%
5.00001%	- 5.07650%	2	12,490,285	1.4	5.07056%	119	1.63x	11.5%	64.4%	57.2%
Total / Weighted Average:		37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
60	7	$110,955,000	12.6%	4.43099%	59	1.75x	9.4%	69.4%	66.8%
84	4	154,885,283	17.6	4.58796%	82	1.42x	8.4%	63.0%	59.9%
120	25	596,168,138	67.9	4.62753%	119	1.66x	10.1%	64.8%	57.0%
180	1	16,000,000	1.8	4.41500%	180	1.68x	17.0%	52.0%	0.4%
Total / Weighted Average:	37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
57	-	60	7	$110,955,000	12.6%	4.43099%	59	1.75x	9.4%	69.4%	66.8%
61	-	120	29	751,053,421	85.5	4.61937%	112	1.61x	9.8%	64.4%	57.6%
121	-	180	1	16,000,000	1.8	4.41500%	180	1.68x	17.0%	52.0%	0.4%
Total / Weighted Average:			37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%
(1)
In the case of Loan Nos. 8, 9 and 35, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 2, 3, 17 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only	5	$235,480,000	26.8%	4.46492%	90	1.99x	9.6%	60.2%	60.2%
180	1	16,000,000	1.8	4.41500%	180	1.68x	17.0%	52.0%	0.4%
300	1	6,500,000	0.7	5.00000%	120	1.57x	11.0%	72.2%	54.0%
360	30	620,028,421	70.6	4.64033%	110	1.49x	9.8%	66.8%	58.3%
Total / Weighted Average:	37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only			5	$235,480,000	26.8%	4.46492%	90	1.99x	9.6%	60.2%	60.2%
180	-	300	2	22,500,000	2.6	4.58400%	163	1.65x	15.3%	57.8%	15.9%
358	-	360	30	620,028,421	70.6	4.64033%	110	1.49x	9.8%	66.8%	58.3%
Total / Weighted Average:			37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Balloon	17	$297,808,681	33.9%	4.64317%	103	1.54x	10.3%	66.5%	55.9%
IO-Balloon	11	248,570,000	28.3	4.61498%	116	1.42x	9.3%	71.7%	65.5%
Interest Only	5	235,480,000	26.8	4.46492%	90	1.99x	9.6%	60.2%	60.2%
ARD-Balloon	2	45,149,740	5.1	4.80541%	119	1.67x	10.8%	57.5%	47.0%
ARD-IO-Balloon	1	35,000,000	4.0	4.65000%	120	1.25x	7.8%	47.9%	42.1%
Fully Amortizing	1	16,000,000	1.8	4.41500%	180	1.68x	17.0%	52.0%	0.4%
Total / Weighted Average:	37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
1.17x	-	1.35x	8	$187,450,000	21.3%	4.65311%	102	1.28x	7.9%	65.5%	60.7%
1.36x	-	1.45x	7	139,481,153	15.9	4.68882%	109	1.39x	9.1%	72.4%	65.0%
1.46x	-	1.55x	5	191,185,404	21.8	4.60787%	109	1.50x	9.9%	66.6%	57.8%
1.56x	-	1.65x	5	50,344,339	5.7	4.72272%	110	1.60x	10.4%	69.3%	60.3%
1.66x	-	1.80x	8	167,245,400	19.0	4.58160%	101	1.73x	10.8%	63.9%	53.1%
1.81x	-	2.00x	2	34,422,124	3.9	4.70354%	118	1.82x	12.1%	51.5%	42.0%
2.01x	-	2.25x	1	17,880,000	2.0	4.42050%	59	2.19x	11.2%	67.7%	67.7%
2.26x	-	2.64x	1	90,000,000	10.3	4.21700%	118	2.64x	11.9%	51.4%	51.4%
Total / Weighted Average:			37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%
(1)
In the case of Loan Nos. 8, 9 and 35, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 2, 3, 17 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
47.9%	-	54.9%	4	$170,926,839	19.5%	4.40001%	124	2.12x	11.6%	50.4%	42.8%
55.0%	-	59.9%	2	92,815,683	10.6	4.49080%	98	1.59x	10.2%	58.2%	49.4%
60.0%	-	64.9%	7	102,684,625	11.7	4.81954%	94	1.48x	9.0%	61.8%	57.7%
65.0%	-	69.9%	9	262,237,621	29.9	4.62587%	98	1.61x	9.5%	68.6%	62.8%
70.0%	-	74.9%	10	176,825,000	20.1	4.62969%	107	1.42x	9.4%	73.8%	65.1%
75.0%	-	81.8%	5	72,518,653	8.3	4.63554%	117	1.28x	8.8%	75.9%	67.6%
Total / Weighted Average:			37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

LTV Ratios as of the Maturity Date(1)(2)(3)(4)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
0.4%	-	44.9%	3	$80,926,839	9.2%	4.60354%	131	1.55x	11.2%	49.3%	33.2%
45.0%	-	49.9%	1	39,955,400	4.6	4.79350%	119	1.68x	10.8%	56.7%	46.3%
50.0%	-	54.9%	7	180,949,907	20.6	4.36389%	108	2.10x	11.0%	56.5%	51.9%
55.0%	-	59.9%	7	120,052,621	13.7	4.82217%	113	1.51x	10.4%	68.7%	57.3%
60.0%	-	64.9%	6	177,012,500	20.2	4.65986%	106	1.45x	8.9%	67.5%	61.6%
65.0%	-	72.2%	13	279,111,153	31.8	4.56515%	93	1.49x	8.9%	72.4%	68.0%
Total / Weighted Average:			37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Defeasance	20	$548,052,147	62.4%	4.55599%	105	1.71x	9.9%	61.4%	55.7%
Yield Maintenance	17	329,956,274	37.6	4.65138%	108	1.49x	9.9%	70.4%	61.1%
Total / Weighted Average:	37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Refinance	28	$649,539,082	74.0%	4.57303%	113	1.66x	10.3%	63.6%	54.8%
Acquisition	9	228,469,339	26.0	4.64531%	86	1.52x	8.7%	68.2%	66.0%
Total / Weighted Average:	37	$878,008,421	100.0%	4.59184%	106	1.63x	9.9%	64.8%	57.7%
(1)
In the case of Loan Nos. 8, 9 and 35, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)	In the case of Loan No. 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 2, 3, 17 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	The Outlets at Orange	Orange, CA	Retail	JPMCC 2008-C2
3	Gumberg Retail Portfolio	Various	Retail	JPMCC 2011-C3 / JPMCC 2004-CBX
8	U-Haul Portfolio	Various	Self Storage	LBUBS 2007-C1 / LBUBS 2004-C6
9	109 Prince Street	New York, NY	Mixed Use	JPMCC 2010-C1
15	University Gate Apartments	Erie, PA	Multifamily	CGCMT 2006-C5
27	Crawfordsville Square	Crawsfordsville, IN	Retail	JPMCC 2003-CB7
28	Southwood Village	Torrance, CA	Retail	CCMSC 1998-2
29	Canal Place Office Park	Seattle, WA	Office	MSDWC 2001-TOP5
36	Comfort Inn Escondido	Escondido, CA	Hotel	CSFB 2004-C3
37	The Pinnacle Apartments	Memphis, TN	Multifamily	CSFB 1999-C1
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
7	470 Vanderbilt Avenue	Brooklyn, NY	$42,000,000	4.8%	$42,000,000	39.3%	60	57	1.80x	8.2%	69.8%	69.8%
17	One Allen Center	Allen, TX	17,880,000	2.0	17,880,000	16.8	60	59	2.19x	11.2%	67.7%	67.7%
20	Providence at Zephyr Ridge	Zephyrhills , FL	15,200,000	1.7	13,871,090	13.0	60	60	1.35x	8.3%	72.0%	65.7%
23	Marriott Ann Arbor Ypsilanti	Ypsilanti, MI	12,500,000	1.4	11,478,672	10.8	60	60	1.66x	10.4%	62.5%	57.4%
25	Doubletree Raleigh-Cary	Cary, NC	11,750,000	1.3	10,741,958	10.1	60	60	1.75x	10.6%	73.4%	67.1%
31	Holiday Inn Express N. Provo/Orem	Orem, UT	8,250,000	0.9	7,562,083	7.1	60	60	1.62x	10.0%	68.8%	63.0%
37	The Pinnacle Apartments	Memphis, TN	3,375,000	0.4	3,211,820	3.0	60	59	1.40x	9.5%	75.8%	72.2%
Total / Weighted Average:			$110,955,000	12.6%	$106,745,622	100.0%	60	59	1.75x	9.4%	69.4%	66.8%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the aggregate initial Class A-2 Certificate Balance.

Class A-3A1 and Class A-3A2 (1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
4	Lincolnwood Town Center	Lincolnwood, IL	$52,860,283	6.0%	$46,138,659	31.4%	84	82	1.52x	9.8%	59.3%	51.8%
5	160 Water Street	New York, NY	50,600,000	5.8	50,600,000	34.4	84	83	1.32x	7.3%	60.4%	60.4%
10	55 Broadway	New York, NY	35,000,000	4.0	35,000,000	23.8	84	82	1.43x	7.7%	66.9%	66.9%
18	Waterford Centre	Miami, FL	16,425,000	1.9	15,346,465	10.4	84	83	1.34x	9.2%	74.7%	69.8%
Total / Weighted Average:			$154,885,283	17.6%	$147,085,124	100.0%	84	82	1.42x	8.4%	63.0%	59.9%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-3A1 and Class A-3A2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-3A1 and Class A-3A2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the aggregate initial Class A-3A1 and Class A-3A2 Certificate Balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class Z and Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F, Class G and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates — Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3A1 and Class A-3A2 Certificates, pro rata, based on their Certificate Balances, until the Certificate Balances of such Classes are reduced to zero, fifth, to the Class A-4A1 and Class A-4A2 Certificates, pro rata, based on their Certificate Balances, until the Certificate Balances of such Classes are reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Structural Overview

reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F, Class G and Class NR Certificates).

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Structural Overview

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge X Principal Paid to Class x (Pass-Through Rate on Class – Discount Rate) Total Principal Paid (Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F, Class G, Class NR, Class R or Class Z Certificates.  Once the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.

Realized losses on each whole loan will be allocated first to the related subordinate companion loan, if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R and Class Z Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan, if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions) and then, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

■	Whole Loans:
Eight mortgage loans are evidenced by a note and one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement.  None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, the “Gumberg Retail Portfolio Whole Loan”, the Companion Loans are (i) a related pari passu Companion Loan, and (ii) a related subordinate Companion Loan (the “Subordinate Companion Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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In the case of seven of these Whole Loans, “The Outlets at Orange Whole Loan”, the “Technology Corners Building Six Whole Loan”, the “160 Water Street Whole Loan”, the “200 West Monroe Whole Loan”, the “470 Vanderbilt Avenue Whole Loan”, the “55 Broadway Whole Loan” and the “Westminster Mall Whole Loan”, the related Companion Loan is pari passu with the related mortgage loan (these Companion Loans, collectively with the pari passu Companion Loan related to the Gumberg Retail Portfolio Whole Loan, are referred to as the “Pari Passu Companion Loans”). The Technology Corners Building Six Pari Passu Companion Loan, the 160 Water Street Pari Passu Companion Loan, the 200 West Monroe Pari Passu Companion Loan, the 55 Broadway Pari Passu Companion Loan and, prior to the securitization of the related Pari Passu Companion Loan, the Westminster Mall Pari Passu Companion Loan, are referred to as “Serviced Companion Loans”.

The Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, the 200 West Monroe Whole Loan, the 55 Broadway Whole Loan and, prior to the securitization of the related Pari Passu Companion Loan, the Westminster Mall Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMCC 2014-C20 transaction (the “Pooling and Servicing Agreement”).  Each of The Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan and the 470 Vanderbilt Avenue Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool – The Whole Loans – The Outlets at Orange Whole Loan”, “– The Gumberg Retail Portfolio Whole Loan” and “– The 470 Vanderbilt Avenue Whole Loan” in the Free Writing Prospectus. The Westminster Mall Whole Loan will be serviced under the Pooling and Servicing Agreement until the related Pari Passu Companion Loan is securitized, and at such time, servicing will shift to the pooling and servicing agreement for that transaction.  See “Description of the Mortgage Pool – The Whole Loans – The Westminster Mall Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Companion Loan, as a collective whole taking into account the subordinate or pari passu nature of any Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any (but not any Subordinate Companion Loan), and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or a Subordinate Companion Loan, the mezzanine lenders or the Subordinate Companion Loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

With respect to The Outlets at Orange mortgage loan, the Gumberg Retail Portfolio mortgage loan, the 470 Vanderbilt Avenue mortgage loan and, after the securitization of the related Pari Passu Companion Loan, the Westminster Mall mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan in the JPMCC 2014-C20 Trust and the related Pari Passu Companion Loan (but excluding the Subordinate Companion Loan related to the Gumberg Retail Portfolio Whole Loan), as a single loan.  In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F, G and NR.

■	Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, then there will be no Directing Certificateholder (and a Control Event will be deemed to have occurred and be continuing) until a Directing Certificateholder is appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan (other than the Excluded Loan). Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than the Excluded Loan).  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

Prospective investors should note that certain affiliates of the initial Directing Certificateholder and Special Servicer hold preferred equity interests in the aggregate original amount of $6,650,000 in the borrower under the University Gate Apartments loan. The initial Directing Certificateholder’s and Special Servicer’s affiliates are required to be paid first from available funds after payments of debt service, expenses and reserves under the University Gate Apartments loan, and one of the preferred equity holders has certain rights to assume complete management of the parents of the borrower upon certain circumstances, including a failure to pay the preferred return as required by the related partnership agreement.  In order to minimize the effect of this conflict of interest, for so long as the Directing Certificateholder or an affiliate owns such preferred equity, the Directing Certificateholder will not have consent or consultation rights with respect to the University Gate Apartments loan, nor will the Directing Certificateholder be given access to asset status reports related to the University Gate Apartments loan (however, the Directing Certificateholder will be provided certain notices and certain information relating to the University Gate Apartments loan as described in the Pooling and Servicing Agreement). In addition, the Directing Certificateholder will not be entitled to remove the Special Servicer with respect to the University Gate Apartments loan. Notwithstanding those restrictions, there can be no assurance that the Directing Certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the University Gate Apartments loan or otherwise seek to exert its influence over the Special Servicer in the event the University Gate Apartments loan becomes subject to a workout or liquidation. In addition, although the holders of the preferred equity interests are affiliates of the Special Servicer, the Special Servicer is nonetheless required to act in accordance with the servicing standard. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus and the description of the University Gate Apartments loan in this Term Sheet.

With respect to The Outlets at Orange mortgage loan, the Gumberg Retail Portfolio mortgage loan and the 470 Vanderbilt Avenue mortgage loan (and the Westminster Mall mortgage loan after securitization of the related Pari Passu Companion Loan as described below), direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the Gumberg Retail Portfolio Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or, after a control event with respect to the related Subordinate Companion Loan as described in the Free Writing Prospectus, subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan, the 200 West Monroe mortgage loan and the 55 Broadway mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

In addition, prior to the securitization of the Westminster Mall Pari Passu Companion Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the Directing Certificateholder. After the securitization of such Pari Passu Companion Loan, the direction, consent and consultation rights referenced in the prior sentence will be exercised by the directing certificateholder under the securitization of the Westminster Pari Passu Companion Loan, subject to the consultation rights of the Directing Certificateholder pursuant to the related intercreditor agreement. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

The “Excluded Loan” means the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Free Writing Prospectus as University Gate Apartments during any period of time that Torchlight Investors LLC or any of its affiliates is the Controlling Class Certificateholder and it or any of its affiliates is the direct or indirect holder of any equity interest in the related borrower.

■	Directing Certificateholder:	Torchlight Investors LLC (or an affiliate), is expected to be appointed the initial Directing Certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) (a) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder or (b) there is no Directing Certificateholder as a result of the operation of the proviso of the definition of Directing Certificateholder as described in the Free Writing Prospectus.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event (and at any time with respect to the Excluded Loan), the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan (other than the Excluded Loan). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Gumberg Retail Portfolio Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal period with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of its initial principal balance as of the Closing Date.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event (and at any time with respect to the Excluded Loan), the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations under the Pooling and Servicing Agreement with respect to The Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan, the 470 Vanderbilt Avenue Whole Loan and, after securitization of the Westminster Mall Pari Passu Companion Loan, the Westminster Mall Whole Loan.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event and other than with respect to the Excluded Loan, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, the 200 West Monroe Whole Loan and the 55 Broadway Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to The Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan and the 470 Vanderbilt Avenue Whole Loan, the JPMCC 2014-C20 trust as holder of the related mortgage loan has a similar termination right in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to a Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under the applicable pooling and servicing agreement.

After a securitization of the Westminster Mall Pari Passu Companion Loan (an “Other Securitization”), the directing certificateholder with respect to the related Whole Loan (unless a control event exists under the related Other Securitization) or the applicable certificateholders under the Other Securitization with the requisite percentage of voting rights (after a control event) will have the right, with or without cause, to replace the special servicer then acting with respect to the related Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Certificateholders.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO loan (including specially serviced mortgage loans and Serviced Companion Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan (including the related Serviced Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan (including the related Serviced Companion Loan, if applicable) to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for The Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan and the 470 Vanderbilt Avenue Whole Loan (and the Westminster Mall Whole Loan after securitization of the Westminster Mall Pari Passu Companion Loan) under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement.  In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		■	special notices
		■	summaries of asset status reports
		■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		■	an “Investor Q&A Forum”
		■	a voluntary investor registry
		■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

The Outlets at Orange

amc 30

BUY TICKETS
AT SIMON
GUEST SERVICES
FOREVER 21
THE OUTLETS AT ORANGE

S. LEWIS ST
Guitar Center
Dave & Buster's
METROPOLITAN DR
AMC Theaters
Lucky Strike Lanes
CITY BLVD
Sports Authority
Vans Skatepark
Last Call by Neiman Marcus
Nordstrom Rack
Off Broadway Shoe Warehouse
JUSTICE CENTER WAY
Saks Fifth Avenue OFF 5TH
THE OUTLETS AT ORANGE

OLD NAVY

Saks Fifth Avenue
OFF 5TH

Guitar Center
PLAY ANYTHING INSIDE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

The Outlets at Orange

0.5 MILES
The Outlets at Orange
20 City Boulevard West
Orange, CA 92868
ANAHEIM
Orange
Santa Ana
Garden Grove
DISNEYLAND
Anaheim GardenWalk
ANAHEIM CONVENTION CENTER
Marriott Anaheim
Residence Inn Anaheim
Western Medical Center-Anaheim
Honda Center
ARTIC Regional Rail Station (Future)
ANGEL STADIUM OF ANAHEIM
UCI Medical Center
CHOC Children's Hospital
St Joseph Hospital
Mainplace Mall
Chapman University
The Village at Orange
Garden Grove Hospital
Santa Ana College
Santa Ana Municipal Stadium
Boysen Park
Ponderosa Park
Camino Real Park
Twin Lakes Recreation Park
Morrison Park
River View Golf Course
Hart Park
Willowick Golf Course
W BALL RD
E TAFT AVE
E KATELLA AVE
W KATELLA AVE
E COLLINS AVE
E ORANGEWOOD AVE
CHAPMAN AVE
W CHAPMAN AVE
E CHAPMAN AVE
W PALMYRA AVE
W LA VETA AVE
GARDEN GROVE BLVD
WESTMINSTER BLVD
HARBOR BLVD
ANAHEIM BLVD
S EAST ST
S LEWIS ST
LEWIS ST
S MASTER ST
MASTER ST
S STATE COLLEGE BLVD
N GLASSELL ST
N TUSTIN ST
N ECKHOFF ST
MAIN ST
N BRISTOL ST
FAIRVIEW ST
THE CITY DR S
SANTA ANA FWY
ORANGE FWY
GARDEN GROVE FWY
METROLINK
Santa Ana River
ANAHEIM
ORANGE
5
57
22
Los Angeles
Alhambra
San Dimas
Industry
Montebello
CITADEL OUTLETS
Diamond Bar
Ontario
Vernon
Santa Fe Springs
Fullerton
Yorba Linda
Gardena
Carson
LAKEWOOD CENTER
LOS CERRITOS CENTER
BUENA PARK DOWNTOWN
Buena Park
Anaheim
Orange
Long Beach
Santa Ana
Tustin
THE MARKET PLACE
THE DISTRICT AT TUSTIN LEGACY
BELLA TERRA
Huntington Beach
SOUTH COAST PLAZA
Irvine
IRVINE SPECTRUM CENTER
Newport Beach
Mission Viejo
San Pedro Bay
FASHION ISLAND MALL
LAGUNA HILLS MALL
Laguna Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

The Outlets at Orange

NORDSTROM RACK
OFF 5TH
OFF BROADWAY SHOES
VANS
SPORTS AUTHORITY
LUCKY STRIKE
DAVE AND BUSTER'S
D&B
H&M
AMC THEATRES
OLD NAVY
HOLLISTER
AÉROPOSTALE
PACSUN
SADDLE RANCH
FOREVER 21
ALDO
PUMA
carter's
Guitar Center
NIKE
PLACE
LOFT
lastcall
Anchor
Non Anchor
Ground Lease
Vacant
Storage
Not Part of the Collateral
N
FRIDAYS
Carl's Jr.
THE CITY DRIVE SOUTH
County of Orange Manchester Avenue Complex
EL TORRITO
City Plaza
City Tower
Parking Structure
LA|FITNESS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

The Outlets at Orange

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Retail - Regional Outlet Mall
% of Pool by IPB:	10.3%	Net Rentable Area (SF):	787,697
Loan Purpose:	Refinance	Location:	Orange, CA
Borrowers(2):	Various	Year Built / Renovated:	1998 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy(3):	98.7%
Interest Rate:	4.21700%	Occupancy Date:	3/19/2014
Note Date:	3/26/2014	Number of Tenants:	106
Maturity Date:	4/1/2024	2011 NOI:	$19,152,699
Interest-only Period:	120 months	2012 NOI:	$22,637,318
Original Term:	120 months	2013 NOI:	$24,750,151
Original Amortization:	None	TTM NOI (4/2014)(4):	$24,761,597
Amortization Type:	Interest Only	UW Economic Occupancy:	97.9%
Call Protection:	L(26),Def(87),O(7)	UW Revenues:	$34,844,400
Lockbox:	CMA	UW Expenses:	$9,237,940
Additional Debt:	Yes	UW NOI(4):	$25,606,460
Additional Debt Balance:	$125,000,000	UW NCF:	$24,300,185
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$418,000,000 / $531
		Appraisal Date:	3/5/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$273
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	$407,000	Maturity Date LTV:	51.4%
TI/LC:	$0	Springing	$2,205,552	UW NCF DSCR:	2.64x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$215,000,000	100.0%	Payoff Existing Debt	$212,636,284	98.9%
			Closing Costs	1,738,947	0.8
			Return of Equity	624,768	0.3
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%
(1)
The Outlets at Orange is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $215.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $215.0 million The Outlets at Orange Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Occupancy includes two tenants, Asics (2,780 square feet) and Shoe Palace (4,197 square feet), which have executed leases but are not yet in occupancy. The tenants are expected to take occupancy and commence rent payments in June and July 2014, respectively.

(4)
UW NOI is higher than TTM NOI due primarily to contractual rent increases as well as ten new or renewal leases commencing between March 2013 and May 2014 totaling approximately 34,894 square feet and accounting for approximately $1.3 million in annual rent.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlets at Orange

The Loan. The Outlets at Orange loan is secured by a first mortgage lien on a 787,697 square foot regional outlet mall located in Orange, California. The whole loan has an outstanding principal balance of $215.0 million (“The Outlets at Orange Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $90.0 million and is being contributed to the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $125.0 million, is the trustee of the JPMBB 2014-C19 Trust. The trustee of the JPMBB 2014-C19 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Outlets at Orange Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Outlets at Orange Whole Loan has a ten-year term and is interest-only for the term of the loan. The previously existing debt was originated by JPMCB and was securitized in the JPMCC 2007-C1 and the JPMCC 2008-C2 transactions. At the time of those previous securitizations, the property was called The Block at Orange. The property was rebranded as The Outlets at Orange in late 2011.

The Borrowers. The borrowing entities for The Outlets at Orange Whole Loan are Orange City Mills Limited Partnership, Orange City Mills II Limited Partnership and Orange City Mills III Limited Partnership, each a Delaware limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising approximately 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT; however, The Outlets at Orange was not on the list of assets to be included in the spin-off. The nonrecourse carve-out guaranty to the loan sponsor is capped at $43.0 million.

The Outlets at Orange is owned by a 50/50 joint venture between affiliates of SPG and KanAm USA. SPG came into ownership of the property through a series of acquisitions.  In 2007, a joint venture between SPG and Farallon Capital Management, L.L.C. acquired a 50% ownership stake in The Outlets at Orange through their acquisition of Mills Corporation In 2012, SPG subsequently acquired Farallon Capital Management’s joint venture stake in 26 properties, one of which was The Outlets at Orange. The remaining 50% is owned by affiliates of KanAm USA, which partnered with Mills Corporation when The Outlets at Orange was developed. KanAm USA is affiliated with The KanAm Group, a Germany based institutional real estate investment group.

The Property. The Outlets at Orange is a 787,697 square foot open-air, regional outlet mall located in Orange, California. The property was constructed in 1998 and is comprised of 16 buildings located on approximately 70.8 acres. When the property was originally constructed it was known as The Block at Orange, but it was rebranded as The Outlets at Orange in late 2011. The property features several anchor tenants including a 30-screen AMC Theatres (112,830 square feet), Dave & Buster’s (57,974 square feet), Vans Skate Park (42,355 square feet), LA Fitness (38,000 square feet), Nordstrom Rack (35,002 square feet) and Off 5th Saks Fifth Ave (31,368 square feet). The property also includes several smaller anchors including Last Call Neiman Marcus (29,624 square feet), Sports Authority (29,110 square feet) and Lucky Strike Lanes (25,015 square feet). Additionally, the property also features a range of restaurants and food court tenants including T.G.I. Fridays, Buffalo Wild Wings and Johnny Rockets. The property provides approximately 4,199 parking spaces which are included in the collateral, resulting in a parking ratio of approximately 5.3 spaces per 1,000 square feet of net rentable area.

As of March 19, 2014, the property was approximately 98.7% leased by 106 tenants. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as American Eagle Outfitters, Ann Taylor Factory Store, DKNY, Forever 21, Hollister Co., Old Navy and Victoria’s Secret. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending December 31, 2013 were approximately $251.8 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $405, $433, $497 and $552 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.6%, 15.2%, 13.0% and 12.2%, respectively.

The property is located at the northwest intersection of The City Drive and the Garden Grove Freeway, just south of the Santa Ana Freeway in the City of Orange. The City of Orange is located in central Orange County and is bordered by Anaheim to the northwest, Santa Ana and Tustin to the south and Villa Park to the east. Orange is located approximately 34 miles southeast of Los Angeles. Regional access to the area is provided by Interstate 5, the Garden Grove Freeway, the Costa Mesa Freeway and the Orange Freeway. The property is within five miles of popular area attractions, including Disneyland Resort, Angels Stadium, Honda Center, and the Anaheim Convention Center. According to the appraisal, the trade area within a 10-mile radius contains approximately 2.2 million people, with a median household income of $64,746, as of 2013. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlets at Orange

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity	Anchor Tenants
Westfield Mainplace	1987 / 2006	1,111,393	$371	92%	2 miles	Nordstrom, Macy’s, JCPenney
The Village at Orange	1971 / 2004	855,911	$320	87%	5 miles	JCPenney, Sears, Walmart, Ross Dress for Less, Trader Joe’s
South Coast Plaza	1967 / 2007	2,700,000	$865	96%	7 miles	Saks Fifth Avenue, Bloomingdale’s, Nordstrom, Barneys, Macy’s Men’s Store, Sears
Bella Terra	2005 / 2008	777,000	NAV	NAV	7 miles	Kohl’s, Burlington Coat Factory, Staples, Costco, REI
The District at Tustin Legacy	2007	1,100,000	NAV	NAV	7 miles	Target, Lowe’s, Costco, DSW, AMC Theatres, Office Depot, Whole Foods
(1)	Per a third party research firm.

Historical and Current Occupancy(1)

2009	2010	2011	2012	2013	Current(2)
85.6%	91.5%	92.2%	98.9%	99.5%	98.7%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)
Current Occupancy is as of March 19, 2014 and includes two tenants, Asics (2,780 square feet) and Shoe Palace (4,197 square feet), which have executed leases but are not yet in occupancy. The tenants are expected to take occupancy and commence paying rent in June and July 2014, respectively.

Historical In-line Sales and Occupancy Costs(1)

	2010	2011	2012	2013
In-line Sales PSF	$405	$433	$497	$552
Occupancy Costs	15.6%	15.2%	13.0%	12.2%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
AMC Theatres(4)(5)	NA / B / NA	112,830	14.3%	$22.00	$635,233	14.2%	11/30/2018
Dave & Buster’s	B3 / B / NA	57,974	7.4%	$22.63	$244	10.0%	1/31/2018
Vans Skate Park	A3 / A- / A+	42,355	5.4%	$13.31	$97	17.7%	11/18/2018
LA Fitness	NA / NA / NA	38,000	4.8%	$21.37	N/A	N/A	10/21/2019
Nordstrom Rack	Baa1 / A- / A-	35,002	4.4%	$23.00	N/A	N/A	2/28/2022
Off 5th Saks Fifth Ave	B1 / B+ / NA	31,368	4.0%	$12.00	$459	2.6%	1/31/2019
Last Call Neiman Marcus	NA / NA / NA	29,624	3.8%	$14.00	$313	5.4%	1/31/2020
Sports Authority	NA / NA / NA	29,110	3.7%	$17.00	N/A	N/A	1/31/2023
Lucky Strike Lanes	NA / NA / NA	25,015	3.2%	$21.00	$138	18.3%	10/31/2018
Off Broadway Shoes	NA / NA / NA	22,196	2.8%	$32.90	$192	18.0%	10/31/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for AMC Theatres. Sales per screen is based on a total of 30 screens.
(5)	AMC Theatres pays an annual rent of $2,482,260 and has four, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

The Outlets at Orange

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,111	1.3%	NAP	NAP	10,111	1.3%	NAP	NAP
2014 & MTM	4	4,844	0.6	$292,350	1.3%	14,955	1.9%	$292,350	1.3%
2015	12	47,708	6.1	1,688,623	7.7	62,663	8.0%	$1,980,973	9.1%
2016	5	8,861	1.1	401,572	1.8	71,524	9.1%	$2,382,545	10.9%
2017	2	3,078	0.4	139,948	0.6	74,602	9.5%	$2,522,493	11.6%
2018	20	287,792	36.5	7,440,501	34.1	362,394	46.0%	$9,962,995	45.7%
2019	16	135,451	17.2	4,120,393	18.9	497,845	63.2%	$14,083,387	64.6%
2020	5	51,106	6.5	1,123,406	5.2	548,951	69.7%	$15,206,793	69.7%
2021	11	58,198	7.4	1,982,486	9.1	607,149	77.1%	$17,189,279	78.8%
2022	12	85,232	10.8	2,154,037	9.9	692,381	87.9%	$19,343,316	88.7%
2023	11	68,781	8.7	1,666,535	7.6	761,162	96.6%	$21,009,851	96.3%
2024	4	10,762	1.4	412,164	1.9	771,924	98.0%	$21,422,016	98.2%
2025 & Beyond	4	15,773	2.0	386,921	1.8	787,697	100.0%	$21,808,937	100.0%
Total	106	787,697	100.0%	$21,808,937	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$16,969,694	$19,334,624	$20,524,797	$20,789,779	$21,808,937	$27.69	65.2%
Vacant Income	0	0	0	0	718,500	0.91	2.1
Gross Potential Rent	$16,969,694	$19,334,624	$20,524,797	$20,789,779	$22,527,437	$28.60	67.3%
Total Reimbursements	7,071,697	9,298,236	10,541,763	10,380,230	10,932,261	13.88	32.7
Net Rental Income	$24,041,391	$28,632,860	$31,066,560	$31,170,009	$33,459,698	$42.48	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(718,500)	(0.91)	(2.1)
Other Income	2,036,422	1,934,269	2,124,295	2,184,271	2,103,202	2.67	6.3
Effective Gross Income	$26,077,813	$30,567,129	$33,190,855	$33,354,280	$34,844,400	$44.24	104.1%

Total Expenses	$6,925,114	$7,929,811	$8,440,704	$8,592,683	$9,237,940	$11.73	26.5%

Net Operating Income	$19,152,699	$22,637,318	$24,750,151	$24,761,597	$25,606,460	$32.51	73.5%

Total TI/LC, Capex/RR	0	0	0	0	1,306,276	1.66	3.7
Net Cash Flow	$19,152,699	$22,637,318	$24,750,151	$24,761,597	$24,300,185	$30.85	69.7%

Average Annual Rent PSF(4)	$25.70	$26.07	$26.18	$26.74
(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical primarily due to contractual rent increases as well as ten new or renewal leases commencing between March 2013 and May 2014 totaling approximately 34,894 square feet and accounting for approximately $1.3 million in annual rent.

(4)	Average Annual Rent PSF is based on historical financial statements and leased square footage.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no DSCR Reserve Trigger Period exists and the borrowers do not become delinquent on taxes or fail to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrowers or property manager or, (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.50x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Period” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.75x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

The Outlets at Orange

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $16,958 per month ($0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $407,000 ($0.52 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $91,898 per month ($1.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,205,552 ($2.80 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Lockbox Event. During the continuance of a Lockbox Event, all rents will be swept weekly to a segregated cash management account, which is to be established upon the occurrence of a Lockbox Event, and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

Release of Outparcels. The borrowers are permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	232,248
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower:	MPD Building 6 LLC	Year Built / Renovated:	2014 / N/A
Sponsors(2):	Various	Occupancy(3):	100.0%
Interest Rate:	4.53933%	Occupancy Date:	2/1/2014
Note Date:	5/1/2014	Number of Tenants:	1
Maturity Date:	5/1/2024	2011 NOI(4):	N/A
Interest-only Period:	60 months	2012 NOI(4):	N/A
Original Term:	120 months	2013 NOI(4):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	96.5%
Amortization Type:	IO-Balloon	UW Revenues(5):	$12,352,487
Call Protection(6):	L(25),Def(88),O(7)	UW Expenses:	$1,477,346
Lockbox:	Hard	UW NOI(5):	$10,875,141
Additional Debt:	Yes	UW NCF(5):	$10,840,304
Additional Debt Balance:	$60,000,000 / $20,000,000	Appraised Value / Per SF(7):	$175,000,000 / $754
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	10/1/2014

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$517
Taxes:	$0	$49,200	N/A	Maturity Date Loan / SF:	$473
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	68.6%
Replacement Reserves:	$0	$2,903	N/A	Maturity Date LTV(7):	62.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.48x
Other:	$14,985,397	$0	N/A	UW NOI Debt Yield(5):	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$120,000,000	85.7%	Payoff Existing Debt	$74,064,205	52.9%
Mezzanine Loan	20,000,000	14.3	Return of Equity	50,409,308	36.0
			Upfront Reserves	14,985,397	10.7
			Closing Costs	541,090	0.4
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%
(1)
Technology Corners Building Six is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $120.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $120.0 million Technology Corners Building Six Whole Loan.

(2)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(3)
Google, the sole tenant at the property, has accepted possession of its space, but has not yet taken occupancy. Google’s lease begins in June 2014, and they are expected to begin paying rent in November 2014.

(4)	Historical NOI is not available because the property was built in 2014.
(5)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Google lease. Based on the in-place rent, the UW NOI and UW NCF are $9,406,720 and $9,371,883, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.28x and 7.8%, respectively.

(6)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 1, 2014. Defeasance of the full $120.0 million Technology Corners Building Six Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(7)
The Technology Corners Building Six Appraised Value reflects the “Market Value Upon Stabilization” of $175,000,000, which will be achieved when Google begins paying rent in November 2014 and tenant improvements are completed. The “As-Is” value for the property, which contemplates the property being completed to a “warm shell” condition, is $155,000,000 and results in a corresponding Cut-off Date LTV and Maturity Date LTV of 77.4% and 70.9%, respectively. The appraisal also concluded an aggregate “Hypothetical Market Value as Dark or Vacant” of $124,600,000 (approximately $536 per square foot).

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

The Loan. The Technology Corners Building Six loan is secured by a first mortgage lien on a five-story, 232,248 square foot office building located in Sunnyvale, California in Silicon Valley. The whole loan has an outstanding principal balance of $120.0 million (the “Technology Corners Building Six Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60.0 million and is being contributed to the JPMCC 2014-C20 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMCC 2014-C20 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Technology Corners Building Six Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Technology Corners Building Six Whole Loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Technology Corners Building Six Whole Loan is MPD Building 6 LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Joseph K. Paul and Jay Paul Revocable Living Trust dated November 9, 1999, as amended and restated on March 19, 2010. Joseph K. Paul is the principal of Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, the Jay Paul Company concentrates on the acquisition, development and management of properties throughout California. With a specific focus on technology firms, Jay Paul Company has developed over eight million square feet of commercial space that is primarily leased to technology companies including Microsoft, Amazon, Hewlett Packard Company, Motorola Mobility, GoDaddy.com and Baidu. The loan sponsors spent approximately $115.6 million to build the property, which excludes the acquisition cost of the land.

The Property. Technology Corners Building Six is a 232,248 square foot, Class A office building located in Sunnyvale, California that was completed in 2014 and is 100% leased to Google, Inc. (“Google”). The property was built to LEED Gold standards and has approximately 45,000 square foot floor plates. The property is part of an approximately 23 acre, six-building office campus, which includes a two-story, 15,660 square foot amenities building and four other office buildings totaling 700,328 square feet, which are not included in the collateral for the Technology Corners Building Six Whole Loan. The other buildings were constructed in 2001, and all are 100% occupied by Google, with leases through September 2024. The high quality construction, combined with the close proximity to buildings of similar quality, has created a desirable research and development location for technology tenants.

As of February 1, 2014, the property was 100% leased by Google (NASDAQ: GOOG, rated Aa2 / AA by Moody’s and S&P), a global technology company that is primarily focused on areas such as search, advertising, operating systems and platforms enterprise and hardware products. Google provides its products and services in more than 100 languages and in more than 50 countries, regions and territories, and since going public in August 2004, Google has grown its market cap to approximately $380 billion as of May 2014. Google’s lease begins in June 2014 and runs through September 2024. Although Google has accepted possession of its space, the company is still in the process of completing tenant improvements and is expected to take occupancy in the first quarter of 2015. Google will commence paying rent in November 2014, and rent abatements from June 2014 to October 2014, totaling approximately $4.1 million, were reserved at origination. Google’s lease is triple net and has contractual rent increases of 3% annually during the lease term, and the lease has one seven-year renewal option at 100% of fair market value. The loan sponsors provided Google with $11.6 million for tenant improvements at the property, and has informed the lender that Google is expected to contribute an additional $50 million towards the build-out of its space. According to the loan sponsors, in total, Google is projected to spend approximately $150 million on improvements across the larger campus.

The property is located at the intersection of Highways 237 and 101, and is approximately five miles southeast of Google’s headquarters in Mountain View, California. According to the appraisal, the property is located within the Sunnyvale submarket of the Silicon Valley office market.  Silicon Valley is home to 16 Fortune 500 corporations, including Apple, Hewlett-Packard Company, Intel Corporation, Cisco Systems, Oracle Corporation, Ebay and Yahoo. The Silicon Valley average household income is $122,424, which is 76.0% above the U.S average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, over 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.0% nationwide. As of the fourth quarter of 2013, the Sunnyvale submarket contains approximately 7.5 million square feet of office space and reported a vacancy rate of 5.3% with asking rents of approximately $3.80 per square foot triple-net monthly ($45.60 per square foot annually). There is approximately one million square feet of office space under construction in the Sunnyvale submarket. This includes 300,000 square feet of space owned by the Jay Paul Company that is currently under development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Google	Aa2 / AA / NA	232,248	100.0%	$48.75	9/30/2024
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF is based on the straight-line average contractual rent due under the Google lease. In-place rent is $42.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	232,248	100.0	11,323,158	100.0	232,248	100.0%	$11,323,158	100.0%
2025 & Beyond	0	0	0.0	0	0.0	232,248	100.0%	$11,323,158	100.0%
Total	1	232,248	100.0%	$11,323,158	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,323,158	$48.75	88.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$11,323,158	$48.75	88.5%
Total Reimbursements	1,477,346	6.36	11.5
Net Rental Income	$12,800,504	$55.12	100.0%
(Vacancy/Credit Loss)	(448,018)	(1.93)	(3.5)
Other Income	0	0.00	0.0
Effective Gross Income	$12,352,487	$53.19	96.5%
Total Expenses	$1,477,346	$6.36	12.0%

Net Operating Income	$10,875,141	$46.83	88.0%

Total TI/LC, Capex/RR	34,837	0.15	0.3
Net Cash Flow	$10,840,304	$46.68	87.8%

(1)	The property was constructed in 2014, and as such, historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the straight-line average contractual rent due under the Google lease. Current Rents in Place are $9,754,416 ($42.00 per square foot).

Property Management. The property is managed by Paul Holdings, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $10,921,057 for outstanding tenant improvements and $4,064,340 for outstanding rent abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Technology Corners Building Six

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $49,200.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,903 (approximately $0.15 per square foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to the tenant at the property instructing it to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) Google’s credit rating is withdrawn or downgraded to BBB- (or its equivalent) or lower by two or more rating agencies, including Moody’s, S&P or Fitch or (iv) Google has not renewed its lease or the space has not been leased to another investment grade tenant by the payment date in December 2022.

Additional Debt. A mezzanine loan of $20.0 million secured by the equity interests in the borrower was provided by JPMCB and is anticipated to be sold to a third party investor. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 7.75000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 7.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

BATH & BODY WORKS
AVENUE

PETCO

GIANT EAGLE

Eat'n Park

WAL★MART

Elder-Beerman

Famous Footwear
Panera

CARIBOU COFFEE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

PITTSBURGH INT'L AIRPORT
Bellevue
Sharpsburg
Blawnox
Millvale
McKees Rocks
Allegheny Cemetery
The Mall at Robinson
Pittsburgh
Ingram
Thornburg
Rosslyn Farms
Crafton
Heinz Field
Wilkinsburg
Churchill
Community Col of Allegheny-Boyce
Murrysville
North Fayette
Southside Works
Swissvale
Monroeville Mall
Monroeville
Oakdale
Carnegie
Green Tree
Mt Oliver
The Waterfront
Rankin
Turtle Creek
Pitcairn
Homestead
Braddock
Heidelberg
Dormont
Wall
Trafford
Kennywood Park
North Versailles
Brentwood
Duquesne
McDonald
Castle Shannon
West Mifflin
Bridgeville
Whitehall
Dravosburg
ALLEGHENY COUNTY AIRPORT
McKeesport
Manor
South Hills Village
Baldwin
White Oak
North Irwin
Port Vue
Irwin
Penn
Bethel Park
Pleasant Hills
Glassport
Versailles
Adamsburg
Clairton
Lincoln

DEFIANCE MEMORIAL AIRPORT
STEVER RD
CHRISTY RD
N CLINTON ST
MILL ST
DOMERSVILLE RD
Defiance Regional Medical Center
Defiance College
Kettering Country Club
E RIVER DR
Defiance
Mercy Hospital of Defiance
E 2ND ST
BALTIMORE ST
Riverside Cemetery
S CLINTON ST
JEFFERSON AVE
OTTAWA AVE
AYERSVILLE AVE

Coldwater
Sturgis
MICHIGAN
Adrian
Dundee
Newport
Monroe
Sylvania
Lake Erie
Toledo
Angola
Perrysburg
Waterville
Bryan
Napoleon
Bowling Green
Auburn
Defiance
Fort Wayne
FWA
OHIO
Fostoria
Ottawa
Findlay
Van Wert
Decatur
Lima
INDIANA
Celina
Wapakoneta
St Marys
Portland
Bellefontaine
CARTIFACT

GUMBERG RETAIL PORTFOLIO

	PROPERTY	ADDRESS	CITY, STATE	ZIP
1	Waterworks	932 Freeport Road	Pittsburgh, PA	15238
2	Northtowne Mall	1500 North Clinton Street	Defiance, OH	43512
3	North Huntingdon Square	8931 Route 30	Irwin, PA	15642

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

Waterworks

T.J.maxx
GIANT EAGLE
Marshalls
BED BATH & BEYOND
Walmart
ROSS
Dollar Bank
PNC
Citizens Bank
Pier 1 Imports

Northtowne Mall

Walmart
Supercenter
Elder-Beerman
sears
Marshalls
BIG LOTS
PET SUPPLIES PLUS

North Huntingdon Square

TARGET
GIANT EAGLE
KOHL'S
Panera BREAD
DOLLAR TREE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$57,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$56,867,621	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	1,151,792
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Ira J. Gumberg	Occupancy(3):	97.5%
Interest Rate:	4.88850%	Occupancy Date:	2/3/2014
Note Date:	4/1/2014	Number of Tenants:	96
Maturity Date:	4/1/2024	2011 NOI:	$12,922,483
Interest-only Period:	None	2012 NOI:	$12,799,075
Original Term:	120 months	2013 NOI:	$13,054,106
Original Amortization:	360 months	UW Economic Occupancy:	94.1%
Amortization Type:	Balloon	UW Revenues:	$17,985,277
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$5,323,594
Lockbox:	Hard	UW NOI:	$12,661,683
Additional Debt:	Yes	UW NCF:	$11,583,063
Additional Debt Balance:	$64,849,042 / $16,491,639	Appraised Value / Per SF(4):	$176,200,000 / $153
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	February 2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$527,665	$148,762	N/A	Cut-off Date Loan / SF:	$106	$120
Insurance:	$86,696	$14,120	N/A	Maturity Date Loan / SF:	$87	$100
Replacement Reserves:	$0	$17,971	N/A	Cut-off Date LTV(4):	69.1%	78.4%
TI/LC:	$0	$83,333	$5,000,000	Maturity Date LTV(4):	56.7%	65.6%
Other:	$3,014,665	$41,203	N/A	UW NCF DSCR:	1.49x	1.21x
				UW NOI Debt Yield:	10.4%	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$122,000,000	88.1%	Payoff Existing Debt(6)	$121,743,491	87.9%
B-Note	16,500,000	11.9	Return of Equity	10,696,568	7.7
			Upfront Reserves	3,629,026	2.6
			Closing Costs	2,430,915	1.8
Total Sources	$138,500,000	100.0%	Total Uses	$138,500,000	100.0%
(1)
The Gumberg Retail Portfolio is part of a loan evidenced by two pari passu senior notes (“A-Note”) and a subordinate B-Note, with an aggregate original principal balance of $138.5 million. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $122.0 million senior portion of the Gumberg Retail Portfolio Whole Loan, but not the $16.5 million subordinate B-Note.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Occupancy includes Marshalls (22,427 square feet) and Books-A-Million (3,754 square feet) at the Northtowne Mall property, which have executed leases but are not expected to take occupancy until May 2015 and June 2014, respectively.

(4)
The appraised value for the Northtowne Mall property of $20.0 million is the “Hypothetical As-Is Value” as of February 4, 2014, which assumes that all outstanding tenant improvement and leasing commissions have been escrowed. The “as is” value for the property assuming that outstanding tenant improvement and leasing commissions were not reserved is $17.0 million, resulting in an A-Note Cut-off Date LTV of 70.3% and Maturity Date LTV of 57.7%. The borrowers escrowed the outstanding tenant improvement and leasing commissions at origination.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)
The previously existing debt included a fourth property, Clearview Mall. A borrower affiliate financed Clearview Mall in a separate transaction that involved the contribution of approximately $19.9 million of new equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

The Loan. The Gumberg Retail Portfolio loan is secured by a first mortgage lien on an approximately 1.15 million square foot retail portfolio which includes three properties that are located in Pittsburgh, Pennsylvania, Defiance, Ohio and Irwin, Pennsylvania. The whole loan has an outstanding principal balance of approximately $138.2 million (“Gumberg Retail Portfolio Whole Loan”) as of the Cut-off Date, which is comprised of two pari passu notes, Note A-1 and Note A-2, and an approximately $16.5 million subordinate B-Note. Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $56.9 million and is being contributed to the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of approximately $64.8 million, is the trustee of the JPMBB 2014-C19 Trust. The subordinate B-Note is held by a third party investor. Prior to a control event with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Gumberg Retail Portfolio Whole Loan and to replace the special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1 (which, prior to the occurrence and continuance of a control event, will be the directing certificateholder of the JPMBB 2014-C19 securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Gumberg Retail Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult, with respect to certain major decisions. The previously existing debt was originated by JPMCB and was securitized in the JPMCC 2011-C3 transaction. The previously existing financing included a fourth property, which was refinanced in a separate transaction by an affiliate of the borrowers. The Gumberg Retail Portfolio Whole Loan has a 10-year term and amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the Gumberg Retail Portfolio Whole Loan are Gumberg Associates-Chapel Square, Waterworks Phase II, WGW Associates, Northtowne Associates and CANH Associates, each a Pennsylvania limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Ira J. Gumberg. Mr. Gumberg is the President and Chief Executive officer of J.J. Gumberg Co., a global real estate development company that is headquartered in Pittsburgh, Pennsylvania. J.J. Gumberg Co. currently manages 13 properties totaling over 5.4 million square feet across three states. The guarantor’s liabilities under the guaranty are limited to breaches or violations of bankruptcy/insolvency and ground lease carveouts.

The Property. The Gumberg Retail Portfolio is a 1,151,792 square foot retail portfolio which includes three properties located in Pittsburgh, Pennsylvania, Defiance, Ohio and Irwin, Pennsylvania. The portfolio consists of two grocery anchored retail centers and one regional mall.

Portfolio Summary

Property	Location	Net Rentable Area(SF)	Year Built	Allocated A-Note Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Waterworks	Pittsburgh, PA	634,211	1984	$96,070,000	78.7%	$139,400,000	$8,615,029	74.4%
Northtowne Mall(1)	Defiance, OH	386,032	1975	14,090,000	11.6	20,000,000	1,854,590	16.0
North Huntingdon Square	Irwin, PA	131,549	1973	11,840,000	9.7	16,800,000	1,113,444	9.6
Total		1,151,792		$122,000,000	100.0%	$176,200,000	$11,583,063	100.0%
(1)
The appraised value for the Northtowne Mall property of $20.0 million is the “Hypothetical As-Is Value” as of February 4, 2014, which assumes that outstanding tenant improvement and leasing commissions have been escrowed. The “as is” value for the property assuming that tenant improvement and leasing commissions were not reserved is $17.0 million. The borrowers escrowed the outstanding tenant improvement and leasing commissions at origination.

Historical and Current Occupancy(1)

Property	2011	2012	2013	Current(2)
Waterworks	99.0%	99.9%	100.0%	98.5%
Northtowne Mall(3)	89.6%	85.9%	92.1%	95.8%
North Huntingdon Square	100.0%	100.0%	98.6%	97.2%
Weighted Average	96.0%	95.2%	97.2%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy as of February 3, 2014.
(3)
Current Occupancy at Northtowne Mall includes Marshalls (22,427 square feet) and Books-A-Million (3,754 square feet), which have executed leases but are not expected to take occupancy or commence paying rent until May 2015 and June 2014, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

Waterworks (Pittsburgh, Pennsylvania). Waterworks is a 634,211 square foot grocery anchored retail center located in Pittsburgh, Pennsylvania on a 53.9 acre site. The property was originally constructed by affiliates of the borrowers in 1984 and later expanded. As of February 2014, the property was 98.5% leased by 54 tenants. The property is anchored by Giant Eagle (107,928 square feet), the largest grocery store chain in the Pittsburgh area, and Walmart (80,618 square feet). Giant Eagle and Walmart have lease expiration dates of August 2023 and January 2023, respectively. In conjunction with an early lease renewal through 2023, Giant Eagle is currently expanding its space by 2,660 square feet and is expected to invest approximately $17.0 million in its space. In 2013, Giant Eagle had sales of $660 per square foot and an occupancy cost of 2.5%. Other tenants at the property include a 10-screen Waterworks Cinemas (33,168 square feet), Ross Dress for Less (31,123 square feet), Bed Bath & Beyond (30,025 square feet), Marshalls (27,000 square feet), Dunham’s Sports (25,200 square feet) and TJ Maxx (25,155 square feet).

The property is situated approximately eight miles northeast of the Pittsburgh central business district in the Northeast Pittsburgh retail submarket of Pittsburgh, Pennsylvania. Regional access to the area is provided by Interstate 76 (the Pennsylvania Turnpike), Interstate 376 (Parkway West) and Route 28. According to the appraisal, the trade area consisting of a five-mile radius contains 269,364 people, with an average household income of $66,494 as of 2013. According to the appraisal, as of the fourth quarter of 2013, the Northeast Pittsburgh submarket had a retail inventory of approximately 8.6 million square feet and a vacancy rate of 5.9%. The appraisal identified five comparable centers that serve as the competitive set for the property. The centers in the competitive set range from approximately 118,324 to 1.1 million square feet and were constructed between 1917 and 2009. The competitive set has an average occupancy rate of approximately 92.8%.

Approximately 5.8 acres of the property is subject to a ground lease. The fee interest is owned by Kroger which previously had a store at the location. The store was shut down when Kroger began exiting the Pittsburgh market in the mid 1980s. The ground lease has a fully extended expiration date of November 2027. The appraisal only attributed $642,000 of the appraised value to this parcel. Tenants on the ground leased parcel represent 52,804 square feet and approximately 2.9% of the net cash flow.

Northtowne Mall (Defiance, Ohio). Northtowne Mall is a 386,032 square foot enclosed regional mall located in Defiance, Ohio on a 49.7 acre site. The property was originally constructed in 1975 and later expanded. The property was acquired by affiliates of the borrowers in 2005 for approximately $19.1 million. As of February 2014, the property was 95.8% leased by 37 tenants. The property is anchored by Sears (87,235 square feet), JCPenney (47,538 square feet; recently renewed its lease through March 2020), Elder-Beerman (45,000 square feet), Dunham’s Sports (26,000 square feet), Big Lots (25,299 square feet) and the nine-screen Northtowne Cinema (23,549 square feet). The borrowers are in the process of relocating some smaller in-line tenants to create an additional anchor space for an executed 22,427 square foot lease with Marshalls, which commences in May 2015. The estimated cost related to the build-out and relocations is approximately $2.2 million (which was reserved at origination in the tenant improvements and leasing commissions reserve).

The property is located in Defiance County, Ohio, approximately 50 miles southwest of Toledo, Ohio. Regional access to the area is provided by Highway 24, Highway 127, State Route 18 and State Route 66. The property is located in an area with a large retail presence including retailers such as Lowe’s, Kohl’s, Walmart and Office Max. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 21,595 people, with an average household income of $54,037 as of 2013. The appraisal identified four comparable centers that serve as the competitive set for the property. The centers in the competitive set range from approximately 8,000 to 125,000 square feet and were constructed between 1972 and 2013. Three of the properties in the competitive set have an average occupancy rate of approximately 90.3% and the fourth property is currently in lease-up.

North Huntingdon Square (Irwin, Pennsylvania). North Huntingdon Square is a 131,549 square foot grocery anchored retail center located in Irwin, Pennsylvania on a 17.9 acre site. The property was originally constructed in 1973 and renovated in 2012. Affiliates of the borrowers acquired the property through separate transactions in 1994 and 1997. As of February 2014, the property was 97.2% leased by five tenants. The property is anchored by Giant Eagle (105,436 square feet), the largest grocery store chain in the Pittsburgh area, and shadow anchored by Target (not included in the collateral). Giant Eagle has a lease expiration date of November 2020 with six, five-year extension options. Giant Eagle renovated its space in 2011, investing approximately $11 million of capital. In 2013, Giant Eagle had sales of $607 per square foot and an occupancy cost of 1.9%. Other tenants at the property include Famous Footwear (6,030 square feet), Eat’n Park (5,895 square feet), Bob Evans (5,300 square feet) and Panera Bread (5,250 square feet).

The property is located in the city of Irwin, approximately 20 miles southwest of the Pittsburgh central business district in the Westmoreland County retail submarket of Pittsburgh, Pennsylvania. Regional access to the area is provided by Interstate 76 (the Pennsylvania Turnpike), Interstate 70 and Route 30. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 74,501 people, with an average household income of $66,889 as of 2013.  According to the appraisal, as of the fourth quarter of 2013, the Westmoreland County submarket had a retail inventory of approximately 8.3 million square feet and a vacancy rate of 4.3%. The appraisal identified five comparable centers that serve as the competitive set for the property. The centers in the competitive set range from 75,726 to 283,252 square feet and were constructed between 1950 and 1993. The competitive set has an average occupancy rate of approximately 96.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Giant Eagle(4)	Various	NA / NA / NA	213,364	18.5%	$11.20	$634	2.2%	Various
Sears	Northtowne	Caa1 / CCC+ / CCC	87,235	7.6%	$3.25	$62	7.2%	4/19/2018
Walmart	Waterworks	Aa2 / AA / AA	80,618	7.0%	$13.64	NAV	NAV	1/31/2023
Dunham’s Sports(5)	Various	NA / NA / NA	51,200	4.4%	$8.14	$130	9.0%	Various
Marshalls(6)	Various	A3 / A+ / NA	49,427	4.3%	$10.39	$284	5.8%	Various
JCPenney	Northtowne	Caa1 / CCC+ / CCC	47,538	4.1%	$3.74	$89	5.0%	3/31/2020
Elder-Beerman	Northtowne	Caa2 / B- / NA	45,000	3.9%	$3.93	$95	5.0%	1/31/2017
Waterworks Cinemas(7)	Waterworks	NA / NA / NA	33,168	2.9%	$16.58	$264,876	25.9%	10/31/2027
Ross Dress for Less	Waterworks	NA / A- / NA	31,123	2.7%	$14.00	NAV	NAV	1/31/2018
Bed Bath & Beyond	Waterworks	NA / BBB+ / NA	30,025	2.6%	$15.00	NAV	NAV	1/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)
Giant Eagle leases 107,928 square feet at Waterworks which expires in August 2023 and 105,436 square feet at North Huntingdon which expires in November 2020. The leases have an annual base rent of $13.10 and $9.43 per square foot, respectively. The Giant Eagle at the Waterworks property reported 2013 Sales PSF of $660 with an occupancy cost of 2.5%. The Giant Eagle at North Huntingdon reported 2013 Sales PSF of $607 with an occupancy cost of 1.9%.

(5)
Dunham’s Sports leases 26,000 square feet at Northtowne Mall which expires in January 2023 and 25,200 square feet at Waterworks which expires in October 2017. The leases have an annual base rent of $6.34 and $10.00 per square foot, respectively.

(6)
Marshalls leases 27,000 square feet at Waterworks which expires in January 2023 and 22,427 square feet at Northtowne Mall which expires in April 2025. The leases have an annual base rent of $13.00 and $7.25 per square foot, respectively. The Northtowne Mall lease is recently executed and does not commence until May 2015. Sales PSF and Occupancy Costs are only based on the Waterworks location and represent sales as of December 31, 2012.

(7)	Sales PSF reflects sales per screen for Waterworks Cinemas. Sales per screen is based on a total of 10 screens.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	29,208	2.5%	NAP	NAP	29,208	2.5%	NAP	NAP
2014 & MTM	7	26,301	2.3	$535,385	3.6%	55,509	4.8%	$535,385	3.6%
2015	16	55,059	4.8	1,029,368	7.0	110,568	9.6%	$1,564,753	10.6%
2016	14	58,443	5.1	1,276,358	8.7	169,011	14.7%	$2,841,111	19.3%
2017	12	164,092	14.2	2,211,782	15.0	333,103	28.9%	$5,052,893	34.3%
2018	14	186,552	16.2	2,068,633	14.0	519,655	45.1%	$7,121,526	48.3%
2019	5	33,446	2.9	587,444	4.0	553,101	48.0%	$7,708,970	52.3%
2020	6	172,575	15.0	1,600,559	10.9	725,676	63.0%	$9,309,529	63.2%
2021	5	18,602	1.6	342,152	2.3	744,278	64.6%	$9,651,681	65.5%
2022	3	12,532	1.1	256,110	1.7	756,810	65.7%	$9,907,791	67.3%
2023	5	266,701	23.2	3,319,183	22.5	1,023,511	88.9%	$13,226,974	89.8%
2024	2	30,599	2.7	172,495	1.2	1,054,110	91.5%	$13,399,469	91.0%
2025 & Beyond	7	97,682	8.5	1,330,396	9.0	1,151,792	100.0%	$14,729,864	100.0%
Total	96	1,151,792	100.0%	$14,729,864	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Gumberg Retail Portfolio

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,968,258	$14,095,174	$14,155,412	$14,574,866	$14,729,864	$12.79	77.5%
Vacant Income	0	0	0	0	536,145	0.47	2.8
Gross Potential Rent	$13,968,258	$14,095,174	$14,155,412	$14,574,866	$15,266,009	$13.25	80.3%
Total Reimbursements	3,716,196	3,760,648	3,611,043	3,473,685	3,743,240	3.25	19.7
Net Rental Income	$17,684,454	$17,855,822	$17,766,454	$18,048,551	$19,009,249	$16.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,122,121)	(0.97)	(5.9)
Other Income	106,533	102,388	136,265	112,736	98,150	0.09	0.5
Effective Gross Income	$17,790,987	$17,958,210	$17,902,719	$18,161,287	$17,985,277	$15.62	94.6%

Total Expenses	$5,134,486	$5,035,728	$5,103,644	$5,107,180	$5,323,594	$4.62	29.6%

Net Operating Income	$12,656,501	$12,922,483	$12,799,075	$13,054,106	$12,661,683	$10.99	70.4%

Total TI/LC, Capex/RR	0	0	0	0	1,078,620	0.94	6.0
Net Cash Flow	$12,656,501	$12,922,483	$12,799,075	$13,054,106	$11,583,063	$10.06	64.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place is higher than 2013 primarily due to a new 22,427 square foot lease to Marshalls at the Northtowne Mall property which accounts for $162,596 in annual rent and commences in May 2015.

Property Management. The Gumberg Retail Portfolio is managed by J.J. Gumberg Co., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $2.2 million for outstanding tenant improvements and leasing commissions related to the Marshall’s space at Northtowne Mall, $745,749 for free rent associated with five tenants, $527,665 for real estate taxes, $86,696 for insurance premiums and $41,196 for ground lease rent.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $148,762.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance payments, which currently equates to $14,120.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $17,971 (approximately $0.19 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $83,333 (approximately $0.87 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $5,000,000 (approximately $4.34 per square foot).

Anchor Tenant Reserve - In the event that any of the following tenants: JCPenney, Elder-Beerman, Sears (collectively, the “Northtowne Mall Tenants”), Giant Eagle (North Huntingdon Square), Giant Eagle (Waterworks), or Walmart either (a) fails to renew its lease in accordance with the lease on or before the notice period required for renewal or (b) goes dark, vacates or abandons the premises and the borrowers have not leased the space to replacement tenants in accordance with the terms of the loan documents, then excess cash flow will be swept into a reserve account to be used for tenant improvement and leasing commission obligations. With respect to the Northtowne Mall Tenants, the swept amount of the reserve is capped at $500,000 in the event one of the three Northtowne Mall Tenants fails to renew or goes dark. In the event that more than one of the Northtowne Mall Tenants or any of the other tenants listed above fails to renew or goes dark, the swept amount of the reserve is uncapped.

Ground Rent Reserve - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated ground lease payments at the Waterworks property, which currently equates to $41,203.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR for the Gumberg Retail Portfolio Whole Loan (as calculated in the loan documents) based on the trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) if two or more of the tenants listed in the “Anchor Tenant Reserve” section above fail to renew their leases or go dark, then all excess cash flow after payments of debt service, operating expenses and required reserves will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gumberg Retail Portfolio

Release of Properties. The borrowers may release the Northtowne Mall property from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists; (ii) the borrowers pay a release price of 115% of the allocated loan amount for the property and the individual property yield maintenance premium; (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing twelve month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.15x and (b) the DSCR for all of the properties (including the Northtowne Mall property) as calculated in the loan documents based on the immediately preceding trailing twelve month period immediately preceding the release of the Northtowne Mall property and (iv) after giving effect to the release of the Northtowne Mall property, the LTV for the properties then remaining is equal to or less than 75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Lincolnwood Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Lincolnwood Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Lincolnwood Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Lincolnwood Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$53,000,000	Title:	Fee
Cut-off Date Principal Balance:	$52,860,283	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	6.0%	Net Rentable Area (SF):	421,992
Loan Purpose:	Refinance	Location:	Lincolnwood, IL
Borrower:	Lincolnwood Town Center, LLC	Year Built / Renovated:	1990 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy(1):	96.2%
Interest Rate:	4.26200%	Occupancy Date:	2/21/2014
Note Date:	3/18/2014	Number of Tenants(1):	79
Maturity Date:	4/1/2021	2011 NOI:	$6,627,369
Interest-only Period:	None	2012 NOI:	$7,049,596
Original Term:	84 months	2013 NOI:	$6,691,723
Original Amortization:	360 months	TTM NOI (4/2014)(2):	$6,450,474
Amortization Type:	Balloon	UW Economic Occupancy:	86.7%
Call Protection:	L(26),Def(51),O(7)	UW Revenues:	$11,719,047
Lockbox:	CMA	UW Expenses:	$6,522,985
Additional Debt:	N/A	UW NOI(2):	$5,196,062
Additional Debt Balance:	N/A	UW NCF:	$4,774,070
Additional Debt Type:	N/A	Appraised Value / Per SF:	$89,100,000 / $211
		Appraisal Date:	2/26/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	Springing	$316,512	Maturity Date LTV:	51.8%
TI/LC:	$0	Springing	$1,076,080	UW NCF DSCR:	1.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$53,000,000	100.0%	Return of Equity	$52,494,453	99.0%
			Closing Costs	505,547	1.0
Total Sources	$53,000,000	100.0%	Total Uses	$53,000,000	100.0%
(1)	Occupancy and Number of Tenants includes temporary tenants, which occupy 20,825 square feet. Occupancy is 91.2% excluding temporary tenants.
(2)
UW NOI is lower than TTM NOI primarily due to three factors. First, a mark-to-market rent adjustment for nine tenants with sales of less than $300 per square foot and occupancy costs in excess of 16% was taken, resulting in a total rent markdown of $585,091 and occupancy costs of 14.4% for those tenants. Second, UW NOI reflects an underwritten management fee of 4.0% compared to the contractual management fee of 1.4%. Lastly, UW NOI includes a higher real estate tax expense.

(3)	For a full description of the escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Lincolnwood Town Center loan has an outstanding principal balance of approximately $52.9 million and is secured by a first mortgage lien on a 421,992 square foot regional mall in Lincolnwood, Illinois. The loan has a seven-year term and amortizes on a 30-year schedule. The property was previously unencumbered.

The Borrower. The borrowing entity for the loan is Lincolnwood Town Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3 / A by Moody’s / S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising approximately 243.0 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Lincolnwood Town Center was on the list of assets to be included in the spin-off. SPG has the right to transfer sponsorship to its proposed spin-off REIT, to be known as Washington Prime Group Inc. (“WPG”). WPG is expected to own or have an interest in 54 strip centers and 44 malls totaling 53.0 million square feet in 23 states. As of September 30, 2013, occupancy at these prospective strip centers and malls was 94.2% and 90.4%, respectively. WPG will be led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. For additional detail see “Spin-off” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lincolnwood Town Center

The Property.  Lincolnwood Town Center is a 421,992 square foot regional mall, all of which serves as collateral for the loan. The property was constructed in 1990 and is situated on approximately 35.1 acres in Lincolnwood, Illinois, approximately 15 miles north of Chicago’s central business district. The property is anchored by Carson Pirie Scott (118,516 square feet) and Kohl’s (102,314 square feet). Additionally, there are 1,646 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 3.90 spaces per 1,000 square feet of net rentable area.

As of February 21, 2014, the property was approximately 96.2% occupied by 79 tenants (91.2% excluding temporary tenants). The property’s in-line tenants generally consist of national tenants such as Old Navy, The Gap/Gap Kids, Express Women, New York & Company, rue 21, Charlotte Russe, Victoria’s Secret, Champs Sports and The Finish Line. Gross mall sales for all tenants that reported in 2013 were approximately $86.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $298, $296, $294 and $313 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 17.6%, 18.0%, 16.6% and 15.9%, respectively.

Lincolnwood Town Center is located in Lincolnwood, Illinois, approximately 15 miles north of Chicago’s central business district and approximately 15 miles from the Chicago O’Hare International Airport. Lincolnwood Town Center is located directly off of Touhy Avenue which connects to Interstate 94 (Edens Expressway), a major north/south interstate that bisects the Chicago metro area.

According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 748,923 people, with a median household income of $50,839 as of the first quarter of 2014. The secondary trade area, defined as being within a 25-mile radius of the property, contains approximately 5.6 million people with a median household income of $53,949 as of the first quarter of 2014. The appraisal concluded per square foot market rents of $37.00 for spaces less than 1,500 square feet, $25.00 for spaces between 1,500 and 2,499 square feet, $30.00 for spaces between 2,500 and 3,999 square feet, $25.00 for spaces between 4,000 and 6,499 square feet, $20.00 for spaces between 6,500 and 9,999 square feet and $15.00 for spaces between 10,000 and 19,999 square feet. The appraisal concluded that market rents were generally in-line with the rents in-place at the property. According to the appraisal, the property’s primary competition consists of the three properties detailed in the table below.

Lincolnwood Town Center’s outparcels include The Vitamin Shoppe, Chipotle, Five Guys Burgers and Fries, Red Lobster and Olive Garden, which bring additional foot traffic to the area. The property is also in close proximity to various complementary retail properties including Lowe’s Home Improvement, Best Buy and Target. The property’s surrounding neighborhood is undergoing a redevelopment from industrial to retail. Directly north of the property, there is construction underway to build a shopping center that is expected to be anchored by a 71,310 square foot Mariano’s Fresh Market. Additionally, to the west of the property, there is another 195,000 square foot retail center that is expected to be completed in mid-2014 called Touhy Marketplace. Touhy Marketplace is expected to be anchored by a 150,000 square foot Walmart Supercenter with 17,000 square feet of small shops.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Golf Mill Mall	1960	1,057,000	98.0%	7.0 miles	JCPenney, Target, Kohl’s, Value City Furniture, Sears, Ross Dress for Less
Old Orchard Mall	1956	1,726,972	100.0%	4.1 miles	Bloomingdale’s, Lord & Taylor, Macy’s
Harlem & Irving Plaza	1956	700,000	98.0%	6.2 miles	Best Buy, Carson’s, Target
Total / Weighted Average		3,483,972	99.0%
(1)	Per the appraisal.

Historical and Current Occupancy(1)(2)

2011	2012	2013	Current(3)
96.5%	94.1%	94.0%	96.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancies include temporary tenants. Historical Occupancy excluding temporary tenants is 88.1%, 87.7% and 83.6% for 2011, 2012 and 2013, respectively.
(3)	Current Occupancy is as of February 21, 2014. Current Occupancy is 91.2% excluding temporary tenants.

In-line Sales and Occupancy Costs(1)

	2010	2011	2012	2013
In-line Sales PSF	$298	$296	$294	$313
Occupancy Costs	17.6%	18.0%	16.6%	15.9%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lincolnwood Town Center

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Carson Pirie Scott	Caa1 / B- / NA	118,516	28.1%	$7.38	$159	4.6%	1/31/2016
Kohl’s	Baa1 / BBB+ / BBB+	102,314	24.2%	$3.91	$141	2.8%	1/31/2024
Old Navy	Baa3 /BBB- / BBB-	17,586	4.2%	$11.00	$293	11.3%	1/31/2015
The Gap/Gap Kids	Baa3 /BBB- / BBB-	8,984	2.1%	$20.00	$179	11.1%	1/31/2016
Express Women	NA / BB / NA	7,462	1.8%	$26.65	$403	11.0%	1/31/2024
New York & Company	NA / NA / NA	7,250	1.7%	$18.36	$157	16.6%	1/31/2016
rue 21	Caa3 / B- / NA	6,560	1.6%	$16.39	$174	10.0%	5/31/2021
Charlotte Russe	B2 / NA / NA	6,405	1.5%	$15.00	$194	26.8%	5/31/2019
Victoria’s Secret	Ba1 / BB+ / BB+	6,206	1.5%	$21.02	$525	10.1%	1/31/2023
Champs Sports	NA / NA / NA	5,292	1.3%	$35.80	$251	14.0%	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	36,968	8.8%	NAP	NAP	36,968	8.8%	NAP	NAP
2014 & MTM	7	8,553	2.0	$324,749	5.2%	45,521	10.8%	$324,749	5.2%
2015	11	33,412	7.9	887,633	14.2	78,933	18.7%	$1,212,382	19.4%
2016	10	146,574	34.7	1,669,931	26.7	225,507	53.4%	$2,882,313	46.0%
2017	7	17,308	4.1	475,749	7.6	242,815	57.5%	$3,358,062	53.6%
2018	13	18,153	4.3	808,483	12.9	260,968	61.8%	$4,166,545	66.5%
2019	5	17,032	4.0	396,935	6.3	278,000	65.9%	$4,563,480	72.8%
2020	1	670	0.2	51,485	0.8	278,670	66.0%	$4,614,964	73.7%
2021	7	18,790	4.5	542,761	8.7	297,460	70.5%	$5,157,725	82.3%
2022	0	0	0.0	0	0.0	297,460	70.5%	$5,157,725	82.3%
2023	3	10,581	2.5	219,231	3.5	308,041	73.0%	$5,376,956	85.8%
2024	5	113,951	27.0	888,213	14.2	421,992	100.0%	$6,265,169	100.0%
2025 & Beyond	0	0	0.0	0	0.0	421,992	100.0%	$6,265,169	100.0%
Total	69	421,992	100.0%	$6,265,169	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes the 20,825 square feet leased to temporary tenants.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,524,597	$6,543,355	$6,428,980	$6,385,685	$6,265,169	$14.85	53.0%
Vacant Income	0	0	0	0	989,161	2.34	8.4
Gross Potential Rent	$6,524,597	$6,543,355	$6,428,980	$6,385,685	$7,254,329	$17.19	61.3%
Total Reimbursements	4,943,346	4,488,818	4,754,178	4,767,852	4,570,423	10.83	38.7
Net Rental Income	$11,467,943	$11,032,173	$11,183,158	$11,153,537	$11,824,753	$28.02	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	0	(1,574,252)	(3.73)	(13.3)
Other Income(5)	1,396,525	1,446,170	1,455,607	1,514,901	1,468,546	3.48	12.4
Effective Gross Income	$12,864,468	$12,478,343	$12,638,765	$12,668,438	$11,719,047	$27.77	99.1%

Total Expenses	$6,237,099	$5,428,747	$5,947,042	$6,217,964	$6,522,985	$15.46	55.7%

Net Operating Income(6)	$6,627,369	$7,049,596	$6,691,723	$6,450,474	$5,196,062	$12.31	44.3%

Total TI/LC, Capex/RR	0	0	0	0	421,992	1.00	3.6
Net Cash Flow	$6,627,369	$7,049,596	$6,691,723	$6,450,474	$4,774,070	$11.31	40.7%
(1)	TTM column represents the trailing twelve-month period ending on April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the February 21, 2014 rent roll, with rent bumps underwritten through December 31, 2014.
(4)
Vacancy/Credit Loss includes a mark-to-market adjustment taken for tenants with sales of less than $300 per square foot and occupancy costs in excess of 16%, resulting in a total rent markdown of $585,091.

(5)	Other Income is primarily attributable to temporary tenants.
(6)
Underwritten NOI is lower than TTM NOI primarily due to three factors. First, a mark-to-market rent adjustment resulting in a total rent markdown of $585,091. Second, an underwritten management fee of 4.0% compared to the contractual management fee of 1.4%. Lastly, higher real state taxes were underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lincolnwood Town Center

Property Management. The property is managed by SPG Management Associates III, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit $1,312,500 into escrow to cover potential environmental remediation work. After receipt of a completed Phase II environmental assessment, no further action was recommended and the funds were released to the borrower.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no DSCR Reserve Trigger Event or Carson Tenant Trigger Event exists, and the borrower provides satisfactory evidence that taxes have been paid.

A “DSCR Reserve Trigger Event” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.45x for two consecutive calendar quarters.

A “Carson Tenant Trigger Event” means Carson Pirie Scott fails to renew its lease one year prior to the lease expiration in January 2016 or January 2021 or goes dark, vacates or abandons its parcel. Carson Pirie Scott has eight, five-year renewal options remaining and has been a tenant since 1990.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no DSCR Reserve Trigger Event or Carson Tenant Trigger Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no DSCR Reserve Trigger Event or Carson Tenant Trigger Event exists. During the continuance of either a DSCR Reserve Trigger Event or Carson Tenant Trigger Event, the borrower is required to deposit $8,792 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $316,512 (approximately $0.75 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Event or Carson Tenant Trigger Event exists. During the continuance of either a DSCR Reserve Trigger Event or Carson Tenant Trigger Event, the borrower is required to deposit $29,891 per month (approximately $0.85 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,076,080 (approximately $2.55 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be set upon the occurrence of a Lockbox Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR, as calculated in the loan documents based on the trailing four calendar quarters, is less than 1.35x for two consecutive quarters or (iv) a Carson Tenant Trigger Event has occurred.

Spin-off. SPG intends to spin off its strip center properties and smaller enclosed malls that is expected to be completed in the second quarter of 2014 (the “Spin-off”). Lincolnwood Town Center will be one of the properties included in the Spin-off. In connection with the Spin-off, SPG intends to transfer all of its indirect interests in the borrower to WPG and/or Washington Prime Group, L.P. (“Washington LP”) through certain distributions of common shares and limited partnership units. Any transfers of interest in connection with the Spin-off are permitted without the consent of the lender under the loan documents if certain conditions set forth in the loan documents are satisfied, including, without limitation that within 15 days of the Spin-off, the borrower delivers a replacement guaranty agreement from a Washington Key Principal in the same form as was delivered at origination (such replacement guaranty agreement is required to cover any liability arising from and after the origination date and upon delivery of such replacement guaranty, the lender is required to release the guaranty agreement delivered by the nonrecourse carve-out guarantor at origination).

A “Washington Key Principal” means one or more of (i) WPG, (ii) Washington LP, (iii) such other entity that is the resulting real estate investment trust entity upon completion of the Spin-off, so long as, in the case of any entity under clauses (i) – (iii) above, such entity is substantially similar with respect to the number of assets owned and total asset value, all as contemplated in the Form 10 filed by WPG on December 24, 2013 (each entity described in clauses (i), (ii) and (iii) of this definition, as the context may require, “Washington”), and (iv) any subsidiary of Washington; provided that Washington directly or indirectly owns at least 51% of such subsidiary and controls the day-to-day decision making of such subsidiary, notwithstanding that one or more third parties may have rights to participate in major decisions of such subsidiary.

Release of Outparcels. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

160 Water Street
160 Water Street
New York, NY 10038
BROOKLYN BRIDGE
CITY HALL PARK
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
BATTERY PARK
WEST STREET
WORLD TRADE CENTER MEMORIAL
LIBERTY PARK
WINTER GARDEN
GATEWAY PLAZA
ESPLANADE
BROOKLYN BATTERY TUNNEL
FDR / SOUTH STREET VIADUCT
BOWLING GREEN
PETER MINUIT PLAZA
VIETNAM VETERANS PLAZA
STATEN ISLAND FERRY TERMINAL
BATTERY MARITIME BUILDING
DOWNTOWN MANHATTAN HELIPORT
STATUE OF LIBERTY FERRY
East River
500 FEET
MAP © 2014 CARTIFACT · DATA © BROADMAP
QUEENS
West New York
Union City
Hoboken
MANHATTAN
New York
BROOKLYN
Hudson River
East River
Central Park
Miller Park Stadium
Carnegie Hall
Rockefeller Center
General Motors
Times Square
Port Authority
Empire State Building
Madison Sq Garden
Roosevelt Stadium
JFK Stadium
NYU
UN
WTC
Newport Center
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

FLOOR	Tenant
24	Beth Israel Medical Center 21,500 SF Exp. 10/2025
23	Beth Israel Medical Center 21,500 SF Exp. 10/2025
22	Beth Israel Medical Center 21,500 SF Exp. 10/2025
21	Beth Israel Medical Center 21,500 SF Exp. 10/2025
20	Beth Israel Medical Center 21,500 SF Exp. 10/2025
19	New York City Health and Hospital Corporation 21,500 SF Exp. 12/2023
18	New York City Health and Hospital Corporation 21,500 SF Exp. 12/2023
17	Oestreicher Construction Corp. 5,259 SF Exp. 4/2018; New York City Health and Hospital Corporation 16,241 SF Exp. 12/2023
16	Seneca Insurance Company 21,500 SF Exp. 9/2020
15	Seneca Insurance Company 21,500 SF Exp. 9/2020
14	Mechanical
13	New York City Health and Hospital Corporation 20,600 SF Exp. 12/2015
12	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
11	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
10	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
9	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
8	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
7	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
6	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
5	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
4	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
3	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
2	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
M	Vacant 3,608 SF
G	Pratiza Oza & Panna Patel 900 SF Exp. 10/2016; Vacant 7,471 SF
LL	Vacant 8,944 SF

Vacant | Mechanical | 2015 | 2016 | 2018 | 2020 | 2023 | 2025

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,600,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	487,523
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	EO 160 Water LLC	Year Built / Renovated:	1970 / 1987
Sponsor(2):	EO 160 Water LLC	Occupancy:	95.9%
Interest Rate:	4.80200%	Occupancy Date:	3/1/2014
Note Date:	4/30/2014	Number of Tenants:	5
Maturity Date:	5/1/2021	2011 NOI:	$5,519,078
Interest-only Period:	84 months	2012 NOI(3):	$4,583,216
Original Term:	84 months	2013 NOI(3):	$3,142,306
Original Amortization:	None	UW Economic Occupancy:	91.7%
Amortization Type:	Interest Only	UW Revenues(4):	$16,538,258
Call Protection(5):	L(25),Def(56),O(3)	UW Expenses:	$9,274,950
Lockbox:	Hard	UW NOI:	$7,263,308
Additional Debt:	Yes	UW NCF:	$6,419,002
Additional Debt Balance:	$49,000,000	Appraised Value / Per SF:	$165,000,000 / $338
Additional Debt Type:	Pari Passu	Appraisal Date:	4/1/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$204
Taxes:	$1,106,868	$221,374	N/A	Maturity Date Loan / SF:	$204
Insurance:	$9,699	$9,699	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$8,125	$8,125	N/A	Maturity Date LTV:	60.4%
TI/LC:	$46,721	$46,721	N/A	UW NCF DSCR:	1.32x
Other:	$1,015,167	$0	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$99,600,000	58.7%	Purchase Price	$165,386,969	97.5%
Sponsor Equity	70,079,690	41.3	Upfront Reserves	2,186,580	1.3
			Closing Costs	2,106,141	1.2
Total Sources	$169,679,690	100.0%	Total Uses	$169,679,690	100.0%
(1)
160 Water Street is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $99.6 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $99.6 million 160 Water Street Whole Loan.

(2)	For a full description of the loan sponsor, please refer to “The Sponsor” below.
(3)
Due to damage caused by Hurricane Sandy in October 2012, the property was closed for renovations from October 29, 2012 to February 15, 2013. The borrower estimates total lost revenue for 2012 amounted to approximately $1.2 million and total lost revenue for 2013 amounted to approximately $2.6 million.

(4)
Beth Israel Medical Center’s current rent per square foot of $27.00 increases to $31.00 in November 2015 and JPMCB has underwritten the escalated rent. At origination, funds were escrowed to cover the difference between the contract rent and underwritten rent.

(5)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 1, 2014. Defeasance of the full $99.6 million 160 Water Street Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

The Loan. The 160 Water Street loan is secured by a first mortgage lien on a 24-story, 487,523 square foot office building located in  New York, New York. The whole loan has an outstanding principal balance of $99.6 million (the “160 Water Street Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $50.6 million and is being contributed to the JPMCC 2014-C20 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $49.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMCC 2014-C20 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 160 Water Street Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 160 Water Street Whole Loan has a seven-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the 160 Water Street Whole Loan is EO 160 Water LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor is a joint venture between affiliates of Emmes Asset Management Company LLC and a state pension fund with approximately $89 billion of assets under management as of year-end 2013.  Due to the fund requirements of the state pension fund providing the equity for the transaction, the loan’s nonrecourse carve-outs apply only to the borrowing entity. This may decrease the effectiveness of the nonrecourse carve-outs as a method to deter certain actions by the borrower that may be adverse to the interest of the lender, including, among other actions, declaring bankruptcy or causing a bankruptcy proceeding to be declared, violating the borrower and/or mortgaged property transfer restrictions, or misapplying insurance proceeds or income from the mortgaged property, in the event the mortgaged property becomes distressed.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in the Free Writing Prospectus.

Emmes Asset Management Company LLC is an affiliate of The Emmes Group of Companies (“Emmes”), which is a privately-owned national real estate investment advisory firm with corporate offices in New York and California. Founded in 1992, Emmes is a Registered Investment Advisor and a fully integrated commercial real estate investment owner.  Emmes had approximately $1.6 billion in assets under management as of March 31, 2014, including over 9.5 million square feet across 58 office, retail and multifamily properties in 19 states. The borrower acquired 160 Water Street from Oestretcher Properties for approximately $165.4 million. The loan sponsor also purchased 180 Water Street, the adjacent office property, in July 2013, resulting in the consolidated ownership of the majority of the block on which both assets lie.

The Property. 160 Water Street is a Class B office building located on Water Street between John Street and Fletcher Street in downtown Manhattan.  The property was constructed in 1970 and renovated in 1987.  The 24-story property totals 487,523 square feet and consists of primarily office space with a small retail component. 160 Water Street has floor plates of approximately 21,000 square feet.

As of March 1, 2014, the property was 95.9% leased by five tenants. The largest tenant at the property, New York City Health and Hospital Corporation (“NYCHHC”), leases 59.5% of the net rentable area through December 2023 with one, five-year extension option remaining and 4.2% of the net rentable area through December 2015 with one, three-year and one, five-year extension options remaining. NYCHHC is rated Aa2/AA/AA by Moody’s, S&P and Fitch. NYCHHC has been a tenant at the property since 2002, when it originally occupied approximately 126,000 square feet, and subsequently expanded in 2003, 2004, 2005, 2008 and 2012 to its current 310,841 square feet. NYCHHC operates the public hospitals and clinics in New York City and is the largest municipal healthcare system in the United States. NYCHHC provides medical and wellness services through its 70 community-based clinics, 11 acute care hospitals, six large diagnostic and treatment centers and five skilled nursing facilities. The second largest tenant, Beth Israel Medical Center, leases 22.1% of the net rentable area through October 2025 and has one, five-year extension option remaining. Beth Israel Medical Center is an 856-bed teaching hospital on Manhattan’s Lower East Side operating as a member of the Mount Sinai Health System. In total, the Mount Sinai Health System includes approximately 2,700 full and part-time physicians, 3,750 voluntary physicians and 12 freestanding ambulatory surgery centers. The space at 160 Water Street is used for administrative purposes that support the Mount Sinai Health System. The third largest tenant, Seneca Insurance Company (“Seneca”), leases 8.8% of the net rentable area through September 2020 and has three, five-year extension options remaining. Seneca is a specialty property and casualty insurance company headquartered at 160 Water Street. Seneca is a wholly owned subsidiary of Crum & Forster and is part of Fairfax Financial Holdings Limited, which is a publicly traded financing services holding company (Nasdaq: FRFHF).

Due to damage caused by Hurricane Sandy in October 2012, the property was closed for renovations from October 29, 2012 to February 15, 2013. The total losses as a result of Hurricane Sandy were approximately $7.4 million, which includes $3.6 million of repairs and $3.8 million of lost revenue. In addition to the property’s all risk insurance policy, 160 Water Street has flood insurance for $15.5 million which includes $500,000 from the National Flood Insurance Program and $15.0 million of excess coverage, including business interruption coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

160 Water Street has approximately 20,023 square feet of ground floor, basement and mezzanine retail space that is currently vacant, following the departure of the previous user (New York Sports Club) after damage was sustained to its space by Hurricane Sandy. The borrower is currently working to identify a replacement tenant for the space. At origination, the borrower deposited into escrow $400,000 to cover future tenant improvement, leasing commissions and capital expenditures incurred by the borrower for the space. The appraisal concluded a weighted average market rent of approximately $75 per square foot for the vacant retail space ($125 per square foot for the 7,471 square feet of ground floor space, $70 per square foot for the 3,608 square feet of mezzanine space and $35 per square foot for the 8,944 square feet of basement space).

The property is located on Water Street between John Street and Fletcher Street in the Insurance office submarket of downtown Manhattan. The property is located a few blocks from the New York Stock Exchange and is close to several local restaurants and amenities. The property is also within a few blocks of several subway lines including the 2, 3, 4, 5, A, C, J and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops, and additional retail development. In addition to the residential development, downtown’s office space continues to be priced lower than the Midtown market where average asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

According to the appraisal, the Downtown office market totals approximately 72.8 million square feet with an overall vacancy rate of 12.2% and average rents of $48.26 per square foot as of the fourth quarter of 2013. The Insurance submarket totals approximately 13.9 million square feet and reported an overall vacancy rate of 14.6% with average Class B rents of $33.88 per square foot. The appraisal identified eight directly competitive properties built between 1958 and 1972 and ranging in size from approximately 335,364 to 1,043,007 square feet. The comparable properties reported occupancies ranging from 85.0% to 100.0% with a weighted average of 94.1%. Asking rents for the comparable properties range from $36.00 to $48.00 per square foot. The appraisal also identified 10 comparable leases within the competitive set with adjusted rental rates ranging from $39.75 to $45.61 with an average of $42.38 per square foot. According to the appraisal approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55 to $70 per square foot and caters to a different tenant profile than 160 Water Street which has smaller floor plates.

Historical and Current Occupancy(1)
2010	2011	2012	2013	Current(2)
86.8%	86.8%	93.2%	95.5%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 1, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Health and Hospital Corporation(3)(4)	Aa2 / AA / AA	310,841	63.8%	$31.76	12/31/2023
Beth Israel Medical Center	NA / NA / NA	107,500	22.1%	$31.00	10/31/2025
Seneca Insurance Company(5)	NA / NA / A	43,000	8.8%	$23.75	9/30/2020
Oestreicher Construction Corp(6)	NA / NA / NA	5,259	1.1%	$35.00	4/30/2018
Pratiza Oza & Panna Patel(7)	NA / NA / NA	900	0.2%	$16.67	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
New York City Health and Hospital Corporation has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that New York City Health and Hospital Corporation occupies. In total, New York City Health and Hospital Corporation has 20,600 square feet expiring in December 2015 and 290,241 square feet expiring in December 2023.

(4)	The New York City Health and Hospital Corporation has the right to terminate its lease in July 2019 with 18 months’ notice and payment of a termination fee.
(5)	Seneca Insurance Company has the right to contract its space by one floor (21,500 square feet) starting on September 30, 2015, with nine months’ notice and the payment of a contraction fee.
(6)	Oestreicher Construction Corp has the right to terminate its lease at any time with 180 days’ notice.
(7)	Pratiza Oza & Panna Patel has the right to terminate its lease at any time with 90 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	20,023	4.1%	NAP	NAP	20,023	4.1%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	20,023	4.1%	$0	0.0%
2015	1	20,600	4.2	545,900	3.8	40,623	8.3%	$545,900	3.8%
2016	1	900	0.2	15,000	0.1	41,523	8.5%	$560,900	3.9%
2017	0	0	0.0	0	0.0	41,523	8.5%	$560,900	3.9%
2018	1	5,259	1.1	184,065	1.3	46,782	9.6%	$744,965	5.2%
2019	0	0	0.0	0	0.0	46,782	9.6%	$744,965	5.2%
2020	1	43,000	8.8	1,021,250	7.1	89,782	18.4%	$1,766,215	12.2%
2021	0	0	0.0	0	0.0	89,782	18.4%	$1,766,215	12.2%
2022	0	0	0.0	0	0.0	89,782	18.4%	$1,766,215	12.2%
2023	1	290,241	59.5	9,326,743	64.7	380,023	77.9%	$11,092,958	76.9%
2024	0	0	0.0	0	0.0	380,023	77.9%	$11,092,958	76.9%
2025 & Beyond	1	107,500	22.1	3,332,500	23.1	487,523	100.0%	$14,425,458	100.0%
Total	6	487,523	100.0%	$14,425,458	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$13,264,205	$11,335,958	$11,104,000	$14,425,458	$29.59	80.0%
Vacant Income	0	0	0	1,499,475	3.08	8.3
Gross Potential Rent	$13,264,205	$11,335,958	$11,104,000	$15,924,933	$32.66	88.3%
Total Reimbursements	1,841,089	1,840,597	1,262,493	2,112,800	4.33	11.7
Net Rental Income	$15,105,294	$13,176,555	$12,366,493	$18,037,733	$37.00	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,499,475)	(3.08)	(8.3)
Other Income	156,841	137,582	150,424	0	0.00	0.0
Effective Gross Income	$15,262,135	$13,314,137	$12,516,917	$16,538,258	$33.92	91.7%

Total Expenses	$9,743,057	$8,730,921	$9,374,611	$9,274,950	$19.02	56.1%

Net Operating Income	$5,519,078	$4,583,216	$3,142,306	$7,263,308	$14.90	43.9%

Total TI/LC, Capex/RR	0	0	0	844,306	1.73	5.1
Net Cash Flow	$5,519,078	$4,583,216	$3,142,306	$6,419,002	$13.17	38.8%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Due to damage caused by Hurricane Sandy in October 2012 the property was closed for renovations from October 29, 2012 to February 15, 2013. The borrower estimates total lost revenue for 2012 amounted to approximately $1.2 million and total lost revenue for 2013 amounted to approximately $2.6 million.

(3)
Beth Israel Medical Center’s current rent per square foot of $27.00 increases to $31.00 in November 2015 and JPMCB has underwritten the escalated rent. At origination, funds were escrowed to cover the difference between the contract rent and underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

160 Water Street

Property Management. The property is managed by Emmes Realty Services LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.1 million for real estate taxes, $609,167 to cover the difference between Beth Israel Medical Center’s current contract rent and underwritten rent, $400,000 for the development of the currently vacant retail space, $46,721 for tenant improvement and leasing commissions, $9,699 for insurance premiums, $8,125 for replacement reserve and $6,000 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $221,374.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $9,699.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,125 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $46,721 (approximately $1.15 per square foot annually) into the TI/LC escrow.

Vacant Retail Reserve - At origination, the borrower deposited into escrow $400,000 (approximately $19.97 per square foot of vacant retail space) to cover future tenant improvements, leasing commissions and capital expenditures incurred by the borrower with respect to the approximately 20,023 square feet of vacant retail space at the property.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash managment. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) based on the immediately preceding trailing three-month period falls below 1.15x, (ii) there is an event of default under the loan documents, (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) a NYCHHC Trigger Event occurs, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

An “NYCHHC Trigger Event” means the occurrence of any of the following by NYCHHC: (i) any bankruptcy action, (ii) NYCHHC gives notice that it is terminating its lease with respect to all or any portion of its space, (iii) any termination or cancellation of the NYCHHC lease, (iv) NYCHHC is not in occupancy and open for business (and does not intend to re-occupy for business) in more than 30% of its space or (v) NYCHHC exercises its termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.7%	Net Rentable Area (SF):	535,538
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrower:	BRI 1861 200 W Monroe, LLC	Year Built / Renovated:	1973 / 2006
Sponsors(2):	Various	Occupancy:	84.2%
Interest Rate:	4.66600%	Occupancy Date:	3/4/2014
Note Date:	5/15/2014	Number of Tenants:	45
Maturity Date:	6/1/2024	2011 NOI:	$5,357,474
Interest-only Period:	60 months	2012 NOI:	$5,969,335
Original Term:	120 months	2013 NOI(3):	$5,956,320
Original Amortization:	360 months	UW Economic Occupancy:	85.7%
Amortization Type:	IO-Balloon	UW Revenues:	$13,936,668
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$6,759,709
Lockbox:	CMA	UW NOI(3):	$7,176,959
Additional Debt:	Yes	UW NCF:	$6,356,488
Additional Debt Balance:	$25,000,000	Appraised Value / Per SF:	$101,000,000 / $189
Additional Debt Type:	Pari Passu	Appraisal Date:	4/16/2014

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$140
Taxes:	$1,155,701	$233,896	N/A	Maturity Date Loan / SF:	$129
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.3%
Replacement Reserves:	$9,819	$9,819	N/A	Maturity Date LTV:	68.1%
TI/LC:	$70,834	$70,833	$3,400,000	UW NCF DSCR:	1.37x
Other:	$111,241	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$75,000,000	71.4%	Purchase Price	$100,000,000	95.1%
Sponsor Equity	30,113,990	28.6	Closing Costs	3,766,394	3.6
			Upfront Reserves	1,347,596	1.3
Total Sources	$105,113,990	100.0%	Total Uses	$105,113,990	100.0%
(1)
200 West Monroe is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $75.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $75.0 million 200 West Monroe Whole Loan.

(2)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(3)
UW NOI is higher than 2013 NOI primarily due to 13 recently executed leases from January 2013 through March 2014 totaling approximately 55,528 square feet and accounting for approximately $1.0 million in annual rent.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 200 West Monroe loan is secured by a first mortgage lien on 535,538 square feet of office and retail space in a 23-story, 649,265 square foot building located in Chicago, Illinois. The whole loan has an outstanding principal balance of $75.0 million (the “200 West Monroe Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $50.0 million and is being contributed to the JPMCC 2014-C20 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $25.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust.  The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMCC 2014-C20 Trust. The trustee of the JPMCC 2014-C20 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 200 West Monroe Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 200 West Monroe Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the 200 West Monroe Whole Loan is BRI 1861 200 W Monroe, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

The Sponsors. The loan sponsors and non-recourse carveout guarantors are Gimmel Investment Properties, LLLP and Gimmel Investment Properties (US), LLLP, which are both Florida limited liability limited partnerships. The loan sponsors are affiliated with Beacon Investment Properties, a real estate investment and property development group based in Hallandale Beach, Florida. Beacon Investment Properties has acquired over $600.0 million of Class A and Class B commercial office, retail and industrial properties and has approximately 5.0 million square feet under management. The loan sponsors purchased the property for approximately $75.0 million from affiliates of Lubert Adler and The Farbman Group.

The Property. 200 West Monroe is a 649,265 square foot, Class B office building, of which 535,538 serves as collateral for the loan. The property is located in Chicago, Illinois and was constructed in 1973 and most recently renovated in 2006. The 535,538 square feet of collateral for the loan consists of 499,148 square feet of office space and 36,390 square feet of retail space. In 2005, the building was vertically subdivided to accommodate the sale of low-rise space to the Jewish Federation of Metropolitan Chicago. The Jewish Federation of Metropolitan Chicago has an interest in 113,354 square feet of self-contained space, which is not included in the loan’s collateral, and pays a pro rata share of the building’s operating expenses.

As of March 4, 2014, the property was 84.2% leased by 45 tenants. The property’s location provides a strong demand for its office space and from January 2013 through March 2014, there were 13 leases executed at the property totaling approximately 55,528 square feet (10.4% of the net rentable area).  The largest tenant is Select Hotels Group, a subsidiary of Hyatt Hotels, which occupies 13.8% of the net rentable area through March 2016. Hyatt Hotels recently consolidated all of its financial and corporate offices from Oakbrook, Illinois to the Select Hotels Group’s office space at 200 West Monroe so that these operational functions are now less than a block away from Hyatt Hotels’ headquarters. Hyatt Hotels manages, franchises, owns and develops Hyatt branded hotels, resorts and residential and vacation ownership properties. As of year-end 2013, the company’s worldwide portfolio consisted of 549 properties. 200 West Monroe’s second largest tenant, Equinox Fitness, occupies 6.3% of the net rentable area through March 2024 and represents the majority of the ground and second floor retail space. The third largest tenant is AMLI Residential, which occupies 5.6% of the net rentable area until January 2019. AMLI Residential is a private real estate company that focuses on the development, acquisition and management of luxury apartment communities across the United States. In 2006, AMLI Residential was acquired by PRIME Property Fund, a core, open-ended, institutional real estate fund managed by Morgan Stanley that owns or has an investment interest in approximately $11.0 billion of diverse real estate assets located in major markets in the United States. No other tenant occupies more than 5.6% of the net rentable area.

200 West Monroe is located approximately four blocks east of Union Station and four blocks northeast of Ogilvie Transportation Center, positioning it within walking distance of two of Chicago’s primary transportation hubs. According to the appraisal, the property is located in downtown Chicago on the western edge of the Central Loop submarket. The Central Loop office submarket is one of the five submarkets in Chicago’s central business district (“CBD”). The Central Loop, which is considered the heart of the CBD financial district, is bound by the Chicago River to the north, Roosevelt Road to the south, State Street to the east, and Franklin Street to the west. According to the appraisal, the Central Loop has seen an increase in demand in recent years with the addition of residential and high-end retail. The submarket’s more than 44.4 million square feet of office inventory is comprised of approximately 21.1 million square feet of Class B office space which has a vacancy rate of 15.3% and average rents of $30.19 per square foot as of the fourth quarter of 2013. The appraisal identified six directly competitive properties built between 1961 and 1985 and ranging in size from approximately 537,000 square feet to 755,000 square feet. The comparable properties reported occupancies ranging from 64.2% to 98.2% with a weighted average occupancy of 86.9%. Asking rents for the comparable properties range from $16.00 to $23.00 per square foot.

Historical and Current Occupancy
2011(1)	2012(2)	2013(2)(4)	Current(3)(4)
79.2%	84.0%	88.0%	84.2%
(1)	2011 Occupancy is as of May 31, 2011.
(2)	2012 and 2013 Occupancies are as of December 31 of each respective year.
(3)	Current Occupancy is as of March 4, 2014.
(4)
The decrease from 2013 Occupancy to Current Occupancy is primarily a result of one tenant, occupying 43,869 square feet, that is planning to vacate at the end of June 2014 because it needs more space than the building can accommodate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Select Hotels Group	Baa2 / BBB / NA	74,067	13.8%	$18.78	3/1/2016
Equinox Fitness(3)	NA / AA / AA	33,952	6.3%	$33.37	3/1/2024
AMLI Residential	NA / NA / NA	29,863	5.6%	$18.86	1/1/2019
Destiny Health	NA / NA / NA	28,784	5.4%	$18.00	8/1/2015
Barcodes Renewal	NA / NA / NA	28,119	5.3%	$16.00	12/1/2017
National Education Services	NA / NA / NA	21,667	4.0%	$18.50	5/1/2017
FastChannel	NA / NA / NA	20,290	3.8%	$16.37	1/1/2017
Rex Electric	NA / NA / NA	18,343	3.4%	$18.00	7/1/2017
Edline LLC(4)	NA / NA / NA	17,680	3.3%	$16.16	5/1/2015
STV Incorporated	NA / NA / NA	17,625	3.3%	$16.34	12/1/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Equinox Fitness has multiple leases at the property and the expiration date listed above reflects the expiration date of 33,528 square feet of Equinox Fitness space. In total, Equinox Fitness has 33,528 square feet expiring in March 2024 and 424 square feet of storage space expiring in March 2021.

(4)
Edline LLC has multiple leases at the property and the expiration date listed above reflects the expiration date of 17,314 square feet of Edline LLC space. In total, Edline LLC has 17,314 square feet expiring in May 2015 and 366 square feet of storage space expiring in May 2018.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	84,810	15.8%	NAP	NAP	84,810	15.8%	NAP	NAP
2014 & MTM	2	3,753	0.7	$52,260	0.6%	88,563	16.5%	$52,260	0.6%
2015	6	80,928	15.1	1,403,691	16.6	169,491	31.6%	$1,455,951	17.3%
2016	6	97,300	18.2	1,876,604	22.3	266,791	49.8%	$3,332,554	39.5%
2017	9	119,218	22.3	1,962,265	23.3	386,009	72.1%	$5,294,819	62.8%
2018	6	36,485	6.8	612,331	7.3	422,494	78.9%	$5,907,150	70.1%
2019	4	39,215	7.3	727,577	8.6	461,709	86.2%	$6,634,727	78.7%
2020	0	0	0.0	0	0.0	461,709	86.2%	$6,634,727	78.7%
2021	6	25,188	4.7	504,247	6.0	486,897	90.9%	$7,138,974	84.7%
2022	0	0	0.0	0	0.0	486,897	90.9%	$7,138,974	84.7%
2023	2	9,398	1.8	166,507	2.0	496,295	92.7%	$7,305,481	86.6%
2024	1	33,528	6.3	1,126,303	13.4	529,823	98.9%	$8,431,784	100.0%
2025 & Beyond(2)	3	5,715	1.1	0	0.0	535,538	100.0%	$8,431,784	100.0%
Total	45	535,538	100.0%	$8,431,784	100.0%
(1)	Based on the underwritten rent roll.
(2)	The Number of Leases Expiring in 2025 & Beyond represent 5,715 square feet of building management and maintenance offices and storage space. No rent is underwritten for these leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,061,517	$7,698,392	$7,761,932	$8,431,784	$15.74	51.9%
Vacant Income	0	0	0	1,404,532	2.62	8.6
Gross Potential Rent	$7,061,517	$7,698,392	$7,761,932	$9,836,316	$18.37	60.5%
Total Reimbursements	4,902,243	4,548,494	5,229,411	6,421,864	11.99	39.5
Net Rental Income	$11,963,760	$12,246,886	$12,991,343	$16,258,180	$30.36	100.0%
(Vacancy/Credit Loss)	(414,849)	(563,741)	(324,355)	(2,321,512)	(4.33)	(14.3)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$11,548,911	$11,683,144	$12,666,988	$13,936,668	$26.02	85.7%

Total Expenses	$6,191,437	$5,713,809	$6,710,668	$6,759,709	$12.62	48.5%

Net Operating Income	$5,357,474	$5,969,335	$5,956,320	$7,176,959	$13.40	51.5%

Total TI/LC, Capex/RR	0	0	0	820,471	1.53	5.9
Net Cash Flow	$5,357,474	$5,969,335	$5,956,320	$6,356,488	$11.87	45.6%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields
(2)
Underwritten Rents in Place is higher than 2013 primarily due to 13 recently executed leases from January 2013 through March 2014 totaling approximately 55,528 square feet and accounting for approximately $1.0 million in annual rent.

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,155,701 for real estate taxes, $94,468 for free rent associated with PRG Parking Management, Chadha and Associates, Stivers and Fundamental Analysis, $70,834 for rollover reserves, $16,774 for outstanding tenant improvements and leasing commissions associated with E-Gatematrix and $9,819 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $233,896.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. If the borrower does not provide satisfactory evidence that the property is insured as part of a blanket policy and the DSCR, as calculated in the loan documents, falls below 1.25x, the borrower is required to make monthly deposits into the insurance escrow.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,819 (approximately $0.22 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit into escrow $70,833 (approximately $1.59 per square foot annually). The reserve is subject to a cap equal to four times the Annual Lease Rollover Reserve Amount, which currently equates to $3,400,000 (approximately $6.35 per square foot). If a Select Hotels Affected Space event occurs, the reserve would increase as described below to the Annual Lease Rollover Reserve Amount.

The “Annual Lease Rollover Reserve Amount” means: the sum of (i) $850,000 plus (ii) the product of (a) the square footage of the Select Hotels Affected Space, multiplied by (b) $6.10 per square foot of the Select Hotels Affected Space.

The “Select Hotels Affected Space” means: (i) (a) the entire square footage of the Select Hotels Group space, if a bankruptcy or insolvency action has occurred or (b) the entire square footage of the Select Hotels Group in the event the tenant vacates, “goes dark,” abandons, terminates or fails to renew its space, less (ii) the square footage of the space that is re-let to one or more replacement tenants in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the property manager were required to send tenant direction letters to all tenants instructing them to deposit all collected rents directly to the lockbox account. The funds are then returned to an account controlled by the borrower except during the existence of a Cash Sweep Event. During a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be swept to a segregated cash management account to be established on the occurrence of the Cash Sweep Event and held in trust for the benefit of the lender. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager; or (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

200 West Monroe

Future Additional Debt. In connection with a permitted sale of the property and assumption of the loan in accordance with the terms and conditions in the loan documents, the owners of the proposed transferee have the right to obtain a mezzanine loan pursuant to the terms and conditions set forth in the loan documents, which include, but are not limited to: (i) a combined loan to value ratio of not more than 75.0%, (ii) the DSCR including the mezzanine loan of not less than 1.30x and (iii) the lenders must enter into an acceptable intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$42,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.8%	Net Rentable Area (SF):	646,834
Loan Purpose:	Acquisition	Location:	Brooklyn, NY
Borrower:	Vanderbilt Associates Owner LP	Year Built / Renovated:	1913 / 2011
Sponsors(2):	Various	Occupancy:	88.4%
Interest Rate:	4.34100%	Occupancy Date:	3/17/2014
Note Date:	2/28/2014	Number of Tenants:	6
Maturity Date:	3/1/2019	2011 NOI(3):	$6,344,175
Interest-only Period:	60 months	2012 NOI(3)(4):	$3,526,123
Original Term:	60 months	2013 NOI(4)(5):	$7,742,597
Original Amortization:	None	UW Economic Occupancy:	87.1%
Amortization Type:	Interest Only	UW Revenues:	$19,232,099
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$7,552,338
Lockbox:	Hard	UW NOI(5):	$11,679,761
Additional Debt:	Yes	UW NCF:	$11,241,183
Additional Debt Balance:	$100,000,000	Appraised Value / Per SF:	$203,400,000 / $314
Additional Debt Type:	Pari Passu	Appraisal Date:	3/7/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$220
Taxes:	$36,619	$12,452	N/A	Maturity Date Loan / SF:	$220
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$8,085	$8,085	$194,050	Maturity Date LTV:	69.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.80x
Other:	$32,730,402	$263,672	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$142,000,000	67.1%	Purchase Price	$194,500,000	91.9%
Preferred Equity	33,750,000	16.0	Upfront Reserves(7)	4,856,005	2.3
Sponsor Equity	35,781,066	16.9	Closing Costs	4,175,061	2.0
			Outstanding Leasing Commissions	4,110,000	1.9
			Ground Lessor Fee	3,890,000	1.8
Total Sources	$211,531,066	100.0%	Total Uses	$211,531,066	100.0%
(1)
470 Vanderbilt Avenue is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $142.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $142.0 million 470 Vanderbilt Avenue Whole Loan.

(2)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(3)	The decrease from 2011 NOI to 2012 NOI is a result of the property undergoing a conversion from a telecommunications facility to an office property.
(4)	The increase from 2012 NOI to 2013 NOI is primarily a result of the New York City Human Resources Administration (61.9% of the net rentable area) taking occupancy in November 2012.
(5)
The increase from 2013 NOI to the UW NOI is primarily the result of contractual rental increases for six tenants, the majority of which is attributable to the New York City Human Resources Administration. The New York City Human Resources Administration’s current rent per square foot of $21.48 increases to $30.48 in November 2015, and JPMCB has underwritten the escalated rent. At origination, funds from the 2014 Level 3 lease termination payment were escrowed to cover the difference between contract rent and underwritten rent through December 2014. The reserve is required to be replenished in January 2015 with funds from the next Level 3 lease termination payment as described in the “Level 3 Reserve Fund” below. The remaining five tenants have contractual rent increases occurring on or before April 2015.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	Upfront Reserves do not include the $27.9 million HRA reserve. Please refer to “HRA Tenant Improvement Financing” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

The Loan. The 470 Vanderbilt Avenue loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 10-story, 646,834 square foot office building located in Brooklyn, New York. The whole loan has an outstanding principal balance of $142.0 million (the “470 Vanderbilt Avenue Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $42.0 million and is being contributed to the JPMCC 2014-C20 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $100.0 million, was securitized in the JPMBB 2014-C19 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2014-C19 Trust. The trustee of the JPMBB 2014-C19 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 470 Vanderbilt Avenue Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 470 Vanderbilt Avenue Whole Loan has a five-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the 470 Vanderbilt Avenue Whole Loan is Vanderbilt Associates Owner LP, a Delaware limited partnership and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP.  RXR Realty LLC (“RXR”) is a vertically integrated private real estate company with expertise in investment management, property management, development, design, construction, leasing and financing.  RXR’s core growth strategy is focused on New York City and the surrounding tri-state area markets. RXR has interests in approximately $6.5 billion of assets, comprised of 108 operating properties containing approximately 20 million square feet. The loan sponsors acquired the property from a joint venture between affiliates of Starwood Capital Partners and GFI Development for approximately $194.5 million.

The Property. 470 Vanderbilt Avenue is a 646,834 square foot, Class A office building located in Brooklyn, New York. The 10-story building was constructed in 1913 as an industrial and manufacturing building and in 2001 was converted into a telecommunications facility. In 2011, the property underwent an approximately $74.0 million ($114 per square foot) renovation to convert the property from a telecommunications facility to Class A office and included modernized lobbies, new elevators, new mechanical, electrical, plumbing and life safety systems. The renovation also created separate entrances for the four largest tenants at the property.

As of March 17, 2014, the property was 88.4% leased by six tenants. Of the total net rentable area, approximately 71.5% is leased to investment grade rated tenants rated Aa2 / AA / AA by Moody’s, S&P and Fitch, respectively. In connection with the recent re-development, the property was configured largely around the largest tenant, the New York City Human Resources Administration (“HRA”), which leases 61.9% of the net rentable area through January 2033. The HRA took occupancy in 2012 and consolidated approximately 1,880 employees from three separate office properties in Manhattan and Brooklyn to this location. Approximately $43.5 million has been spent on tenant improvements in connection with the HRA space, which consisted of $26.5 million from the previous owner and $17.0 million by the HRA. The HRA provides temporary help to more than 3.0 million New Yorkers with social services and economic needs to assist them in reaching self-sufficiency. The second largest tenant, the New York City Housing Authority (“NYCHA”), leases 9.6% of the net rentable area through March 2030. The NYCHA provides public housing for low and moderate-income residents throughout the five boroughs of New York City. The third largest tenant, The League School, leases 6.1% of the net rentable area through March 2037. The League School, along with the fourth largest tenant at the property, Carl Fenichel Community Services, Inc., work in tandem to provide critical services to New York City’s neediest families and at-risk children, teens and adults. In addition to the office space, the property also has approximately 21,289 square feet of vacant ground floor retail which has not yet been built out or marketed for lease. The retail space is located directly across from Atlantic Yards and is positioned for either a big box user or several smaller shop tenants.

The property is located at the intersection of Vanderbilt Avenue and Atlantic Avenue directly across from the new Atlantic Yards site at the confluence of the Fort Greene, Clinton Hill and Prospect Heights neighborhoods. The Atlantic Yards project and recently completed Barclays Center are helping to revitalize the area surrounding the property. The Atlantic Yards project has an estimated cost of approximately $4.9 billion and includes the recently completed Barclays Center, an 18,000 seat sports and entertainment arena which opened in September 2012. Additionally, approximately 6,430 residential units, 628,000 square feet of office space, 256,000 square feet of retail space and a 180-key hotel are planned for development. The property is only five blocks from the Barclays Center and Atlantic Terminal, a half-mile from the Brooklyn Academy of Music and the Downtown Brooklyn Cultural District and less than a mile from Grand Army Plaza and Prospect Park. The property is also within walking distance of major subway lines (A, B, C, D, F, G, N, R, 2, 3, 4 and 5) along with the Long Island Railroad.  According to the appraisal, the property is located within the Brooklyn submarket of the New York Outer Boroughs Office market. As of the fourth quarter of 2013, the Class A Brooklyn submarket contains approximately 10.4 million square feet of office space and reported a vacancy rate of 6.3% with asking rents of $31.11 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

Historical and Current Occupancy(1)

2011(2)	2012	2013	Current(3)(4)
11.6%	88.4%	88.4%	88.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	In 2011, the property was being converted from a telecommunications facility to office.
(3)	Current Occupancy is as of March 17, 2014.
(4)	Current Occupancy includes 5,444 square feet of data center space that is leased to multiple tenants over various lease terms.

Tenant Summary(1)(2)

Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Human Resources Administration(4)(5)	Aa2 / AA / AA	400,300	61.9%	$30.48	1/31/2033
New York City Housing Authority	Aa2 / AA / AA	62,400	9.6%	$30.30	3/31/2030
The League School	NA / NA / NA	39,740	6.1%	$25.26	3/14/2037
Carl Fenichel Community Services, Inc.	NA / NA / NA	37,408	5.8%	$29.50	1/30/2037
Aereo(6)	NA / NA / NA	19,360	3.0%	$35.51	2/15/2017
Switchnet, Corp.	NA / NA / NA	7,100	1.1%	$37.14	12/31/2020
(1)	Based on the underwritten rent roll.
(2)
The Tenant Summary excludes 5,444 square feet of data center space that is leased to multiple tenants over various lease terms. Current data tenants include Clear Wireless, Fibertower Corporation, KeySpan Communications and Verizon.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)
The New York City Human Resources Administration’s current Base Rent PSF is $21.48 and is scheduled to increase to $30.48 per square foot in November 2015. At origination of the loan, funds were escrowed to cover the rental payment difference between the current rate of $21.48 and the underwritten rent per square foot of $30.48. The reserve will be replenished in January 2015 with funds from the next Level 3 lease termination payment as described in “Level 3 Reserve Fund” below.

(5)
The New York City Human Resource Administration has the right to contract its space on the third and fourth floors and a portion of the lobby in January 2023 with nine months notice and payment of a contraction fee. In addition, the New York City Human Resources Administration’s has the right to terminate its lease in January 2028 with 18 months notice and payment of a termination fee.

(6)
Aereo is involved in a lawsuit with Walt Disney Co’s ABC network, CBS Broadcasting Inc, Comcast Corp’s NBCUniversal and Twenty-First Century Fox Inc. (collectively, the “Networks”). The Networks brought suit claiming that Aereo steals copyrighted TV content and have appealed a decision by the 2nd U.S. Circuit Court of Appeals in April that denied their request to shut Aereo down while litigation proceeds.  Aereo’s business is to charge users a fee to watch live or recorded broadcasts of over the air TV through computers or mobile devices. The appeal was heard by the Supreme Court on April 22, 2014.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	75,082	11.6%	NAP	NAP	75,082	11.6%	NAP	NAP
2014 & MTM(2)	0	5,444	0.8	$0	0.0%	80,526	12.4%	$0	0.0%
2015	0	0	0.0	0	0.0	80,526	12.4%	$0	0.0%
2016	0	0	0.0	0	0.0	80,526	12.4%	$0	0.0%
2017	1	19,360	3.0	687,543	4.0	99,886	15.4%	$687,543	4.0%
2018	0	0	0.0	0	0.0	99,886	15.4%	$687,543	4.0%
2019	0	0	0.0	0	0.0	99,886	15.4%	$687,543	4.0%
2020	1	7,100	1.1	263,694	1.5	106,986	16.5%	$951,237	5.5%
2021	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2022	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2023	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2024	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2025 & Beyond	4	539,848	83.5	16,198,379	94.5	646,834	100.0%	$17,149,616	100.0%
Total	6	646,834	100.0%	$17,149,616	100.0%
(1)	Based on the underwritten rent roll.
(2)	The Net Rentable Area Expiring in 2014 includes 5,444 square feet of data center space that is leased to multiple tenants on various lease terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)(4)	$5,880,695	$4,273,641	$12,873,699	$17,149,616	$26.51	77.8%
Vacant Income	0	0	0	2,532,611	3.92	11.5
Gross Potential Rent	$5,880,695	$4,273,641	$12,873,699	$19,682,227	$30.43	89.3%
Total Reimbursements	889,108	687,151	1,018,432	1,364,191	2.11	6.2
Other Rental(5)	1,761,224	896,199	848,269	996,562	1.54	4.5
Net Rental Income(6)	$8,531,027	$5,856,992	$14,740,400	$22,042,980	$34.08	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,836,380)	(4.39)	(12.9)
Other Income	70,591	45,872	40,260	25,500	0.04	0.1
Effective Gross Income	$8,601,618	$5,902,864	$14,780,660	$19,232,099	$29.73	87.2%

Total Expenses	$2,257,443	$2,376,741	$7,038,063	$7,552,338	$11.68	39.3%

Net Operating Income	$6,344,175	$3,526,123	$7,742,597	$11,679,761	$18.06	60.7%

Total TI/LC, Capex/RR	0	0	0	438,578	0.68	2.3
Net Cash Flow	$6,344,175	$3,526,123	$7,742,597	$11,241,183	$17.38	58.5%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The increase in Rents in Place from 2012 to 2013 is a result of the HRA (61.9% of the net rentable area) taking occupancy in November 2012.
(3)	2012 and 2013 Rents in Place exclude Level 3 lease termination payments of approximately $5.1 million and $5.2 million, respectively.
(4)
Underwritten Rents in Place are higher than 2013 due to contractual rental increases for six tenants, the majority of which is attributable to the New York City Human Resources Administration’s lease. The New York City Human Resources Administration’s current rent per square foot of $21.48  will increase to $30.48 in November 2015. Approximately $3.6 million of the increase in Underwritten Rents in Place is attributable to the higher underwritten New York City Human Resources Administration’s rent of $30.48. At origination, funds were escrowed to cover the difference between actual rent and underwritten rent. The reserve will be replenished in January 2015 with funds from the next Level 3 lease termination payment as described under “Level 3 Reserve Fund” below. The remaining five tenants have contractual rent increases occurring on or before April 2015.

(5)
Other Rental income includes income from data center tenants and antenna income. Approximately 5,444 square feet of the building is dedicated as a “meet-me-room” for data center tenants to connect to other tenants as well as receive service from non-tenant telecom providers.

(6)	The decrease in Net Rental Income from 2011 to 2012 is a result of the property undergoing a conversion from a telecommunications facility to an office property.

Property Management. The property is managed by RXR Property Management LLC, an affiliate of the borrower.

Ground Lease. 470 Vanderbilt Avenue is encumbered by a ground lease. The ground lease commenced in February 2000 and will expire in February 2077, which is a term of 77 years. The current ground lease payment is $3,164,063 per year and increases every five years. The underwritten ground lease payment of $3,505,438 reflects the increased annual ground lease payment that will occur in January 2015.

Tax Abatement. The property currently benefits from two Industrial and Commercial Incentive Program property tax exemptions. Under this program, increases in assessed value resulting from a commercial property renovation are phased in over a period of 25 years. For years 1-16 after completion, 100% of the projected assessed value less the assessed value prior to construction is exempt. The exemption declines by 10% every year thereafter. The first exemption began in 2001 after the property was converted from an industrial and manufacturing building to a telecommunications facility and is set to expire in 2026, and the second exemption began in 2010 after the property was converted from a telecommunications facility to an office building and is set to expire in 2035. The underwritten real estate taxes reflect the average real estate tax expense over the loan term.

HRA Tenant Improvement Financing. As part of the redevelopment of the building from a telecommunications building to office, the previous property owner in conjunction with the HRA obtained an approximately $47.3 million loan from the Manufacturers and Traders Trust Company to provide tenant improvement financing for the HRA space (the “TI Loan”). In addition to base rent, the HRA lease provides for a dedicated rent stream (the “TI Rent”) created to service the TI Loan.  The TI Rent is in an amount equal to the debt service on the TI Loan and will fully amortize the TI Loan by September 2018. An indirect subsidiary of the mortgage borrower is the borrower under the TI Loan. Base rent is paid to the mortgage borrower and the TI Rent is paid to the subsidiary through a rental escrow agreement with a third-party bank. The TI lender has an assignment of the TI Rent but has no security interest in the base rent under the HRA lease. The mortgage lender and TI lender entered into an intercreditor agreement at the closing of the mortgage loan that provides that, among other things, (i) the TI Loan is not secured by a lien on the property or any other collateral securing the mortgage loan, (ii) the mortgage loan is not secured by a lien on the TI Rent and (iii) the mortgage lender cannot modify the mortgage loan to encumber the TI Rent or modify the section of the HRA lease which provides for the TI Rent payments. A condition of the TI Loan required any unused TI Loan proceeds to be transferred to the mortgage lender to be used as an offset against base rent due under the HRA lease. The mortgage loan documents provide that the mortgage lender will release sums into the cash management account that match the HRA base rent amounts that are due under the HRA lease. At origination, approximately $27.9 million of unused TI Loan proceeds were transferred to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

470 Vanderbilt Avenue

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $27.9 million for the HRA reserve, $4.5 million for the Level 3 reserve, $263,672 for ground lease payments, $66,836 for outstanding tenant improvement and leasing commissions, $36,619 for real estate taxes, $25,875 for immediate repairs and $8,085 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $12,452.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,085 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $194,050 ($0.30 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as the DSCR (as calculated in the loan documents) based on the prior calendar quarter is not less than 1.25x. In the event the DSCR (as calculated in the loan documents) falls below 1.25x, the borrower is required to deposit $26,951 (approximately $0.50 per square foot annually) on a monthly basis into the TI/LC escrow.

Ground Lease Reserve - On a monthly basis through November 1, 2014, the borrower is required to escrow $263,672 for ground lease payments. The monthly escrow will increase to $292,120 beginning on December 1, 2014 through the end of the loan term.

Level 3 Reserve Fund - A portion of the space currently leased to the HRA was previously leased to Williams Communications LLC through December 2018. Williams Communications LLC was acquired by Level 3 Communications, LLC (“Level 3”) in 2005. After the acquisition, Level 3 was not utilizing the space and in 2011, Level 3 executed a lease amendment with the prior owner of 470 Vanderbilt Avenue, in which Level 3 agreed to accelerate the expiration date of its lease and agreed to pay five payments in lieu of rent on January 1 of each year starting in 2012 for an aggregate amount of approximately $22.4 million. As part of the agreement, Level 3 posted a $2.2 million letter of credit that may be drawn upon by the borrower if, among other things, Level 3 fails to make an annual installment payment. In addition to the letter of credit, the previous owner established an escrow account with First American Title Insurance Company in the amount of $4.6 million for the remaining Level 3 payments due on January 1, 2015 and January 1, 2016.

At origination, the borrower deposited into escrow approximately $4.5 million which represents the remaining 2014 Level 3 lease termination fee payments. On January 1, 2015 and January 1, 2016, the borrower is required to deposit an additional amount of approximately $5.4 million and $1.4 million, respectively, of Level 3 lease termination fees that are required to be paid by Level 3 on those respective dates. In the event that Level 3 fails to make the required termination payments, the borrower is required to demand the remaining amounts in accordance with the terms of the escrow agreement put in place by the seller of the property at the closing of the acquisition and to draw down on the Level 3 letter of credit.

On a monthly basis, funds in the Level 3 reserve will be released into the cash management account in an amount equal to $445,492 from April 1, 2014 through January 1, 2015, $450,511 from February 1, 2015 to January 1, 2016 and $459,880 from February 1, 2016 to April 1, 2016.

HRA Reserve - At origination approximately $27.9 million of unused TI Loan proceeds that will be used to cover future HRA rent payments were transferred to the mortgage lender. On each payment date, the lender is required to make disbursements in the amount of the base rent required under the HRA lease for the related property. Such disbursements are required to be made from the HRA reserve into the cash management account and disbursed in accordance with the loan agreement.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) for any calendar quarter falls below 1.20x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Preferred Equity. A preferred equity investment totaling $33.75 million was provided at origination by a third party investor. The preferred equity holder is entitled to a preferred return of 8.0% for the first two years of the loan term and 10.25%, thereafter. Distributions for the preferred return may only be made by the borrower to the extent there is sufficient cash flow after payment of debt service, required reserves and operating expenses. The preferred equity holder has the right to replace the management of the borrower upon certain specified events (including the failure to pay the preferred return to the extent required by the operating agreement). Prior to exercising rights to replace the management of the borrower, the preferred equity holder is required to deliver to the lender a replacement guaranty and environmental indemnity in accordance with the terms of the mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

U-Haul Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

U-Haul Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

U-Haul Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$39,955,400	Property Type - Subtype:	Self Storage
% of Pool by IPB:	4.6%	Net Rentable Area (Units):	7,422
Loan Purpose:	Refinance	Location:	Various
Borrowers:	U-Haul Co. of Florida 21, LLC,	Year Built / Renovated:	Various / Various
	UHIL 21, LLC and AREC 21, LLC	Occupancy:	68.0%
Sponsor:	AMERCO	Occupancy Date:	12/31/2013
Interest Rate:	4.79350%	Number of Tenants:	N/A
Note Date:	4/4/2014	2011 NOI(2):	N/A
Anticipated Repayment Date(1):	5/1/2024	2012 NOI(2):	N/A
Interest-only Period:	None	2013 NOI(2):	N/A
Original Term(3):	120 months	TTM NOI (as of 1/2014)(2):	$4,307,890
Original Amortization:	360 months	UW Economic Occupancy:	67.0%
Amortization Type:	ARD-Balloon	UW Revenues:	$6,579,726
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$2,270,585
Lockbox:	CMA	UW NOI:	$4,309,142
Additional Debt:	N/A	UW NCF:	$4,236,340
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$70,530,000 / $9,503
Additional Debt Type:	N/A	Appraisal Date:	January and February 2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$5,383
Taxes:	$471,861	Springing	N/A	Maturity Date Loan / Unit:	$4,402
Insurance:	$14,481	Springing	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves:	$54,600	$9,100	$54,600	Maturity Date LTV:	46.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.68x
Other:	$184,688	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Return of Equity	$38,499,885	96.2%
			Closing Costs	774,485	1.9
			Upfront Reserves	725,630	1.8
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)
The loan is structured with an anticipated repayment date (“ARD”) of May 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrowers are required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 4.95% plus the then-current 10-year swap rate. The maximum adjusted interest rate may not exceed 5.0% plus the initial interest rate. The final maturity date of the loan is May 1, 2034.

(2)
Due to the timing of the acquisitions of the properties and the lack of information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available prior to the trailing twelve-month period ending January 31, 2014. TTM NOI for some properties represents annualized financial information based on the earliest available historical financial information.

(3)	Represents the Original Term to the ARD.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The U-Haul Portfolio loan has an outstanding principal balance of approximately $40.0 million and is secured by a first mortgage lien on a portfolio of 11 self storage facilities located across ten states. The loan is structured with an anticipated repayment date of May 1, 2024 and a final maturity date of May 1, 2034, and amortizes on a 30-year schedule. The U-Haul Portfolio was acquired by the loan sponsor between 2005 and 2013, and was previously unencumbered.

The Borrowers. The borrowing entities for the U-Haul Portfolio loan are U-Haul Co. of Florida 21, LLC, UHIL 21, LLC and AREC 21, LLC, each a Nevada limited liability company and special purpose entity. With respect to the properties located outside of Florida, such properties are owned in fee simple by AREC 21, LLC, and leased to UHIL 21, LLC, which operates each such property. The property located in Florida is owned and operated by U-Haul Co. of Florida 21, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

U-Haul Portfolio

The Sponsor. The loan sponsor and nonrecourse carveout guarantor is AMERCO, which serves as the holding company for U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self storage facilities and has been a leader in the self storage industry since 1974. U-Haul operates nearly 445,000 storage rooms, comprising approximately 40.0 million square feet of storage space with locations in 49 states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals. AMERCO filed for Chapter 11 bankruptcy in 2003 after failing to refinance $866 million of debt. The company emerged from bankruptcy approximately nine months later, and its creditors were paid in full.

The Property. The U-Haul Portfolio is comprised of 11 self storage facilities located across ten states with an aggregate of 7,422 units. The portfolio consists of one property located in California (25.8% of total units), two properties in Texas (13.0% of total units), one property in Arizona (10.3% of total units), one property in Rhode Island (10.2% of total units), one property in Missouri (9.1% of total units), one property in Minnesota (8.0% of total units), one property in Massachusetts (7.5% of total units), one property in Florida (6.4% of total units), one property in Connecticut (5.6% of total units) and one property in Indiana (4.0% of total units). As of December 31, 2013, the portfolio had a weighted-average occupancy of 68.0%.

Property Summary
Property	Location	Year Acquired	Units	Occupancy	Allocated Loan Amount	% of ALA	Appraised Value	Underwritten Cash Flow
Downtown San Francisco	San Francisco, CA	2005	1,914	67.2%	$15,686,942	39.2%	$27,660,000	$1,367,672
Big Bend Road	Ballwin, MO	2013	678	81.6%	4,667,517	11.7	8,230,000	473,892
Providence at I-95	Providence, RI	2013	755	65.3%	3,969,942	9.9	7,000,000	495,874
Brooklyn Park	Brooklyn Park, MN	2011	596	62.2%	3,034,170	7.6	5,350,000	273,315
Marana	Tucson, AZ	2012	766	47.3%	2,523,749	6.3	4,450,000	213,576
Pharr	Pharr, TX	2013	621	66.2%	2,376,294	5.9	4,190,000	275,436
Rockdale Avenue	New Bedford, MA	2013	556	68.7%	1,928,257	4.8	3,400,000	311,934
Starkey Road	Largo, FL	2012	477	59.1%	1,673,047	4.2	2,950,000	172,326
Texas 130 & Kelly Lane	Pflugerville, TX	2012	346	92.2%	1,599,319	4.0	2,820,000	238,305
Manchester West	Manchester, CT	2013	414	84.5%	1,332,766	3.3	2,350,000	253,463
Downtown	Indianapolis, IN	2012	299	80.6%	1,207,997	3.0	2,130,000	160,539
Total / Wtd. Avg.			7,422	68.0%	$40,000,000	100.0%	$70,530,000	$4,236,340

Unit Mix
Property Name	Total Square Feet	Total Units	Air Conditioned Units	Heated Units	Non- Climate Controlled Units	Parking/ RV Units
Downtown San Francisco	109,396	1,914	0	0	1,914	0
Big Bend Road	76,130	678	470	0	199	9
Providence at I-95	74,991	755	636	0	119	0
Brooklyn Park	45,955	596	357	239	0	0
Marana	90,585	766	63	0	697	6
Pharr	90,605	621	210	0	349	62
Rockdale Avenue	52,733	556	556	0	0	0
Starkey Road	51,356	477	62	0	391	24
Texas 130 & Kelly Lane	55,245	346	92	0	200	54
Manchester West	47,180	414	71	0	311	32
Downtown	33,837	299	0	0	299	0
Total	728,013	7,422	2,517	239	4,479	187

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

U-Haul Portfolio

Operating History and Underwritten Net Cash Flow(1)

	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$5,976,847	$6,170,020	$831	62.8%
Vacant Income	0	3,244,326	437	33.0
Gross Potential Rent	$5,976,847	$9,414,346	$1,268	95.8%
Other Income(4)	455,229	409,706	55	4.2
Net Rental Income	$6,432,076	$9,824,051	$1,324	100.0%
(Vacancy/Credit Loss)	0	(3,244,325)	(437)	(33.0)
Effective Gross Income	$6,432,076	$6,579,726	$887	67.0%

Total Expenses	$2,124,186	$2,270,585	$306	34.5%

Net Operating Income	$4,307,890	$4,309,142	$581	65.5%

Total TI/LC, Capex/RR	0	72,801	10	1.1
Net Cash Flow	$4,307,890	$4,236,340	$571	64.4%

(1)
Due to the timing of the acquisitions of the properties and the lack of information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available prior to the trailing twelve-month period ending January 31, 2014. TTM column for some properties represents annualized financial information based on the earliest available historical financial information.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	Underwritten Rents in Place are based on the trailing three-month period ending January 31, 2014.
(4)	Other Income includes U-Box and U-Move revenue. U-Box is a moveable storage container service, and U-Move is the truck rental commissions related to the storage operation.

Property Management. The properties are managed by subsidiaries of U-Haul, which are affiliates of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $471,861 for real estate taxes, $184,688 for immediate repairs, $54,600 for replacement reserves and $14,481 for insurance.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists, taxes are paid when due and the borrowers maintain in escrow an amount sufficient to pay taxes for six months.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists, all insurance premiums are paid when due and the borrowers either (i) provide satisfactory evidence that the properties are insured with a blanket policy in accordance with the loan documents or (ii) maintain in escrow an amount sufficient to pay insurance premiums for six months.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $9,100 (approximately $14.71 per unit annually) for replacement reserves. The reserve is subject to a cap of $54,600 (approximately $7.36 per unit).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers and the property managers are required to send all collected rents to the lockbox account within one business day after collection. The funds are then returned to an account controlled by the borrowers except during the existence of a Cash Sweep Event. During a Cash Sweep Event all funds in the lockbox account are swept daily to a lender controlled cash management account. All excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held by lender as additional collateral. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) the DSCR as calculated in the loan documents based on the trailing twelve months falls below 1.15x for two consecutive quarters, (iii) the failure of the borrowers to provide timely evidence of payment of taxes or evidence that the properties are insured as required by the loan documents or (iv) if the loan has not been paid in full three payment dates prior to the anticipated repayment date.

After Acquired Adjacent Property. The borrowers may acquire properties adjacent to an existing mortgaged property for expansion purposes, provided that, among other conditions, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents and evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

U-Haul Portfolio

After Acquired Operating Lease Property. The borrowers may enter into operating leases with respect to storage facilities that may be acquired by an affiliate of the borrowers in the vicinity of an existing mortgage property, provided that, among other conditions: (i) such facility is operated as a remote, unstaffed facility related to an existing mortgage property, (ii) the borrowers deliver a clean environmental report, a current survey and evidence that the property is insured in accordance with the loan documents and (iii) the related borrower and affiliate enter into an operating lease which provides that (a) in the event that the debt service coverage ratio for the loan is less than 1.30x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

109 Prince Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

109 Prince Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

109 Prince Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Mixed Use - Retail/Office
% of Pool by IPB:	4.0%	Net Rentable Area (SF):	13,313
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Prince Street SPE, LLC	Year Built / Renovated:	1882 / 1994
Sponsors:	Jean-Pierre Lehmann and Rachel Lehmann	Occupancy:	100.0%
		Occupancy Date:	2/1/2014
Interest Rate:	4.65000%	Number of Tenants:	2
Note Date:	5/20/2014	2011 NOI:	$2,222,102
Anticipated Repayment Date(1):	6/1/2024	2012 NOI:	$2,146,971
Interest-only Period:	36 months	2013 NOI(3):	$2,150,328
Original Term(2):	120 months	UW Economic Occupancy:	96.9%
Original Amortization:	360 months	UW Revenues:	$3,121,571
Amortization Type:	ARD-IO-Balloon	UW Expenses:	$392,264
Call Protection:	L(24),Def(92),O(4)	UW NOI(3):	$2,729,307
Lockbox:	CMA	UW NCF(3):	$2,710,282
Additional Debt:	N/A	Appraised Value / Per SF:	$73,000,000 / $5,483
Additional Debt Balance:	N/A	Appraisal Date:	5/1/2014
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,629
Taxes:	$66,119	$11,020	N/A	Maturity Date Loan / SF:	$2,309
Insurance:	$4,026	$2,013	N/A	Cut-off Date LTV:	47.9%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	42.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR(3):	1.25x
Other:	$0	Springing	N/A	UW NOI Debt Yield(3):	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Payoff Existing Debt	$16,883,929	48.2%
			Return of Equity	16,023,923	45.8
			Closing Costs	2,022,003	5.8
			Upfront Reserves	70,145	0.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)
The loan is structured with an anticipated repayment date (“ARD”) of June 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the then-current 10-year swap rate. The maximum adjusted interest rate may not exceed 5.0% plus the initial interest rate. The final maturity date of the loan is January 1, 2026.

(2)	Represents the original term to the ARD.
(3)
UW NOI is higher than 2013 NOI primarily due to Polo New York, LLC’s underwritten rent, which includes the present value of future rent steps through the loan term, discounted at the appraiser’s 6.0% discount rate plus 50 basis points. Based on the in-place rent, the UW NOI and UW NCF are approximately $2.3 million and $2.2 million, respectively, and result in an UW NCF DSCR and an UW NOI Debt Yield of 1.04x and 6.5%, respectively. Also, a management fee of 3.0% was underwritten compared to the current contractual management fee of 0.1%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 109 Prince Street loan has an outstanding principal balance of $35.0 million and is secured by a first mortgage lien on the borrower’s interest in a 13,313 square foot retail and office condo in New York, New York. The loan is structured with an ARD of June 1, 2024 and a final maturity date of January 1, 2026, and subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The previously existing debt of approximately $18.0 million was securitized in the JPMCC 2010-C1 transaction.

The Borrower. The borrowing entity for the 109 Prince Street loan is Prince Street SPE, LLC, a Delaware limited liability company and special purpose entity indirectly owned and controlled by Jean-Pierre Lehmann and Rachel Lehmann.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

109 Prince Street

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Jean-Pierre Lehmann and Rachel Lehmann. Mr. and Mrs. Lehmann’s real estate portfolio is comprised of both wholly owned properties and minority interests in several high-end New York City boutique hotels.

The Property. 109 Prince Street is a 13,313 square foot mixed use retail and office condo located in the SoHo neighborhood of Manhattan. The property is conveniently located adjacent to the N and R subway stops at Broadway and Prince Street, proximate to the C and E stops at Spring Street and has further subway access via the 6, B, D and F lines. The building was designed in the French Renaissance style and built in 1882 by architectural ironworks firm Cheney & Hewlett. The property was completely restored from 1992 to 1994, and was awarded the Landmark Certificate of Merit by the New York City Landmarks Preservation Commission in 1994. The property is fully occupied by two tenants: a retail tenant, Polo New York, LLC (“Polo”) and an office tenant, Jean-Georges Enterprises, LLC. Polo occupies a total of 9,881 square feet (74.2% of the net rentable area) on the ground floor, cellar and sub-cellar of the retail condominium unit through January 2026. Polo has been a tenant at the property since 2010 and has two, five-year extension options remaining. Ralph Lauren Corporation (NYSE: RL), which owns Polo as well as several other brand names including Ralph Lauren Purple Label, RRL, RLX, Denim & Supply and Club Monaco, is a leader in the design, marketing and distribution of premium lifestyle products across apparel, home, accessories and fragrance. Jean-Georges Enterprises, LLC occupies 3,432 square feet (25.8% of the net rentable area) of the second floor office space through June 2015. Jean-Georges Enterprises, LLC is a restaurant management company that was established in 2004. Jean-Georges Vongerichten is a renowned chef, businessman and restaurateur who is responsible for the operation and success of a number of three and four star restaurants worldwide. New York City features eleven of his restaurants including ABC Kitchen, Perry St, Jean-Georges and The Mercer Kitchen. The property’s remaining residential space, which consists of three apartment condominium units located on the 3rd through 5th floors, is not part of the loan’s collateral.

109 Prince Street is situated on the northwest corner of Prince and Greene Street in SoHo, New York. The property is located directly across the street from the SoHo Apple store location, and according to the appraisal, lies within the SoHo retail submarket. The SoHo retail submarket is defined as the area bound by Broadway to the east, West Broadway to the west, Houston Street to the north and Canal Street to the south. Historically known for its artistic demographic and warehouse loft spaces, the SoHo district has been rapidly evolving into one of the world’s premier retail locations showcasing a unique mix of couture boutiques alongside luxury designer stores. According to the appraisal, the average ground floor asking rents in SoHo are approximately $480 per square foot with a vacancy rate of 12.2% as of the fourth quarter of 2013. 109 Prince Street is more specifically located in the Broadway retail corridor within the SoHo submarket which features asking rents that are significantly higher than those of the overall market. Rents in the Broadway retail corridor range from $750 to $1,000 per square foot, with average asking rental rates of $845 per square foot on Broadway, Prince Street and Spring Street. The appraisal identified ten retail lease comparables ranging in size from approximately 524 square feet to 52,941 square feet with adjusted rental rates ranging from approximately $625 to $1,200 per square foot with an average of approximately $1,074 per square foot.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 1, 2014.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Polo(3)	A3 / A / NA	9,881	74.2%	$301.94	1/31/2026
Jean-Georges Enterprises, LLC	NA / NA / NA	3,432	25.8%	$59.19	6/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Current in-place rent is $253.72 per square foot and Base Rent PSF represents the present value of future rent steps taken through the loan term, discounted by the appraiser’s discount rate of 6.0% plus 50 basis points.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

109 Prince Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	1	3,432	25.8	203,126	6.4	3,432	6.4%	$203,126	25.8%
2016	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2017	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2018	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2019	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2020	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2021	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2022	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2023	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2024	0	0	0.0	0	0.0	3,432	6.4%	$203,126	25.8%
2025 & Beyond	1	9,881	74.2	2,983,458	93.6	13,313	100.0%	$3,186,584	100.0%
Total	2	13,313	100.0%	$3,186,584	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,491,959	$2,486,414	$2,492,939	$3,186,584	$239.36	98.9%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,491,959	$2,486,414	$2,492,939	$3,186,584	$239.36	98.9%
Total Reimbursements	34,106	0	0	35,766	2.69	1.1
Net Rental Income	$2,526,065	$2,486,414	$2,492,939	$3,222,350	$242.05	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	(100,779)	(7.57)	(3.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$2,526,065	$2,486,414	$2,492,939	$3,121,571	$234.48	96.9%

Total Expenses	$303,963	$339,443	$342,611	$392,264	$29.46	12.6%

Net Operating Income	$2,222,102	$2,146,971	$2,150,328	$2,729,307	$205.01	87.4%

Total TI/LC, Capex/RR	0	0	0	19,025	1.43	0.6
Net Cash Flow	$2,222,102	$2,146,971	$2,150,328	$2,710,282	$203.58	86.8%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place is higher than historical primarily because of Polo’s underwritten rent, which includes the present value of future rent steps through the loan term, discounted at the appraiser’s 6.0% discount rate plus 50 basis points. Polo’s current in-place rent is $253.72 per square foot and underwritten rent is $301.94 per square foot.

(3)	Vacancy/Credit Loss represents a 5.0% office vacancy and a 3.0% vacancy for Polo, whose lease expires beyond the loan term.

Property Management. The property is managed by ZR Continental Corp., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $66,119 for real estate taxes and $4,026 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $11,020.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $2,013. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Assessment Reserve - The requirement for the borrower to make monthly deposits of the condominium assessments or other changes to the tax reserve is waived so long as there is no event of default and affiliates of the borrower own at least two of the units which are not collateral for the loan (provided that no additional units are created at the property).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

109 Prince Street

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Cash Sweep Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Cash Sweep Event, all funds in the lockbox account will be swept to a segregated cash management account to be established upon the occurrence of a Cash Sweep Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) a Tenant Trigger Event or (iv) an ARD Trigger Event.

A “Tenant Trigger Event” means any bankruptcy action by Polo or if Polo goes dark, vacates or abandons its unit.

An “ARD Trigger Event” means the date that is one month prior to the ARD of June 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.0%	Net Rentable Area (SF):	347,023
Loan Purpose:	Acquisition	Location:	New York, NY
Borrowers:	55 Broadway Associates, LLC and	Year Built / Renovated:	1981 / 1987
	EAR 55 Broadway, LLC	Occupancy(2):	89.1%
Sponsors(3):	Various	Occupancy Date:	4/1/2014
Interest Rate:	4.78650%	Number of Tenants:	43
Note Date:	4/1/2014	2011 NOI:	$8,671,396
Maturity Date:	4/1/2021	2012 NOI:	$8,560,405
Interest-only Period:	84 months	2013 NOI(4):	$6,783,835
Original Term:	84 months	UW Economic Occupancy:	88.9%
Original Amortization:	None	UW Revenues:	$15,630,793
Amortization Type:	Interest Only	UW Expenses:	$7,582,421
Call Protection:	L(26),Def(55),O(3)	UW NOI(4):	$8,048,372
Lockbox:	Hard	UW NCF:	$7,285,447
Additional Debt:	Yes	Appraised Value / Per SF:	$157,000,000 / $452
Additional Debt Balance:	$70,000,000	Appraisal Date:	4/1/2014
Additional Debt Type:	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$303
Taxes:	$1,077,943	$215,589	N/A	Maturity Date Loan / SF:	$303
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$5,784	$5,784	N/A	Maturity Date LTV:	66.9%
TI/LC:	$57,837	$57,837	$1,388,092	UW NCF DSCR:	1.43x
Other:	$2,964,242	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$105,000,000	63.4%	Purchase Price	$157,339,776	94.9%
Sponsor Equity	60,726,527	36.6	Closing Costs	4,280,945	2.6
			Upfront Reserves	4,105,806	2.5
Total Sources	$165,726,527	100.0%	Total Uses	$165,726,527	100.0%
(1)
55 Broadway is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $105.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $105.0 million 55 Broadway Whole Loan.

(2)
Occupancy includes Knight Capital Group. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease. Excluding Knight Capital Group’s dark space, the Occupancy is 84.6%.

(3)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(4)	UW NOI is higher than 2013 NOI primarily due to seven recently executed leases with start dates in 2014, totaling 38,860 square feet which account for approximately $1.5 million of underwritten rent.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

The Loan. The 55 Broadway loan is secured by a first mortgage lien on a 32-story, 347,023 square foot office building located on the southwest corner of Broadway and Exchange Alley in New York, New York. The loan has an outstanding principal balance of $105.0 million (the “55 Broadway Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $35.0 million and is being contributed to the JPMCC 2014-C20 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $70.0 million, was securitized in the JPMBB 2014-C19 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMCC 2014-C20 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 55 Broadway Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 55 Broadway Whole Loan has a seven-year term and is interest-only for the term of the loan.

The Borrowers. The borrowing entities for the 55 Broadway loan are 55 Broadway Associates, LLC and EAR 55 Broadway, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC, HGGP Capital VIII, LLC, and HGGP Capital IX, LLC. The loan sponsors are affiliated with Harbor Group International, LLC (“Harbor Group”), a global real estate investment firm focusing on national and international real estate investment opportunities. Harbor Group currently owns more than 10.5 million square feet of commercial properties and 24,500 apartment units with an estimated value of approximately $3.8 billion. The loan sponsors acquired the property for approximately $157.3 million from affiliates of Broad Street Development and contributed $60.7 million of fresh equity.

The Property. 55 Broadway is a Class A office building located on the southwest corner of Broadway and Exchange Alley in  downtown Manhattan. The property was constructed in 1981 and renovated in 1987 and has undergone various renovations between 2007 and 2013. The 32-story property totals 347,023 square feet and consists of primarily office space with a small retail and storage component. 55 Broadway has floor plates ranging from approximately 11,000 square feet to 17,000 square feet, which allows the borrowers to market the property to full-floor boutique users such as technology, advertising and publishing firms, which generally have smaller square footage requirements. According to CoStar, there are only 19 Class A office properties in the Downtown market with floor plates less than 20,000 square feet. These properties report a weighted average occupancy of approximately 94.0%.

As of April 1, 2014, the property was 89.1% leased by 43 tenants. The largest tenant at the property, Bank of Communications, leases 6.8% of the net rentable area through December 2019 and has been a tenant at the property since 1994. Bank of Communications was founded in 1908 and is among the largest commercial banks in China. Bank of Communications offers clients commercial banking, securities, trust, financial leasing, fund management, insurance and offshore financial services. The bank has a network of over 2,600 branches covering more than 80 major cities. The bank is currently traded on both the Hong Kong Stock Exchange and the Shanghai Stock Exchange. The second largest tenant, Knight Capital Group, leases 6.0% of the net rentable area through October 2015. In 2013, Knight Capital Group was merged with GETCO Holding Company, LLC (“GETCO”) to create KCG Holdings, Inc. The parent company of Knight Capital Group, KCG Holdings, Inc., trades on the NYSE (KCG) and has a current market capitalization of approximately $1.4 billion. KCG Holdings, Inc. is an independent securities firm which provides a range of services designed to address trading needs across asset classes, product types and time zones. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group continues to remain in compliance with its obligations under the lease. The third largest tenant, Hugh Wood, leases 4.0% of the net rentable area through December 2018. Hugh Wood was founded in 1982 and is a provider of insurance and risk management services.

The property has the potential to add an additional 11,000 square feet of ground floor retail space, a portion of which would have frontage along Broadway. The previous owner obtained approvals from the city to eliminate an exterior pedestrian plaza which will allow the borrowers to enclose the space in order to create new street level retail space. According to the appraisal, the estimated market rent for retail space with frontage along Broadway is $100 per square foot.  The borrowers believe the proposed retail space will benefit from the newly emerging Fulton Street retail corridor, which is approximately four blocks north and has recently attracted retailer tenants such as Michael Kors, Hermes, Salvatore Ferragamo, Zara, Gap and Urban Outfitters. The borrowers are currently working to identify the right tenant for the space and do not have a definitive date as to when the retail space will be developed. In the event the borrowers begin construction of the new retail space, they will be required to escrow all expected construction costs. The loan agreement also gives the borrowers the option to convert the entire property to a commercial condominium and to release the retail portion to a third party developer, subject to the conditions described in “Release of Retail Component” below.

The property was recently re-measured by the seller based on a 27.0% loss factor, which is consistent with market standards. The re-measured total net rentable area is approximately 358,637 square feet, resulting in an additional 11,699 square feet of rentable area. As leases expire, the new or renewal tenants will be paying rent based on their re-measured area, which is standard in the market. Please note that the underwritten net operating income and net cash flow do not account for the potential future income associated with the re-measured space or the potential retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

The property is located on the southwest corner of Broadway and Exchange Alley in the Financial West office submarket of downtown Manhattan. 55 Broadway is approximately one block west of the New York Stock Exchange and four blocks south of the World Trade Center development site and the Fulton Street retail corridor. The property is also within a few blocks of several subway lines including the 1, 2, 3, 4, 5, J and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops and additional retail development. In addition to the residential development, downtown’s office space continues to be priced lower than the Midtown market where asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

According to the appraisal, the Downtown, Class A office market consists of 48 buildings totaling approximately 49.8 million square feet with an overall vacancy rate of 13.8% and average rents of $51.69 as of the fourth quarter of 2013. The Class A, Financial West submarket consists of two properties, one of which is 55 Broadway, and reported a vacancy rate of 10.9% as of the fourth quarter of 2013. The Financial West office market is the smallest submarket in downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial districts. The appraisal identified eight directly competitive properties, which were built between 1915 and 2000 and range in size from approximately 91,000 to 1,916,700 square feet. The comparable properties reported occupancies ranging from 45.6% to 100.0% with a weighted average of 86.4%. Asking rents for the comparable properties range from $33.00 to $57.00 per square foot. The appraisal also identified 10 comparable leases within the competitive set with adjusted rental rates ranging from $38.50 to $49.91 with an average of $42.10 per square foot. According to the appraisal, approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55 to $70 per square foot and caters to a different tenant profile than 55 Broadway which has smaller floor plates and asking rents in the low $40 per square foot range.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	Current(2)(3)
92.3%	98.6%	96.4%	91.7%	88.0%	89.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2014.
(3)
Current Occupancy includes Knight Capital Group. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease. Excluding Knight Capital Group’s dark space, the Occupancy is 84.6%.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Bank of Communications	A3 / A- / A	23,434	6.8%	$62.36	12/31/2019
Knight Capital Group(3)	NA / NA / NA	20,964	6.0%	$27.50	10/31/2015
Hugh Wood	NA / NA / NA	13,779	4.0%	$54.01	12/31/2018
Syscom (USA), Inc	NA / NA / NA	12,704	3.7%	$36.90	5/31/2016
ProPublica	NA / NA / NA	10,790	3.1%	$71.05	3/31/2015
Fog Creek	NA / NA / NA	10,790	3.1%	$70.00	9/30/2018
City of NY DCAS(4)	Aa2 / AA / AA	10,790	3.1%	$60.90	10/31/2018
Roosevelt & Cross, inc	NA / NA / NA	10,591	3.1%	$32.15	2/28/2020
Bank of Nagara Indonesia	NA / NA / NA	10,514	3.0%	$35.00	4/30/2024
Discover Ready	NA / NA / NA	10,370	3.0%	$41.35	6/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease.

(4)	The City of NY DCAS has the right to terminate its lease on or after November 10, 2018, with 90 days’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	37,979	10.9%	NAP	NAP	37,979	10.9%	NAP	NAP
2014 & MTM	2	10,847	3.1	$421,320	3.1%	48,826	14.1%	$421,320	3.1%
2015	6	52,030	15.0	2,134,611	15.7	100,856	29.1%	$2,555,931	18.8%
2016	4	31,395	9.0	1,200,250	8.8	132,251	38.1%	$3,756,182	27.7%
2017	2	13,776	4.0	642,660	4.7	146,027	42.1%	$4,398,841	32.4%
2018	12	82,239	23.7	4,169,915	30.7	228,266	65.8%	$8,568,756	63.1%
2019	7	54,575	15.7	2,691,720	19.8	282,841	81.5%	$11,260,476	83.0%
2020	4	33,662	9.7	1,210,746	8.9	316,503	91.2%	$12,471,222	91.9%
2021	3	13,419	3.9	495,161	3.6	329,922	95.1%	$12,966,383	95.5%
2022	0	0	0.0	0	0.0	329,922	95.1%	$12,966,383	95.5%
2023	0	0	0.0	0	0.0	329,922	95.1%	$12,966,383	95.5%
2024	2	15,898	4.6	604,886	4.5	345,820	99.7%	$13,571,269	100.0%
2025 & Beyond	1	1,203	0.3	0	0.0	347,023	100.0%	$13,571,269	100.0%
Total	43	347,023	100.0%	$13,571,269	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,831,891	$13,817,164	$12,703,291	$13,571,269	$39.11	77.2%
Vacant Income	0	0	0	1,686,807	4.86	9.6
Gross Potential Rent	$13,831,891	$13,817,164	$12,703,291	$15,258,076	$43.97	86.8%
Total Reimbursements	1,936,095	2,117,251	2,094,344	2,315,507	6.67	13.2
Net Rental Income	$15,767,987	$15,934,415	$14,797,635	$17,573,584	$50.64	100.0%
(Vacancy/Credit Loss)	(147,046)	(203,827)	(313,044)	(1,942,790)	(5.60)	(11.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$15,620,940	$15,730,588	$14,484,591	$15,630,793	$45.04	88.9%

Total Expenses	$6,949,544	$7,170,183	$7,700,756	$7,582,421	$21.85	48.5%

Net Operating Income	$8,671,396	$8,560,405	$6,783,835	$8,048,372	$23.19	51.5%

Total TI/LC, Capex/RR	0	0	0	762,925	2.20	4.9
Net Cash Flow	$8,671,396	$8,560,405	$6,783,835	$7,285,447	$20.99	46.6%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are higher than 2013 primarily due to seven recently executed leases with start dates in 2014, totaling 38,860 square feet which account for approximately $1.5 million of underwritten rent.

Property Management. The property is managed by Harbor Group Management Co., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $1.4 million for elevator modernization, $1.1 million for real estate taxes, $928,367 for outstanding free rent associated with nine tenants, $605,876 for outstanding tenant improvements and leasing commissions associated with two tenants, $57,837 for TI/LC reserves, $12,500 for deferred maintenance and $5,784 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $215,589.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing, and the borrowers provide satisfactory evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $5,784 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to deposit $57,837 (approximately $2.00 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of approximately $1.4 million (approximately $4.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

55 Broadway

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers are required to send tenant direction letters to all tenants instructing them to deposit all rents payable into the lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the immediately preceding trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrowers or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payments of debt service, operating expenses and required reserves is required to be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Retail Component. In the event that the borrowers develop the retail space and consummate a condominium conversion as contemplated by the loan documents, the borrowers may release the individual retail units from the collateral for the loan after the expiration of the lockout period provided that, among other conditions (i) no event of default exists; (ii) the borrowers pay the related release price, which will be determined by the lender during the conversion process in accordance with the loan documents and based upon an updated appraisal, together with the yield maintenance premium if applicable and (iii) the DSCR as calculated in the loan documents for the remaining property after giving effect to such release is equal to or greater than the greater of (a) 1.10x and (b) the DSCR as calculated in the loan documents of all of the property (including the unit being released) as of the date immediately prior to the date of the release or the date that borrowers provided notice to lender of the proposed release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Westminster Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,926,839	Property Type - Subtype:	Retail – Regional Mall
% of Pool by IPB:	3.4%	Net Rentable Area (SF):	771,844
Loan Purpose:	Refinance	Location:	Westminster, CA
Borrower:	Westminster Mall, LLC	Year Built / Renovated:	1974 / 2008
Sponsor:	Simon Property Group, L.P.	Occupancy(2):	92.2%
Interest Rate:	4.65000%	Occupancy Date:	2/21/2014
Note Date:	3/26/2014	Number of Tenants(2):	126
Maturity Date:	4/1/2024	2011 NOI:	$12,146,569
Interest-only Period:	None	2012 NOI:	$12,252,041
Original Term:	120 months	2013 NOI(3):	$12,193,609
Original Amortization:	360 months	UW Economic Occupancy:	75.4%
Amortization Type:	Balloon	UW Revenues:	$16,854,539
Call Protection(4):	L(26),Def(87),O(7)	UW Expenses:	$6,623,182
Lockbox:	CMA	UW NOI(3):	$10,231,358
Additional Debt:	Yes	UW NCF:	$9,575,290
Additional Debt Balance:	$54,865,871	Appraised Value / Per SF(5):	$171,000,000 / $222
Additional Debt Type:	Pari Passu	Appraisal Date:	2/27/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$90
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	49.6%
Replacement Reserves:	$0	Springing	$578,883	Maturity Date LTV:	40.4%
TI/LC:	$0	Springing	$2,315,532	UW NCF DSCR:	1.82x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000	100.0%	Return of Equity	$84,383,698	99.3%
			Closing Costs	616,302	0.7
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)
Westminster Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $85.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $85.0 million Westminster Mall Whole Loan.

(2)
Occupancy and Number of Tenants include temporary tenants. 22 tenants accounting for 66,803 square feet are considered temporary tenants by the borrower and have an average occupancy of over four years. Excluding temporary tenants, occupancy is 83.6%.

(3)
UW NOI is lower than 2013 NOI due to a mark-to-market rent adjustment to reduce the weighted-average occupancy cost for comparable tenants to 15%. The total mark-down is equal to approximately $1.1 million.

(4)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of May 1, 2014. Defeasance of the full $85.0 million Westminster Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2018.

(5)	The appraisal concluded land value is $60.9 million, which represents 71.6% of the original principal balance of the Westminster Mall Whole Loan amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

Westminster Mall

The Loan. The Westminster Mall loan is secured by a first mortgage lien on 771,844 square feet of an approximately 1.4 million square foot regional mall located in Westminster, California. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $84.8 million (the “Westminster Mall Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2.  Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $29.9 million and is being contributed to the JPMCC 2014-C20 Trust.  Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $54.9 million, is currently being held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of Note A-1, the Trustee of the JPMCC 2014-C20 Trust, as the holder of Note A-2, will be the controlling noteholder of the Westminster Mall Whole Loan and the Trustee of the JPMCC 2014-C20 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Westminster Mall Whole Loan. Following the securitization of Note A-1, the trustee with respect to such other securitization, as the holder of Note A-1, will be the controlling noteholder of the Westminster Mall Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Westminster Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and amortizes on a 30-year schedule.

The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3 / A by Moody’s / S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising approximately 243.0 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Westminster Mall was on the list of assets to be included in the spin-off. SPG has the right to transfer sponsorship to its proposed spin-off REIT, to be known as Washington Prime Group Inc. (“WPG”). WPG is expected to own or have an interest in 54 strip centers and 44 malls totaling 53.0 million square feet in 23 states. As of September 30, 2013, occupancy at these prospective strip centers and malls was 94.2% and 90.4%, respectively. WPG will be led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. For additional detail see “Spin-off” below.

The Property. Westminster Mall is an approximately 1.4 million square foot enclosed regional mall, of which 771,844 square feet serve as collateral for the loan. The property was constructed in 1974 and most recently renovated and expanded in 2008, and is situated on approximately 53.7 acres in Westminster, California, within the Los Angeles metropolitan statistical area. The appraisal concluded land value is $60.9 million, which represents 71.6% of the original principal balance of the Westminster Mall Whole Loan amount. The property is anchored by Macy’s (199,839 square feet), Sears (197,100 square feet), Target (175,000 square feet) and JCPenney (157,000 square feet). Macy’s and Sears each own their own land and improvements, while Target and JCPenney own their own improvements and ground lease the land from the borrower. The Macy’s and Sears sites are excluded from the collateral for the Westminster Mall Whole Loan. Additionally, there are 5,486 surface parking spaces at the property, resulting in a parking ratio of 4.35 spaces per 1,000 square feet of net rentable area.

As of February 21, 2014, the portion of the property serving as collateral for the loan was approximately 92.2% occupied by 126 tenants (83.6% occupied excluding temporary tenants). In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as Old Navy, Forever 21, Victoria’s Secret, Hollister Co., Express and The Limited. Annual gross mall sales as of June 2013 were approximately $255 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $303, $313 and $304 in 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 17.3%, 16.7% and 16.6%, respectively.

The Market. The property is located in the city of Westminster, California in the West County retail submarket, approximately 12 miles east of Long Beach and approximately seven miles north of Huntington Beach. Primary access to the property is provided by Interstate 405 (San Diego Freeway), which crosses California State Route 22 (Garden Grove Freeway) approximately two miles north of the property. According to the appraisal, the property lies within a densely populated trade area consisting of a five-mile radius that contains approximately 498,896 people, with a median household income of $63,576, as of 2013. There is only one competing retail property, Bella Terra Mall, within the property’s trade area. The 800,000 square foot Bella Terra Mall is an outdoor lifestyle center located approximately two miles to the southeast of the property, and is approximately 95% occupied. Bella Terra Mall was constructed in 2006 on the site of the former Huntington Center, a previously existing enclosed mall that was demolished. Bella Terra Mall is anchored by Century 20 Theatres, Costco, Kohl’s, Burlington Coat Factory and Whole Foods. As of the end of the fourth quarter of 2013, the West County retail submarket had an average overall vacancy rate of approximately 5.0% and average asking rents of $23.03 per square foot.

Historical In-line Sales and Occupancy Costs(1)

	2011	2012	2013
In-line Sales PSF	$303	$313	$304
Occupancy Costs	17.3%	16.7%	16.6%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Westminster Mall

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Macy’s(4)	Baa2 / BBB+ / BBB	199,839	N/A	N/A	N/A	N/A	N/A
Sears(4)	Caa1 / CCC+ / CCC	197,100	N/A	N/A	N/A	N/A	N/A

Top 10 Collateral Tenants
Target(5)	A2 / A / A-	175,000	22.7%	N/A	N/A	N/A	1/28/2023
JCPenney(5)	Caa1 / CCC+ / CCC	157,000	20.3%	N/A	$102	N/A	1/31/2021
Old Navy	Baa3 / BBB- / BBB-	22,064	2.9%	$8.67	$156	11.4%	4/30/2015
DSW Shoe Warehouse	NA / NA / NA	17,796	2.3%	$18.82	$202	11.9%	6/30/2017
Chuze Fitness	NA / NA / NA	17,253	2.2%	$20.01	N/A	N/A	12/31/2023
Forever 21	NA / NA / NA	10,346	1.3%	$31.58	$292	23.4%	8/31/2017
Victoria’s Secret	Ba1 / BB+ / BB+	8,826	1.1%	$33.00	$519	11.8%	1/31/2019
Todai Restaurant	NA / NA / NA	8,000	1.0%	$25.50	$239	19.1%	9/30/2014
Hollister Co.	NA / NA / NA	7,956	1.0%	$30.00	$254	23.8%	1/31/2017
U.S. Bank(5)	A1 / A+ / AA-	7,500	1.0%	$5.32	N/A	N/A	12/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Westminster Mall Whole Loan.
(5)
Each tenant owns its own improvements but ground leases the land from the borrower. Sales PSF for JCPenney is based on the square footage of the tenant owned improvements, and Lease Expiration Date represents the ground lease expiration date.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$9,204,872	$9,660,148	$9,253,664	$9,222,873	$11.95	47.5%
Vacant Income	0	0	0	3,684,752	4.77	19.0
Gross Potential Rent	$9,204,872	$9,660,148	$9,253,664	$12,907,625	$16.72	66.4%
Total Reimbursements Income	7,114,300	6,627,313	6,604,909	6,522,320	8.45	33.6
Net Rental Income	$16,319,172	$16,287,461	$15,858,573	$19,429,945	$25.17	100.0%
(Vacancy/Credit Loss)(2)	0	0	0	(4,783,406)	(6.20)	(24.6)
Other Income(3)	2,292,237	2,219,659	2,239,344	2,208,000	2.86	11.4
Effective Gross Income	$18,611,409	$18,507,120	$18,097,917	$16,854,539	$21.84	86.7%

Total Expenses	$6,464,840	$6,255,079	$5,904,308	$6,623,182	$8.58	39.3%

Net Operating Income	$12,146,569	$12,252,041	$12,193,609	$10,231,358	$13.26	60.7%

Total TI/LC, Capex/RR	0	0	0	656,067	0.85	3.9
Net Cash Flow	$12,146,569	$12,252,041	$12,193,609	$9,575,290	$12.41	56.8%

Occupancy(4)	85.3%	85.6%	90.8%	75.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Vacancy/Credit Loss includes a mark-to-market rent adjustment to reduce occupancy costs for comparable tenants to 15%. The total mark-down is equal to approximately $1.1 million.
(3)	Other Income consists of rents related to temporary tenants as well as other miscellaneous income.
(4)	Historical occupancy includes temporary tenants. Historical occupancy excluding temporary tenants is 70.4%, 70.8% and 73.9% for 2011, 2012 and 2013, respectively.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be established upon the occurrence of a Lockbox Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or property manager or (iii) a DSCR Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Westminster Mall

A “DSCR Trigger Event” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.70x for two consecutive calendar quarters.

Spin-off. SPG intends to spin off its strip center properties and smaller enclosed malls that is expected to be completed in the second quarter of 2014 (the “Spin-off”). Westminster Mall will be one of the properties included in the Spin-off. In connection with the Spin-off, SPG intends to transfer all of its indirect interests in the borrower to WPG and/or Washington Prime Group, L.P. (“Washington LP”) through certain distributions of common shares and limited partnership units. Any transfers of interest in connection with the Spin-off are permitted without the consent of the lender under the loan documents if certain conditions set forth in the loan documents are satisfied, including, without limitation that within 15 days of the Spin-off, the borrower delivers a replacement guaranty agreement from a Washington Key Principal in the same form as was delivered at origination (such replacement guaranty agreement is required to cover any liability arising from and after the origination date and upon delivery of such replacement guaranty, the lender is required to release the guaranty agreement delivered by the nonrecourse carve-out guarantor at origination).

A “Washington Key Principal” means one or more of (i) WPG, (ii) Washington LP, (iii) such other entity that is the resulting real estate investment trust entity upon completion of the Spin-off, so long as, in the case of any entity under clauses (i) – (iii) above, such entity is substantially similar with respect to the number of assets owned and total asset value, all as contemplated in the Form 10 filed by WPG on December 24, 2013 (each entity described in clauses (i), (ii) and (iii) of this definition, as the context may require, “Washington”), and (iv) any subsidiary of Washington; provided that Washington directly or indirectly owns at least 51% of such subsidiary and controls the day-to-day decision making of such subsidiary, notwithstanding that one or more third parties may have rights to participate in major decisions of such subsidiary.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

3 Forbes Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,175,000	Title:	Fee
Cut-off Date Principal Balance:	$29,175,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	162,119
Loan Purpose:	Refinance	Location:	Lexington, MA
Borrower:	3 Forbes DE, LLC	Year Built / Renovated:	1973 / 2011
Sponsor:	BRI 3 Holdings, LLC	Occupancy:	100.0%
Interest Rate:	4.58000%	Occupancy Date:	5/1/2014
Note Date:	5/16/2014	Number of Tenants:	2
Maturity Date:	6/1/2024	2011 NOI:	$2,041,827
Interest-only Period:	60 months	2012 NOI:	$2,251,043
Original Term:	120 months	2013 NOI:	$2,327,232
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,250,049
Call Protection:	L(13),Grtr1%orYM(94),O(13)	UW Expenses:	$1,872,600
Lockbox:	Springing	UW NOI:	$2,377,449
Additional Debt:	N/A	UW NCF:	$2,182,906
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$38,900,000 / $240
Additional Debt Type:	N/A	Appraisal Date:	5/2/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$2,508	$2,508	N/A	Maturity Date LTV:	68.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.22x
Other(1):	$149,215	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,175,000	96.6%	Payoff Existing Debt	$29,888,876	99.0%
Sponsor Equity	1,013,347	3.4	Upfront Reserves	151,723	0.5
			Closing Costs	147,748	0.5
Total Sources	$30,188,347	100.0%	Total Uses	$30,188,347	100.0%
(1)
The Initial Other Escrows and Reserves represent an initial deposit to the excess cash flow reserve, which equals approximately one month of debt service. The funds will be held by the lender as additional collateral for the loan.

The Loan. The 3 Forbes Road loan has an outstanding balance of approximately $29.2 million and is secured by a first mortgage lien on a Class A, 162,119 square foot office building located in Lexington, Massachusetts. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The loan sponsor and non-recourse carveout guarantor is BRI 3 Holdings, LLC, a Delaware limited liability company. The loan sponsor is an affiliate of The Bulfinch Companies, Inc., a commercial real estate firm specializing in the development, acquisition and management of properties in the Greater Boston area. The Bulfinch Companies, Inc.’s current portfolio includes nearly 3.0 million square feet of office, medical office, biotechnology and R&D space with a market value approaching $1.0 billion.

The Property. 3 Forbes Road is a Class A office property located in Lexington, Massachusetts. The two-story building is comprised of 162,119 square feet of office space located on an approximately 15.2 acre parcel that includes a parking deck with 488 parking spaces that was added in 2011. The property was constructed in 1973, expanded in 1979 and renovated in 2003 and 2011.

As of May 1, 2014, the property was 100.0% occupied by two tenants. The largest tenant is Agenus Inc., which occupies 51.3% of the property’s net rentable area through August 2023. The tenant has been in occupancy since 2003 and recently executed a 10-year renewal through 2023. Agenus Inc. is a publicly traded biotechnology company and has had its United States’ headquarters at the property since 2003. The Agenus Inc. space is comprised of both office space and first class life science laboratory space. The second largest tenant is Massachusetts Institute of Technology, which occupies 48.7% of the net rentable area through October 2021. Massachusetts Institute of Technology has been at the property since 2011 and utilizes the property as home to the MIT Lincoln

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

3 Forbes Road

Laboratory, which is a Department of Defense research and development center focusing on the application of advanced technology to issues of national security.

The Market. 3 Forbes Road is located in the town of Lexington in Middlesex County of eastern Massachusetts and is serviced by Route 2A just west of the Route 2A/Interstate 95 interchange. Route 2A provides direct access to downtown Boston, which is located approximately 20 miles from the property, as well as to the Alewife station of the MBTA’s red line in West Cambridge. Hartwell Avenue, located north of the property, is a densely developed commercial area with one-to-three story office, R&D and laboratory facilities. Over the last 15 years, Lexington has become a desirable area for life science laboratory space. The town has nearly 5.0 million square feet of office and laboratory space and is home to several biotechnology companies, including Cubist Pharmaceuticals and Shire Pharmaceuticals, both of which have recently constructed headquarter facilities in the area. In addition to the growing presence of office and laboratory properties, the area is also anchored by the Hanscom Air Force Base, which is located less than three miles north of the property. According to the appraisal, the Northwest Boston submarket had approximately 14.8 million square feet of office inventory as of the first quarter of 2014. Vacancy in the Northwest Boston office submarket was estimated at 17.3% with average asking rents of $24.19 per square foot, as of the first quarter of 2014. The appraisal indentified six comparable properties built between 1950 and 2008, ranging in size from approximately 26,500 to 100,000 square feet and with effective rental rates ranging from $18.15 per square foot to $35.50 per square foot triple net.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Agenus Inc.	NA / NA / NA	83,171	51.3%	$14.27	8/31/2023
Massachusetts Institute of Technology(3)	Aaa / AAA / NA	78,948	48.7%	$15.50	10/31/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Massachusetts Institute of Technology has the right to terminate its lease in the event its contract with the Department of Defense is not renewed in the years 2015 and 2020, in each case with 12 months’ notice and payment of a termination fee.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,020,391	$2,130,941	$2,175,981	$2,410,544	$14.87	53.9%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,020,391	$2,130,941	$2,175,981	$2,410,544	$14.87	53.9%
Total Reimbursements	843,819	1,814,636	2,093,276	2,063,192	12.73	46.1
Net Rental Income	$2,864,209	$3,945,578	$4,269,258	$4,473,736	$27.60	100.0%
(Vacancy/Credit Loss)	0	0	0	(223,687)	(1.38)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$2,864,209	$3,945,578	$4,269,258	$4,250,049	$26.22	95.0%

Total Expenses	$822,383	$1,694,535	$1,942,025	$1,872,600	$11.55	44.1%

Net Operating Income	$2,041,827	$2,251,043	$2,327,232	$2,377,449	$14.66	55.9%

Total TI/LC, Capex/RR	0	0	0	194,543	1.20	4.6
Net Cash Flow	$2,041,827	$2,251,043	$2,327,232	$2,182,906	$13.46	51.4%

Occupancy	100.0%	100.0%	100.0%	95.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is higher than historical years primarily due to contractual rent escalations taken through December 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 118

Structural and Collateral Term Sheet	JPMCC 2014-C20

4th & Pike

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	101,294
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	Fourth & Pike (DE), LLC	Year Built / Renovated:	1926 / 2013
Sponsors:	John M. Klimp and Peter Keady	Occupancy:	92.6%
Interest Rate:	4.66000%	Occupancy Date:	4/1/2014
Note Date:	5/30/2014	Number of Tenants:	35
Maturity Date:	6/5/2024	2011 NOI:	$1,103,974
Interest-only Period:	None	2012 NOI:	$1,213,548
Original Term:	120 months	2013 NOI(1):	$1,681,569
Original Amortization:	360 months	TTM NOI (as of 2/2014)(1):	$1,780,426
Amortization Type:	Balloon	UW Economic Occupancy:	92.9%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$3,124,622
Lockbox:	CMA	UW Expenses:	$779,023
Additional Debt:	Yes	UW NOI(1):	$2,345,600
Additional Debt Balance:	$3,500,000	UW NCF:	$2,193,400
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$35,000,000 / $346
		Appraisal Date:	3/26/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$257
Taxes:	$58,076	$19,359	N/A	Maturity Date Loan / SF:	$209
Insurance:	$19,213	$2,135	N/A	Cut-off Date LTV:	74.3%
Replacement Reserves:	$0	$1,689	N/A	Maturity Date LTV:	60.4%
TI/LC:	$200,000	$12,662	N/A	UW NCF DSCR:	1.36x
Other(2):	$36,193	$0	N/A	UW NOI Debt Yield:	9.00%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	83.5%	Payoff Existing Debt	$30,482,405	97.8%
Mezzanine Loan	3,500,000	11.2	Closing Costs	356,902	1.1
Sponsor Equity	1,652,789	5.3	Upfront Reserves	313,482	1.0
Total Sources	$31,152,789	100.0%	Total Uses	$31,152,789	100.0%
(1)	UW NOI is higher than 2013 NOI and TTM NOI primarily due to ten recently executed leases totaling approximately 30,511 square feet and accounting for approximately $880,661 in annual rent.
(2)	The Initial Other Escrows and Reserves is associated with a rent concession period for the tenant Hulu.

The Loan. The 4th & Pike loan has an outstanding balance of $26.0 million and is secured by a first mortgage lien on a 101,294 square foot, Class A-/B+ office building located in Seattle, Washington.  The loan has a 10-year term and amortizes on a 30-year schedule. The loan sponsors and nonrecourse carve-out guarantors are John M. Klimp and Peter Keady. John M. Klimp is the president of Mayfield Companies, a diverse group of entities involved in the construction, management and ownership of multifamily and commercial real estate assets with a focus in the states of California, Oregon and Washington.

The Property. 4th & Pike is a ten-story, 101,294 square foot Class A-/B+ office building with 9,835 square feet of street level retail located at the corner of Fourth Avenue and Pike Street in the Seattle, Washington. The property is located approximately three blocks from Pike Place Market, four blocks from the waterfront and the Washington State Ferry terminal and one block from the Central Link light rail station.  The property was constructed in 1926 in the Gothic Revival style and has been designated by the city as a historic landmark.  Between 2008 and 2013 the loan sponsors invested approximately $7.9 million in renovations that included upgrading the interior and lobby, building out tenant spaces and upgrading building systems while protecting the historic exterior.  Building amenities include on-site management, concierge service, shower facilities and bike storage.

As of April 1, 2014, the property was 92.6% occupied by 35 tenants, of which 82.9% of the net rentable area was leased to office tenants and 9.7% of the net rentable area was leased to retail tenants. The top five tenants comprise 43.6% of the total net rentable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

4th & Pike

area and 38.0% of underwritten base rent and no other tenant leases more than 4.0% of the total net rentable area.  Retail tenants include Ben Bridge Jewelers, Carhartt Retail and The Walking Company.

The Market. The property is located in downtown Seattle, Washington. Per the appraisal, the property provides convenient access to the financial center, Lake Union, the Puget Sound Central Waterfront and the central business district’s retail core. The property benefits from its location approximately one block from Westlake Station which serves Sound Transit and King County Metro buses as well as Central Link light rail trains that run daily between downtown Seattle and Seattle-Tacoma International Airport. Downtown Seattle possesses unique qualities including an abundance of close-in executive housing, a well-educated work force, a reliable transportation infrastructure, geographically limited growth constraints, diverse cultural attractions and a strong local commitment to preserving the vitality of downtown. Benefiting from its location on Puget Sound and views of the water and nearby mountain ranges, as well as numerous retail, hotel, cultural and sporting amenities, downtown Seattle is a draw for Puget Sound area employers. Amazon.com, Nordstrom, Starbucks, Microsoft, Adobe, JPMorgan Chase, Bank of America and IDX Systems are just a few of the major employers that have a presence in the city of Seattle.

According to the appraisal, the property is located in the downtown Seattle submarket which contains approximately 43.5 million square feet of office space and reported a fourth quarter 2013 vacancy rate of 13.9% and average asking rent of $33.46 per square foot.  Per the appraisal, market rent for comparable buildings is $29.00 per square foot and average base rent for office tenants at the subject property is $28.66 per square foot. The appraisal identified eight comparable properties built between 1909 and 1970 that range in size from 46,859 to 329,629 square feet with occupancies ranging from 67% to 100%, with a weighted average occupancy of 87.9%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Taphandles	NA / NA / NA	11,976	11.8%	$28.50	5/31/2017
Landesa	NA / NA / NA	11,770	11.6%	$26.00	12/31/2017
Hulu	NA / NA / NA	10,236	10.1%	$28.75	10/31/2017
Enprecis, Inc.	NA / NA / NA	5,122	5.1%	$28.84	5/31/2018
Auction Edge, Inc.	NA / NA / NA	5,050	5.0%	$28.75	9/30/2016
Ben Bridge Jewelers	NA / NA / NA	4,010	4.0%	$95.26	12/31/2019
Carhartt Retail	NA / NA / NA	3,700	3.7%	$43.00	6/30/2022
DatAvail Corporation	NA / NA / NA	3,458	3.4%	$29.00	8/31/2018
Gendler & Mann	NA / NA / NA	2,950	2.9%	$22.00	1/30/2015
MLA Engineering, PLLC	NA / NA / NA	2,500	2.5%	$24.50	12/31/2014
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,845,850	$1,905,820	$2,341,189	$2,410,464	$3,034,062	$29.95	92.1%
Vacant Income	0	0	0	0	217,094	2.14	6.6
Gross Potential Rent	$1,845,850	$1,905,820	$2,341,189	$2,410,464	$3,251,156	$32.10	98.6%
Total Reimbursements	6,181	33,258	45,169	44,743	44,743	0.44	1.4
Net Rental Income	$1,852,031	$1,939,078	$2,386,358	$2,455,207	$3,295,899	$32.54	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(235,187)	(2.32)	(7.1)
Other Income(5)	46,347	55,637	57,867	54,662	63,910	0.63	1.9
Effective Gross Income	$1,898,378	$1,994,715	$2,444,225	$2,509,869	$3,124,622	$30.85	94.8%

Total Expenses	$794,404	$781,167	$762,656	$729,443	$779,023	$7.69	24.9%

Net Operating Income	$1,103,974	$1,213,548	$1,681,569	$1,780,426	$2,345,600	$23.16	75.1%
Total TI/LC, Capex/RR	0	0	0	0	152,200	1.50	4.9
Net Cash Flow	$1,103,974	$1,213,548	$1,681,569	$1,780,426	$2,193,400	$21.65	70.2%

Occupancy(6)	73.1%	78.6%	94.5%	92.6%	92.9%
(1)	TTM column represents the trailing twelve month period ending on February 28, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical years primarily due to new leases at the property following the completion of renovations.  In 2013, ten new leases commenced totaling approximately 30,511 square feet.

(4)	Underwritten Rents in Place represents in-place tenants with contractual rent steps occurring through April 2015.
(5)	Other Income includes storage rent, telecom rent and miscellaneous income.
(6)	Occupancy is as of December 31 of the respective year and TTM Occupancy is as of April 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Hillsite Office Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,700,000	Title:	Fee
Cut-off Date Principal Balance:	$20,700,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	111,928
Loan Purpose:	Refinance	Location:	Needham, MA
Borrower:	Hillsite Realty Associates DE, LLC	Year Built / Renovated:	1985 / N/A
Sponsors:	BRI 3 Holdings, LLC	Occupancy:	100.0%
Interest Rate:	4.58000%	Occupancy Date:	5/1/2014
Note Date:	5/16/2014	Number of Tenants:	29
Maturity Date:	6/1/2024	2011 NOI:	$1,485,801
Interest-only Period:	60 months	2012 NOI:	$1,773,765
Original Term:	120 months	2013 NOI:	$1,736,326
Original Amortization:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,204,863
Call Protection:	L(13),Grtr1%orYM(94),O(13)	UW Expenses:	$1,578,513
Lockbox:	Springing	UW NOI:	$1,626,349
Additional Debt:	N/A	UW NCF:	$1,492,036
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$27,600,000 / $247
Additional Debt Type:	N/A	Appraisal Date:	5/1/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$185
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$169
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$2,991	$2,991	N/A	Maturity Date LTV:	68.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.17x
Other(1):	$105,870	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,700,000	96.5%	Payoff Existing Debt	$21,206,504	98.9%
Sponsor Equity	747,126	3.5	Closing Costs	131,761	0.6
			Upfront Reserves	108,861	0.5
Total Sources	$21,447,126	100.0%	Total Uses	$21,447,126	100.0%
(1)
The Initial Other Escrows and Reserves represent an initial deposit to the excess cash flow reserve, which equals approximately one month of debt service. The funds will be held by the lender as additional collateral for the loan.

The Loan. The Hillsite Office Building loan has an outstanding balance of $20.7 million and is secured by a first mortgage lien on the borrower’s interest in a 111,928 square foot office property located in Needham, Massachusetts. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The loan sponsor and nonrecourse carveout guarantor is BRI 3 Holdings, LLC, a Delaware limited liability company. The loan sponsor is an affiliate of The Bulfinch Companies, Inc., a commercial real estate firm specializing in the development, acquisition and management of properties in the Greater Boston area. The Bulfinch Companies, Inc.’s current portfolio includes nearly 3.0 million square feet of office, medical office, biotechnology and R&D space with a market value approaching $1.0 billion.

The Property. Hillsite Office Building is a 111,928 square foot Class B office building located in Needham, Massachusetts.  The seven-story office building was constructed in 1985. The Hillsite Office Building is situated on a 3.98-acre site that also provides 351 parking spaces, or 3.1 per 1,000 square feet, primarily in a four-level parking garage. As of May 1, 2014, the property was 100.0% leased to 29 tenants with the largest tenant, Newton Executive Office Center (“Newton”), occupying 9.0% of the net rentable area through November 2017 with one, five-year extension option. Newton has been a tenant at the property since 2010 and has expanded since taking occupancy. Newton has been a provider of distinctive and customized office space in the Boston area for over 25 years. The second largest tenant, Coretelligent, LLC, leases 7.4% of the net rentable area through February 2018 with one, five-year extension option. Coretelligent, LLC has been a tenant at the property since 2013 and is a provider of personalized IT services for small and midsize businesses across a variety of industries, including financial and legal services, health care and pharmaceutical

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

Hillsite Office Building

companies. The third largest tenant, Waldron H. Rand & Company, leases 7.2% of the net rentable area through January 2015 with one, five-year extension option. Waldron H. Rand & Company is an accounting, auditing, tax and consulting firm founded in 1912.

The Market.  The property is located within the New England Business Center at Needham which was developed in the 1960s. Primary access to the property is provided by Route 128 (I-95) with the Massachusetts Turnpike and Route 9 located a couple exits to the north along Route 128.  The Route 128/Mass Pike submarket vacancy rate was 10.1% with average asking rents of $28.71 per square foot as of the end of the first quarter of 2014. The appraisal indentified five comparable properties built between 1961 and 2001, ranging in size from approximately 41,000 to 650,135 square feet and with effective rental rates ranging from $11.73 per square foot to $20.89 per square foot triple net.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Newton Executive Office Center	NA / NA / NA	10,060	9.0%	$27.94	11/30/2017
Coretelligent, LLC	NA / NA / NA	8,241	7.4%	$25.75	2/28/2018
Waldron H. Rand & Company	NA / NA / NA	8,054	7.2%	$36.00	1/31/2015
Extreme Reach	B2 / B / NA	7,892	7.1%	$28.00	10/31/2017
Levine, Caufield, Martin & Goldberg	NA / NA / NA	7,800	7.0%	$30.13	5/31/2019
Herbert H. Landy Insurance Agency	NA / NA / NA	6,885	6.2%	$30.00	3/31/2019
Echo Bridge Entertainment, LLC	NA / NA / NA	6,196	5.5%	$27.00	1/31/2018
Visual IQ, Inc.	NA / NA / NA	6,130	5.5%	$27.50	12/31/2015
Coles & Bodoin, LLP	NA / NA / NA	5,745	5.1%	$26.00	7/31/2018
Get in Shape Franchise, Inc.	NA / NA / NA	4,877	4.4%	$30.50	9/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,645,532	$2,835,287	$2,943,288	$3,203,935	$28.62	90.0%
Vacant Income	0	0	0	0	0.00	0
Gross Potential Rent	$2,645,532	$2,835,287	$2,943,288	$3,203,935	$28.62	90.0%
Total Reimbursements	252,156	186,666	200,845	357,023	3.19	10.0
Net Rental Income	$2,897,688	$3,021,953	$3,144,132	$3,560,958	$31.81	100.0%
(Vacancy/Credit Loss)	0	0	0	(356,096)	(3.18)	(10.0)
Other Income	14,059	115,978	6,000	0	0.00	0
Effective Gross Income	$2,911,747	$3,137,931	$3,150,132	$3,204,863	$28.63	90.0%

Total Expenses	$1,425,945	$1,364,166	$1,413,807	$1,578,513	$14.10	49.3%

Net Operating Income	$1,485,801	$1,773,765	$1,736,326	$1,626,349	$14.53	50.7%

Total TI/LC, Capex/RR	0	0	0	134,314	1.20	4.2
Net Cash Flow	$1,485,801	$1,773,765	$1,736,326	$1,492,036	$13.33	46.6%

Occupancy(2)	87.8%	93.1%	98.0%	90.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Historical Occupancies are as of December 31 of each respective year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

University Gate Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Multifamily - Student
% of Pool by IPB:	2.3%	Units (Beds):	485
Loan Purpose:	Refinance	Location:	Erie, PA
Borrower:	Behrend Real Estate, LP	Year Built / Renovated:	2006 / 2008
Sponsors:	Benjamin L. Heim, Bruce K. Heim and	Occupancy:	96.9%
	Heim Family Limited Partnership	Occupancy Date:	3/31/2014
Interest Rate:	4.64500%	Number of Tenants:	N/A
Note Date:	5/19/2014	2011 NOI:	$1,998,228
Maturity Date:	6/1/2024	2012 NOI:	$2,215,259
Interest-only Period:	48 months	2013 NOI:	$2,221,550
Original Term:	120 months	TTM NOI (as of 3/2014):	$2,171,629
Original Amortization:	360 months	UW Economic Occupancy:	94.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,023,457
Call Protection:	L(24),Def(94),O(2)	UW Expenses:	$971,853
Lockbox:	CMA	UW NOI:	$2,051,603
Additional Debt:	N/A	UW NCF:	$2,003,103
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$26,900,000 / $55,464
Additional Debt Type:	N/A	Appraisal Date:	12/18/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$41,237
Taxes:	$113,724	$20,073	N/A	Maturity Date Loan / Bed:	$37,042
Insurance:	$21,788	$3,632	N/A	Cut-off Date LTV:	74.3%
Replacement Reserves:	$4,042	$4,042	N/A	Maturity Date LTV:	66.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.62x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Payoff Existing Debt	$17,489,811	87.4%
			Partial Preferred Equity Payoff	1,829,151	9.1
			Return of Equity	300,000	1.5
			Closing Costs	241,484	1.2
			Upfront Reserves	139,553	0.7
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The Loan. The University Gate Apartments loan has an outstanding principal balance of $20.0 million and is secured by a first mortgage lien on a 485 bed (132 units) student housing complex adjacent to Pennsylvania State University, Erie Branch, also known as The Behrend College. The loan has a 10-year term and, subsequent to a 48-month interest-only period, will amortize on a 30-year schedule. The loan sponsors and nonrecourse guarantors are Benjamin L. Heim, Bruce K. Heim and Heim Family Limited Partnership, a Pennsylvania limited partnership. Benjamin L. Heim, Bruce K. Heim and Heim Family Limited Partnership all participate in owning numerous real estate partnerships. Bruce K. Heim is the founder and chairman of Keystone Real Estate Group and Benjamin K. Heim is the president and CEO of Keystone Real Estate Group. Keystone Real Estate Group, founded in 1977, owns and manages a portfolio of over 50 assets, 2,600 residential units and over one million square feet of commercial space valued at over $300.0 million.

The loan sponsors acquired the property in December 2013 in an off-market transaction for approximately $25.1 million. In connection with the acquisition, affiliates of Torchlight provided a short term $17.6 million bridge loan along with a $6.65 million preferred equity investment. Proceeds of the current financing were used to repay the bridge loan along with approximately $1.8 million of the initial preferred equity investment. The $300,000 of equity being returned to the loan sponsors as part of this refinancing is being used for property renovations. For a full description of the preferred equity arrangement please refer to “Preferred Equity” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2014-C20

University Gate Apartments

The Property. The University Gate Apartments is a 485 bed (132 units) student housing complex built in 2006 and expanded in 2008. The property is the only purpose-built student housing complex at The Behrend College in Erie, Pennsylvania and is the primary off-campus living complex for the university. The eight three-story building complex has a unit-mix consisting of 90 four-bedroom units, 41 three-bedroom units and one two-bedroom unit. The property features large apartments, with an average size of more than 1,100 square feet, and has a separate community center that provides gathering rooms, laundry facilities, a fitness center and an on-site pizzeria. The property has 445 parking spaces with a parking ratio of 3.4 spaces per unit.

The Market. The property is adjacent to The Behrend College which is located in Erie, Pennsylvania, the state’s fourth most populous city. Per the appraisal, the current enrollment of approximately 4,500 students is expected to grow in the near term as the school has invested substantially in new facilities and infrastructure over the last several years, including the $30 million Jack Burke Research and Economic Development Center, the Sam & Irene Black School of Business and the $4 million Robert and Sally Metzgar Admissions and Alumni Center. The Erie submarket occupancy rate was 97.3% with average ground floor asking rents of $20 per square foot annually as of year end 2013. Route 290 intersects with the main transportation route within Erie and provides direct access to Interstate 90 which is in close proximity to the University Gate Apartments. Furthermore, the Erie International Airport is located approximately 15.0 miles west of the property.

Unit Mix(1)

Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Unit Size (SF)	Monthly In-place rents
2 Bedroom/2 Bath	2	0.4%	2	100.0%	1,100	$567
3 Bedroom/2 Bath	123	25.4	120	97.6	1,061	$543
4 Bedroom/2 Bath	360	74.2	348	96.7	1,156	$484
Total / Wtd. Avg.	485	100.0%	470	96.9%	1,126	$503
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place	$2,763,833	$2,869,198	$2,938,468	$2,856,095	$2,814,400	$5,803	96.9%
Vacant Income	0	0	0	0	91,140	188	3.1
Gross Potential Rent	$2,763,833	$2,869,198	$2,938,468	$2,856,095	$2,905,540	$5,991	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$2,763,833	$2,869,198	$2,938,468	$2,856,095	$2,905,540	$5,991	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(174,332)	(359)	(6.0)
Other Income	186,183	285,624	234,712	198,196	292,249	603	10.1
Effective Gross Income	$2,950,016	$3,154,822	$3,173,180	$3,054,291	$3,023,457	$6,234	104.1%

Total Expenses	$951,788	$939,563	$951,630	$882,662	$971,853	$2,004	32.1%

Net Operating Income	$1,998,228	$2,215,259	$2,221,550	$2,171,629	$2,051,603	$4,230	67.9%

Total TI/LC, Capex/RR	0	0	0	0	48,500	100	1.6
Net Cash Flow	$1,998,228	$2,215,259	$2,221,550	$2,171,629	$2,003,103	$4,130	66.3%

Occupancy	100.0%	100.0%	100.0%	96.9%	94.0%
(1)	TTM column represents the trailing twelve-month period ending in March 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Preferred Equity. Two affiliates of the initial Directing Certificateholder and the Special Servicer currently hold preferred equity interests in the related borrower in the original aggregate investment amount of $6,650,000.  On each monthly distribution date, the preferred holders are required to be paid first from available funds after payments of debt service, operating expenses and reserves under the related mortgage loan. The preferred holders are entitled to a cumulative annual return of 20% on their capital contributions plus a cumulative annual return of 15% on each dollar of accrued but unpaid preferred returns or capital contributions. In addition, the preferred holders are entitled to a cumulative annual return of 20% on any capital contributions made by the preferred holders after a failure by the other partners to contribute such amounts as required by the partnership agreement. One of the preferred holders has the right to assume complete management of the borrower upon certain circumstances, including, without limitation, a failure to pay the preferred return after the requisite notice and cure periods, any default under the mortgage loan documents or the failure to redeem the preferred equity on the redemption date. The borrower is required to redeem all of the preferred equity investment on the date that is the earliest of (a) an event of default under the mortgage loan documents, (b) January 23, 2021 or (c) the date that the borrower sells the property. The borrower is also entitled, but not required, to partially redeem the preferred equity investment as provided in the partnership agreement. In addition, although the holders of the preferred equity interests are affiliates of the Special Servicer, the Special Servicer is nonetheless required to act in accordance with the servicing standard. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” and “Description of the Mortgage Pool—Additional Debt” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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